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                                                                      EXHIBIT 99

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

                                ----------------



In re                                  )  Case No. 93-1020
                                       )
NVF COMPANY,                           )  DISCLOSURE STATEMENT TO ACCOMPANY
                                       )  THE JOINT PLAN OF REORGANIZATION OF
    Debtor and Debtor-in-Possession    )  NVF COMPANY AND THE OFFICIAL
                                       )  COMMITTEE OF UNSECURED CREDITORS
                                       )  UNDER CHAPTER 11 OF THE BANKRUPTCY
                                       )  CODE
                                       )
                                       )  January 31, 1996



BAKER & McKENZIE                          YOUNG, CONAWAY, STARGATT &
    Ali M. M. Mojdehi                     TAYLOR
    Katherine S. Kruis                        Laura Davis Jones
    Ronald F. Hoffman                     1th Floor - Rodney Square North
101 West Broadway, 12th Floor             Wilmington, Delaware 19801
San Diego, California 92101               Telephone (302) 571-6600
Telephone (619) 236-1441                  Co-Counsel for Debtor and Debtor-in-
Co-Counsel for Debtor and Debtor-in-      Possession
Possession

LeBOEUF, LAMB, GREENE & MacRAE,           MORRIS, JAMES, HITCHENS & WILLIAMS
L.L.P.                                        Edward M. McNally
    Angela J. Somers                      111 Delaware Avenue
    Irena M. Goldstein                    Wilmington, Delaware 19899
    Ira Dizengoff                         Telephone:  (302) 888-6945
125 West 55th Street                      Co-Counsel for Official Committee of
New York, New York 10019-5389             Unsecured Creditors
Telephone:  (212) 424-8000
Co-Counsel for Official Committee of
Unsecured Creditors
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                               TABLE OF CONTENTS

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EXECUTIVE SUMMARY OF THE PLAN.....................................................................    2
         A.       Recommendation of the Plan Proponents...........................................    2
         B.       Summary Of The Plan Of Reorganization...........................................    2
                  1.       Purchase Alternative...................................................    2
                           a.       Distribution Fund.............................................    3
                           b.       Immediate Distribution........................................    3
                           c.       Consensual Treatment for All Secured Creditors................    3
                           d.       Financial Ability of the Buyer to Consummate the Transaction..    3
                           e.       Limited Conditions to Closing.................................    3
                  2.       Recapitalization Alternative...........................................    3
                           a.       Administration Claims and Priority Claims.....................    4
                           b.       Issuance of New Securities....................................    4
                           c.       Consensual Treatment of Creditors.............................    4
                           d.       Excess Cash...................................................    4
         C.       Summary of Classification and Treatments of Classified Claims and Interests.....    4
         D.       Summary of Distributions Under the Plan.........................................    8
                  1.       Purchase Alternative...................................................    8
                  2.       Recapitalization Alternative...........................................    8
VOTING PROCEDURES AND PLAN REQUIREMENTS...........................................................   10
         A.       Notice to Holders of Claims and Interests.......................................   10
         B.       Voting Procedures and Plan Requirements.........................................   10
                  1.       Requirements...........................................................   10
                  2.       Voting Instructions....................................................   11
         C.       Information Concerning Balloting Procedures for the Plan........................   12
         D.       Confirmation of a Plan..........................................................   13
                  1.       Confirmation Hearing...................................................   13
                  2.       Best Interests of Creditors............................................   14
                  3.       Feasibility............................................................   14
         E.       Effect of Confirmation..........................................................   15
                  1.       Discharge of Claims and Termination of Interests.......................   15
                  2.       Revocation and Modification of the Plan................................   16

DISCLAIMER........................................................................................   17

BACKGROUND OF THE COMPANY AND CHAPTER 11 CASE.....................................................   18

I. PRE-CHAPTER 11 BACKGROUND......................................................................   19
         A.       The Company and its Pre-Chapter 11 Operations...................................   19
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                  1.       Property.....................................................   19
                  2.       Operations...................................................   19
                           a.       Primary Products Division...........................   19
                           b.       Circuitry Division..................................   20
                           c.       Other Divisions.....................................   20
         B.       Factors Contributing to Chapter 11....................................   21

II. THE CHAPTER 11 CASE.................................................................   22
         A.       The Company's Chapter 11 Filing.......................................   22
         B.       Certain Important Proceedings and Orders..............................   23
                  1.       Appointment of the Committee.................................   23
                  2.       Postpetition Financing.......................................   23
                  3.       Claims.......................................................   24
                           a.       Settlement of Claims................................   24
                                    (1)     American Casualty Company...................   24
                                    (2)     Army Creek Landfill.........................   25
                                    (3)     Chesapeake and Alexander & Alexander, Inc...   26
                                    (4)     Delaware Sand and Gravel Landfill...........   26
                                    (5)     Insurance Company of North America. ........   27
                                    (6)     New Castle County...........................   27
                  4.       The Committee Adversary Proceeding...........................   28
                  5.       Richard L. Beltzhoover.......................................   29
                  6.       Capital Expenditure Projects.................................   30
                  7.       Negotiations With Committee and Joint Agreement
                                    to Retain Sales Agent...............................   31
                  8.       Exclusive Periods............................................   33

DISCLOSURE STATEMENT WITH RESPECT TO JOINT PLAN OF REORGANIZATION
OF NVF COMPANY AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF
NVF ....................................................................................   34

III. INTRODUCTION.......................................................................   35

IV. THE PLAN OF REORGANIZATION..........................................................   35
         A.       Development of the Plan...............................................   35
         B.       Classification and Treatment of Claims and Interests..................   35
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                  1.       Unclassified Priority Claims........................................   35
                           a.       Administrative Claims......................................   35
                           b.       Tax Claims.................................................   36
                  2.       Allowed Secured Claims..............................................   36
                           a.       NVF 10% Secured Note Claims................................   36
                           b.       The Allowed Secured Hartwell Claim - Class 2...............   37
                           c.       The Allowed Secured Reed Smith Claim - Class 3. ...........   38
                                    (1)     Description.  .....................................   38
                                    (2)     Treatment.  .......................................   38
                                    (3)     Voting. ...........................................   38
                           d.       The Allowed CIT Claim - Class 4............................   38
                                    (1)     Description........................................   38
                                    (2)     Treatment..........................................   38
                                    (3)     Voting.  ..........................................   38
                           e.       The New Castle County Claim - Class 5......................   39
                                    (1)     Description:  .....................................   39
                                    (2)     Treatment:  .......................................   39
                                    (3)     Voting:  ..........................................   39
                  3.       Allowed Unsecured Claims............................................   39
                           a.       Priority Claims - Class 6..................................   39
                                    (1)     Description:  .....................................   39
                                    (2)     Treatment:  .......................................   39
                                    (3)     Voting:  ..........................................   39
                           b.       Pension Plan Fund Claims - Class 7.........................   40
                                    (1)     Description........................................   40
                                    (2)     Treatment..........................................   40
                                    (3)     Voting.  ..........................................   40
                           c.       Unsecured Claims Without Priority - Class 8................   41
                                    (1)     General Unsecured Claims - Class 8A................   41
                                            (a)      Description:..............................   41
                                            (b)      Treatment Under the Purchase Alternative..   41
                                            (c)      Treatment Under the Recapitalization
                                                              Alternative......................   41
                                    (2)     Unsecured Environmental Claims - Class 8B..........   41
                                            (a)      Description: .............................   41
                                            (b)      Treatment:................................   41
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                                    (3)     Class 8 Voting.......................   42
                           d.       Administrative Convenience Claims - Class 9..   42
                                    (1)     Description:.........................   42
                                    (2)     Treatment:...........................   42
                                    (3)     Voting:..............................   42
                           e.       Affiliate Claim - Class 10...................   42
                                    (1)     Description:.........................   42
                                    (2)     Treatment:...........................   43
                                    (3)     Voting:..............................   43
                           f.       Interests - Class 11.........................   43
                                    (1)     Description:.........................   43
                                    (2)     Treatment:...........................   43
                                    (3)     Voting:..............................   43
         C.       Means of Effectuating the Plan.................................   43
                  1.       Purchase Alternative..................................   43
                  2.       Recapitalization Alternative..........................   44
         D.       Distributions Under the Plan...................................   45
                  1.       Purchase Alternative..................................   45
                  2.       Recapitalization Alternative..........................   45
                  3.       Distribution Record Date for Debenture Holders........   46
                           a.       Distribution Record Date.....................   46
                  4.       The Initial Distributions.............................   46
                  5.       Treatment of Disputed Claims..........................   46
                  6.       Unclaimed Distributions...............................   47
                           a.       Safeguarding of Unclaimed Distributions. ....   47
                           b.       Release of Unclaimed Distributions...........   47
                  7.       Excess Reserves.......................................   47
                  8.       Form of Distributions.................................   47
                  9.       Rounding..............................................   47
         E.       The Disbursing Agent...........................................   48
                  1.       Appointment...........................................   48
                  2.       Powers................................................   48
                  3.       Compensation..........................................   48
                  4.       Appointment of Successor..............................   48
                  5.       Termination of the Disbursing Agent...................   48
         F.       The Disputed Claims Trustee....................................   48
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                  1.       Appointment............................................................   48
                  2.       Powers.................................................................   49
                  3.       Compensation...........................................................   49
                  4.       Appointment of Successor...............................................   49
                  5.       Termination of the Disputed Claims Trustee.............................   49
                  6.       Recapitalization Alternative...........................................   49
         G.       Conditions to Confirmation of the Plan..........................................   49
         H.       Conditions To The Consummation Date.............................................   50
         I.       Waiver of Conditions to the Confirmation of the Plan
                           and to the Consummation Date...........................................   51
         J.       Effect of Confirmation..........................................................   51
                  1.       Discharge of Claims and Interests......................................   51
                  2.       Injunction.............................................................   51
                  3.       Exculpation and Limitation of Liability................................   52
                  4.       Indemnification........................................................   52
                  5.       Executory Contracts and Unexpired Leases...............................   52
                  6.       Transfer Free of Claims, Liens, Charges and Other Interest.............   53
                  7.       Cancellation of the Debentures and Existing Common Stock
                           and Discharge of Indenture Trustee.....................................   53
         K.       Jurisdiction....................................................................   54
         L.       Miscellaneous Provisions........................................................   55
                  1.       Amendment..............................................................   55
                  2.       Creditors Committee Disbanded..........................................   55
                  3.       Governing Law..........................................................   55
                  4.       Postpetition Interest..................................................   56

V. LEGAL PROCEEDINGS..............................................................................   56
         A.       Environmental Proceedings Against The Company. .................................   56
                  1.       Tybouts Corner Landfill................................................   56
                  2.       Kennett Square Plant Site and Noznesky Junk Yard.......................   57
                  3.       Lipari Landfill........................................................   58
                  4.       GEMS Landfill..........................................................   58
                  5.       Helen Kramer Landfill, Marvin Jones Transfer Station, P.J.P. Landfill..   59
                  6.       Yorklyn Plant Site and Newark Plant Site. .............................   59
                  7.       Buzby Brothers Landfill................................................   59
                  8.       Boarhead Farms Site....................................................   60
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                  9.       Spectron Site..................................................   60
                  10.      Bolsenski Landfill, Mountaintop Landfill,
                                    and Rivere Chemical Site. ............................   60
                  11.      PCB, Inc.......................................................   60
                  12.      Army Creek Landfill............................................   61
                  13.      Delaware Sand and Gravel Landfill--Private Party Lawsuit.......   61
                  14.      Other Sites....................................................   61
         B.       Settlement Discussions with the EPA.....................................   62
         C.       Other Legal Matters.....................................................   62
                  1.       Preference Actions.............................................   62
                  2.       APL Bankruptcy.................................................   62
                  3.       Disputed Claim of Global Financial Corporation.................   63
                  4.       Insurance & Risk Management....................................   63
                  5.       Other Matters..................................................   63

VI. CLAIMS INFORMATION AND ESTIMATES......................................................   64
         A.       Claims Estimates........................................................   64
         B.       Objections to Claims....................................................   64
         C.       Projected Distributions on Account of Allowed Claims....................   65
         D.       Bar Date for Certain Administrative Claims..............................   65

VII. RECAPITALIZATION ALTERNATIVE AND ALTERNATIVES TO THE PLAN............................   65
         A.       Introduction............................................................   65
         B.       The Recapitalization Alternative........................................   66
         C.       Liquidation Under Chapter 7 of the Bankruptcy Code......................   66

VIII. CERTAIN FACTORS TO BE CONSIDERED....................................................   67
         A.       Certain Risk Factors Associated With the Plan...........................   67
                  1.       Inherent Uncertainty in the Financial Projections..............   67
                  2.       Competition....................................................   67
                  3.       Dependence on Key Personnel....................................   67
         B.       Certain Risk Factors Associated With the Recapitalization Alternative...   68
                  1.       Environmental Liability Exposure and Insurance Coverage........   68
                  2.       Limited Market for Securities Issued Under the
                                    Recapitalization Alternative..........................   68
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IX. ISSUANCE OF SECURITIES AND APPLICATION OF FEDERAL AND OTHER
SECURITIES LAWS .................................................................................   69
         A.       Adoption of the Reorganized Company's Charter Documents........................   69
         B.       Issuance and Distribution of New Common Stock under
                           the Purchase Alternative..............................................   69
         C.       Issuance and Distribution of the Reorganized NVF Common Stock and Secured
                  Debentures under the Recapitalization Alternative..............................   70
                  1.       Reorganized NVF Common Stock..........................................   70
                  2.       Secured Debentures....................................................   70
                  3.       Deposit with Disbursing Agent.........................................   72
                  4.       Fractional Securities under the Recapitalization Alternative..........   72
         D.       Resale of Securities Received under the Purchase Alternative or the
                  Recapitalization Alternative...................................................   73
                  1.       Registration of Securities............................................   73
                  2.       Lack of Established Market for Reorganized NVF Common Stock and
                           Secured Debentures....................................................   74
         E.       Risks Associates with the Recapitalization Alternative.........................   74

X. INFORMATION CONCERNING THE BUYER..............................................................   74
         A.       First Security.................................................................   74

XI. CORPORATE GOVERNANCE AND MANAGEMENT OF NVF...................................................   75
         A.       Current Board of Directors of NVF..............................................   75
         B.       Changes in NVF's Board of Directors............................................   75
         C.       Board of Directors of the Reorganized Company Under the Purchase Alternative...   75
         D.       Board of Directors of Reorganized Company Under Recapitalization Alternative...   75
         E.       Officers of Reorganized NVF....................................................   75
                  1.       Management Compensation...............................................   76
         F.       Officers of the Reorganized Company Under Recapitalization Alternative.........   76
         G.       Post-Consummation Operations...................................................   76

XII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.........................................   76
         A.       Generally......................................................................   76
         B.       Federal Income Tax Consequences to the Company.................................   77
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                  1.       Issuance of New Common Stock..........................................   77
                  2.       Reorganized NVF's Use of Company's Existing Tax Attributes............   77
                  3.       Discharge of Indebtedness.............................................   77
                  4.       Limitation on Tax Attributes as a Result of an Ownership Change.......   78
                  5.       Other Considerations..................................................   81
                  6.       Alternative Minimum Tax...............................................   81
         C.       Federal Income Tax Consequences to Creditors...................................   81
                  1.       Tax Characterization of Exchanges.....................................   82
                           a.       Creditors Holding Allowed Claims on the Distribution Date....   82
                                    (1)     Creditors Receiving Cash Only........................   82
                                    (2)     Creditors Holding Claims That Will Be Partially or
                                            Completely Unsatisfied...............................   82
                           b.       Holders of Disputed Claims...................................   82
                           c.       Holders of Existing Common Stock.............................   82
                  2.       Character and Timing of Gain or Loss..................................   82
                  3.       Receipt of Interest...................................................   83
                  4.       Withholding and Reporting.............................................   83
                  5.       Market Discount.......................................................   83
                  6.       Tax Consequences to Creditors of the Recapitalization Alternative.....   84
         D.       Importance of Obtaining Professional Assistance................................   84

XIII. CONCLUSION.................................................................................   85
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                         EXECUTIVE SUMMARY OF THE PLAN
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                         EXECUTIVE SUMMARY OF THE PLAN

         NVF Company, a Delaware corporation, debtor and debtor-in-possession (the "Company"), on behalf of itself and the Official Committee of Unsecured Creditors of NVF Company (the "Committee") (collectively, the "Plan Proponents" or "Proponents") seek approval of the Joint Plan of Reorganization (the "Plan").

         The following Disclosure Statement describes the Plan. This Executive Summary is intended solely as a summary of the Distribution provisions of the Plan. FOR A COMPLETE UNDERSTANDING OF THE PLAN YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS AND SCHEDULES THERETO IN THEIR ENTIRETY. Unless defined in the text hereof, capitalized terms used in this Executive Summary are given the meanings ascribed to them in the Disclosure Statement and the Plan.

A.       RECOMMENDATION OF THE PLAN PROPONENTS.

         IN THE VIEW OF THE PLAN PROPONENTS, THE TREATMENT OF CREDITORS UNDER THE PLAN CONTEMPLATES A GREATER RECOVERY AND CERTAINTY FOR CREDITORS THAN THAT WHICH IS LIKELY TO BE ACHIEVED UNDER OTHER ALTERNATIVES FOR THE REORGANIZATION OR LIQUIDATION OF THE COMPANY, AS IS DISCUSSED UNDER "ALTERNATIVES TO PLAN OF REORGANIZATION." ACCORDINGLY, THE PLAN PROPONENTS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS OF THE COMPANY IN LIGHT OF THE ALTERNATIVES AND RECOMMENDS THAT CREDITORS VOTE TO ACCEPT THE PLAN.

B.       SUMMARY OF THE PLAN OF REORGANIZATION.

         The Plan provides for a primary as well as a default mechanism for reorganizing the Company. The Company will be reorganized by a sale under the Purchase Alternative. In the unlikely event that the sale is not consummated, the Company will be recapitalized through the issuance of securities under the Recapitalization Alternative. The Plan is supported by the Company and the Committee.

         1.       PURCHASE ALTERNATIVE

                  Under the Purchase Alternative, the Existing Common Stock will be extinguished and New Common Stock will be sold to the Buyer in exchange for a Cash Purchase Price of $24.5 million, the assumption of certain Claims and the payment of other Claims as set forth herein.


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                  a.       DISTRIBUTION FUND

                           The Cash Purchase Price of $24.5 million and the
balance of Litigation Settlement Proceeds of $15.75 million are currently being held in escrow accounts. Upon confirmation of the Plan, these monies will be transferred to the Distribution Fund and distributed to the holders of certain Allowed Administrative Claims and Allowed General Unsecured Claims.

                  b.       IMMEDIATE DISTRIBUTION.

                           The availability of the Cash Purchase Price and the
treatment of creditors under the Purchase Alternative as set forth in the Plan allows for an expeditious cash payment to General Unsecured Creditors.

                  c.       CONSENSUAL TREATMENT FOR ALL SECURED CREDITORS.

                           All holders of Secured Claims have consented to their
treatment under the Purchase Alternative and support the Plan.

                  d.       FINANCIAL ABILITY OF THE BUYER TO CONSUMMATE THE
                           TRANSACTION.

                           The Buyer and an affiliate of the Buyer, Security
Management Corporation, have agreed to fund or provide the Reorganized Company with any credit enhancement necessary to fund or insure Confirmation of the Plan.

                  e.       LIMITED CONDITIONS TO CLOSING.

                           Although conditions to closing exist, the Plan
Proponents believe that none of these conditions are significant impediments to Consummation of the Plan.

         2.       RECAPITALIZATION ALTERNATIVE.

                  In the event that the Purchase Alternative is not consummated, the Plan Proponents will implement a recapitalization of the Company. The ability to recapitalize the Company without the need for further Bankruptcy Court approval ensures an orderly and expeditious end to the Company's Chapter 11 Case. Furthermore, the Recapitalization Alternative reduces the uncertainty as to the Company's future in the event the Purchase Alternative is not consummated for any reason. Notwithstanding the above, the Plan Proponents intend that the Purchase Alternative be consummated and that the holders of Allowed Claims against the Company receive Distributions in Amounts set forth under the Purchase Alternative.


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                  a.       ADMINISTRATION CLAIMS AND PRIORITY CLAIMS.

                           These Claims will be paid in full in Cash from the
Litigation Settlement Proceeds or any Exit Financing obtained from the Company.

                  b.       ISSUANCE OF NEW SECURITIES.

                           The Company will issue Secured Debentures and the
Reorganized NVF Common Stock. Such securities will be placed in the Distribution Fund and Distributed to General Unsecured Creditors and holders of Unsecured Environmental Claims Allowed as of the Distribution Date.

                  c.       CONSENSUAL TREATMENT OF CREDITORS.

                           All holders of Secured Claims have consented to their
treatment under the Recapitalization Alternative.

                  d.       EXCESS CASH.

                           Under the Recapitalization Alternative, if Cash
exists in excess of (a) the capital needs of the Reorganized Company, and (b) monies needed to pay Allowed Administrative Claims, Allowed Tax Claims, and Allowed Priority Claims, the Company will Distribute such Cash to the holders of Allowed General Unsecured Claims and holders of Unsecured Environmental Claims Allowed as of the Distribution Date.

C.       SUMMARY OF CLASSIFICATION AND TREATMENTS OF CLASSIFIED CLAIMS AND
         INTERESTS.

         The chart below summarizes the classification and treatment of Allowed Claims and Interests.


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
Class        Description of Class              Impaired           Treatment of Allowed Claims/Interests
-----        --------------------              --------           -------------------------------------
1.           NVF 10% Secured Note              Yes                Interest on the principal Amount of
             Claims                                               $7,460,643.74 shall accrue at a rate of
                                                                  10% from September 30, 1995 until (1)
                                                                  the per annum Consummation Date or
                                                                  (ii) May 22, 1996, which is the time the
                                                                  first semi-annual payment is due.  Such
                                                                  interest, plus interest in the Amount of
                                                                  $765,000, shall be paid in full in Cash
                                                                  on the Distribution Date or May 22,
                                                                  1996 to the holders of the Class 1
                                                                  Claims.  The Reorganized Company
                                                                  shall make semi-annual payments of
                                                                  interest at a rate of 10% per annum on
                                                                  principal with the balance due and
                                                                  payable on November 22, 1996.  Class 1
                                                                  Claimants shall retain their Lien.  Under
                                                                  the Recapitalization Alternative, the
                                                                  Committee shall have the right but not
                                                                  the obligation to require the Disbursing
                                                                  Agent to reserve monies to pay the
                                                                  Allowed NVF 10% Secured Note Claims
                                                                  in full.

2.           Hartwell Secured Claim            Yes                The holder of the Class 2 Secured Claim
                                                                  in the amount of $128,956.09 shall
                                                                  receive nineteen monthly payments from
                                                                  the Reorganized Company in the Amount
                                                                  of $7,189.93 consisting of principal and
                                                                  interest until paid in full.  The Class 2
                                                                  Secured Claimant shall retain its Lien.

3.           Reed Smith Secured                Yes                The holder of the Class 3 Secured
             Claim                                                Claimant in the amount of $412,682.92
                                                                  shall receive $138,000 out of the CNA
                                                                  Proceeds and shall receive monthly
                                                                  payments in the Amount of $22,890.24 from
                                                                  the Reorganized Company commencing the
                                                                  later of the Distribution Date or thirty
                                                                  (30) days after the entry of an order
                                                                  confirming this Plan.


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
Class        Description of Class              Impaired           Treatment of Allowed Claims/Interests
-----        --------------------              --------           -------------------------------------
4.           CIT Claim                         No                 Under the Purchase Alternative, the
                                                                  holder of Class 4 Claim will be paid in
                                                                  full in Cash through either the Exit
                                                                  Financing or from the Reorganized Company
                                                                  Account. Under the Recapitalization
                                                                  Alternative, the holder of the Class 4
                                                                  Claim will either receive payment in full
                                                                  in Cash from the Exit Financing.

5.           New Castle County                 Yes                Commencing on the Distribution Date,
             Claim                                                the holder of the Class 5 Claim shall
                                                                  receive twelve (12) monthly payments of
                                                                  interest at the rate of 8% per annum on
                                                                  the aggregate amount of (i) principal in
                                                                  the amount of $1,813,507.20 plus (ii)
                                                                  interest on this principal amount at the
                                                                  rate of 9% per annum that has accrued from
                                                                  November 1, 1995 to the Distribution Date.
                                                                  Commencing thirteen (13) months after the
                                                                  Distribution Date, amounts owing on the
                                                                  Class 5 Claim shall be paid monthly with
                                                                  interest at a rate of 8% per annum
                                                                  amortized over a forty-eight (48) month
                                                                  period. The Class 5 Claim shall retain its
                                                                  Lien, to the extent valid.

6.           Priority Claims                   No                 Under the Purchase Alternative, holders
                                                                  of Class 6 Priority Claims shall be paid
                                                                  either by the Reorganized Company or
                                                                  from the Reorganized Company Account
                                                                  in Cash in full.  Under the
                                                                  Recapitalization Alternative, holders of
                                                                  Class 6 Priority Claims will be paid in
                                                                  full in Cash, either by the Reorganized
                                                                  Company or from the Distribution Fund.


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
Class        Description of Class              Impaired           Treatment of Allowed Claims/Interests
-----        --------------------              --------           -------------------------------------
7.           Pension Plan Fund                 No                 Under the Purchase Alternative or the
             Claims                                               Recapitalization Alternative, Class 7
                                                                  Unsecured Claims are being assumed by
                                                                  the Reorganized Company.  Unless the
                                                                  Pension Plans are terminated prior to the
                                                                  Effective Date, the Company's liability
                                                                  under ERISA section 4062 shall not be
                                                                  affected in any way by the Chapter 11
                                                                  Case.

8A.          General Unsecured                 Yes                Holders of Class 8A General Unsecured
             Claims                                               Claims shall be paid in Cash Pro Rata
                                                                  from the Distribution Fund under the
                                                                  Purchase Alternative, or a combination of
                                                                  Cash, Secured Debentures and Reorganized
                                                                  NVF Common Stock under the
                                                                  Recapitalization Alternative. The
                                                                  estimated value of the distribution is
                                                                  approximately 47(cent) per $1.00 of
                                                                  Allowed General Unsecured Claim.

8B.          Unsecured                         Yes                Holders of Unsecured Environmental
             Environmental Claims                                 Claims Allowed as of the Distribution
                                                                  Date will receive Pro Rata Distribution
                                                                  from the Reorganized Company Account under
                                                                  the Purchase Alternative, or a Pro Rata
                                                                  Distribution from the Distribution Fund of
                                                                  a combination of Cash, Secured Debentures
                                                                  and NVF Common Stock under the
                                                                  Recapitalization Alternative. Unsecured
                                                                  Environmental Claims that are not fixed or
                                                                  liquidated on the Distribution Date will
                                                                  receive the same percentage distribution
                                                                  as Allowed Unsecured Environmental Claims
                                                                  in Cash from the Reorganized Company in
                                                                  the ordinary course of the Reorganized
                                                                  Company's business.

Class        Description of Class              Impaired           Treatment of Allowed Claims/Interests
-----        --------------------              --------           -------------------------------------
9.           Administrative                    No                 The holders of Class 9 General
             Convenience                                          Unsecured Claims shall be paid 100% of
                                                                  their Allowed Claims from the
                                                                  Distribution Fund.

10.          Affiliate Claim                   Yes                The holder of the Class 10 Affiliate
                                                                  Claim shall receive no Distribution.

11.          Existing Common Stock             Yes                Holders of Class 11 Claims shall receive
                                                                  no distribution and all outstanding shares
                                                                  of Existing Common Stock shall be
                                                                  extinguished.

D.       SUMMARY OF DISTRIBUTIONS UNDER THE PLAN.

         1.       PURCHASE ALTERNATIVE.

                  Under the Purchase Alternative, two funds are established for the payments to holders of certain Allowed Claims entitled to be paid upon the Distribution Date under the Plan: the Reorganized Company Account and the Distribution Fund.

                  Allowed General Unsecured Claims (Class 8A) and Allowed Administrative Claims (except for those Administrative Claims that constitute the Allowed Accounts Payable Postpetition Claims, Allowed Postpetition Accrued Wages and Other Claims, and Allowed Administrative Environmental Claims) shall be paid in Cash from the Distribution Fund. Except as otherwise set forth herein, the Disbursing Agent shall be responsible for making Distributions to the holders of Allowed Administrative Claims and, General Unsecured Creditors who are entitled to receive payment from the Distribution Fund.

                  Holders of Allowed Administrative Environmental Claims and Allowed Unsecured Environmental Claims shall receive payment from the Reorganized Company account. All other Allowed Claims entitled to payment under of the Plan, but not specified above will receive payment under the Plan directly from the Reorganized Company, or if funds are not available, from the Reorganized Company Account. The Reorganized Company is responsible for making Distributions from the Reorganized Company Account.

         2.       RECAPITALIZATION ALTERNATIVE.

                  In the unlikely event that the Recapitalization Alternative is implemented, all holders of Allowed Claims (other than the Allowed Accounts Payable Postpetition Claims and Allowed Postpetition Accrued Wages and Other Claims) shall be paid either from the Distribution Fund or directly from the Reorganized Company. The Disbursing Agent shall be responsible for making Distributions to holders of Allowed Claims entitled to payment from the Distribution Fund. Holders of Allowed Accounts Payable Postpetition Claims and Allowed Postpetition Accrued Wages and Other Claims shall receive payment from the Reorganized Company in the ordinary course of business.

                                       I.

                    VOTING PROCEDURES AND PLAN REQUIREMENTS

         This Disclosure Statement sets forth certain information regarding the Company's prepetition history, significant events that have occurred during the Company's Chapter 11 Case, and the anticipated organization and operations of the Reorganized Company. This Disclosure Statement also describes the Plan, including alternatives to the Plan, facts of Confirmation of the Plan, risk factors associated with the Plan, and the manner in which Distributions will be made under the Plan. In addition, this Disclosure Statement discusses the Confirmation process and the voting procedures that holders of Claims or impaired Classes must follow for their votes to be counted.

         FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISKS AND OTHER FACTS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST THE COMPANY, PLEASE SEE "SUMMARY OF THE REORGANIZATION PLAN" IN "CERTAIN FACTORS TO BE CONSIDERED."

A.       NOTICE TO HOLDERS OF CLAIMS AND INTERESTS.

         This Disclosure Statement is being transmitted to holders of Claims against or Interests in the Company only as required by the Bankruptcy Court. The purpose of this Disclosure Statement is to provide adequate information to enable you as the holder of a Claim against the Company, to make a reasonably informed decision with respect to the Plan prior to exercising your right to vote, if applicable, to accept or reject the Plan.

B.       VOTING PROCEDURES AND PLAN REQUIREMENTS.

         1.       REQUIREMENTS.

                  The Bankruptcy Code requires, inter alia, that: (a) a plan be accepted by the requisite votes of creditors and stockholders (except to the extent that "cram-down" is available under Section 1129(b) of the Bankruptcy
Code); (b) a plan be feasible (that is, that there be a reasonable prospect that the Company will be able to perform its obligations under the plan and continue to operate its businesses without further financial reorganization); and (c) a plan be in the "best interests" of all Creditors and Interest holders (that is, that Creditors and Interest holders will receive at least as much pursuant to the Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code).

                  Pursuant to the provisions of the Bankruptcy Code, only creditors whose claims are within "impaired" (as that term is used in Section 1124 of the Bankruptcy Code) classes under the terms and provisions of the plan, but are still receiving a distribution under the plan, are entitled to vote to accept or reject the plan. Classes of claims and interests that are not "impaired" under the plan are deemed to have accepted the plan. Under the Bankruptcy Code, an impaired class of claims will be found to have accepted the plan if holders of two-thirds in dollar amount and a majority in number of allowed claims in that class that actually vote, accept the plan. An impaired class of interests will be found to have accepted the plan if the plan is accepted by holders of at least two-thirds in amount of the allowed interests in such class that actually vote. Finally, classes of claims or interests which receive no distribution or retain no property under the plan are deemed by law to have rejected the plan.

                  Under the Plan, Classes 4, 6, 7 and 9 are not impaired and are deemed by law to have accepted the Plan. Classes 10 and 11 will receive no Distributions and are deemed to have rejected the Plan. Holders of Allowed Claims in Classes 1, 2, 3, 5, 8A and B, are impaired and are entitled to vote to accept or reject the Plan. FOR A MORE COMPLETE DISCUSSION OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, SEE SECTION III OF THE DISCLOSURE STATEMENT.

                  The Bankruptcy Code allows for the Confirmation of the Plan even if the Plan is not accepted by all impaired Classes, as long as at least one impaired Class has accepted the Plan. The "cram-down" provisions of the Bankruptcy Code are set forth in section 1129(b) of the Bankruptcy Code. The Plan may be confirmed under the cram-down provisions if, in addition to satisfying the requirements of section 1129 of the Bankruptcy Code (other than section 1129(a)(8)), the Plan: (a) "does not discriminate unfairly"; and (b) is "fair and equitable", with respect to each Class of Claims or Interests that is impaired under, and has not accepted, the Plan.

         2.       VOTING INSTRUCTIONS.

                  A ballot (the "Ballot") is enclosed for creditors to use in voting on the Plan. To vote on the Plan, indicate on the enclosed Ballot that you either accept or reject the Plan; sign your name and send the Ballot in the envelope provided for this purpose to the following address:

                  By mail:

                           Poorman-Douglas Corporation
                                 P.O. Box 19550
                           Portland, Oregon 97280-0550

                  By hand or overnight delivery:

                           Poorman-Douglas Corporation
                             1325 S.W. Custer Drive
                             Portland, Oregon 97219

                  TO BE COUNTED, BALLOTS MUST BE TIMELY SENT SO THAT THEY ARE ACTUALLY RECEIVED AT THE ABOVE ADDRESS NO LATER THAN 5:00 P.M. EASTERN TIME ON __________ ___, 1996. FAXES WILL NOT BE ACCEPTED.

                  IF YOUR BALLOT IS NOT PROPERLY COMPLETED, SIGNED AND RETURNED AS DESCRIBED, IT WILL NOT BE COUNTED. IF YOUR BALLOT IS DAMAGED OR LOST, YOU MAY REQUEST A REPLACEMENT BY SENDING A WRITTEN REQUEST TO THE ABOVE ADDRESS.

                  The Voting Record Date for determining the holders of Debentures entitled to vote on the Plan has been fixed as __________ ___, 1996. Only record holders represented by such Debentures are entitled to accept or reject the Plan. Persons who acquire any such Debentures after the Voting Record Date will not be entitled to vote the Claims represented by such Debentures to accept or reject the Plan.

                  For purposes of voting, the Amount of a Claim that will be used to tally votes will be either (a) the Claim Amount listed in the schedule of liabilities of the Company (the "Schedule of Liabilities"), filed with the Bankruptcy Court on November 9, 1993 (as subsequently amended), unless such Claim is listed in the Schedule of Liabilities as contingent, unliquidated or Disputed; (b) the liquidated Amount specified in a proof of Claim timely filed with the Bankruptcy Court that is not subject to an objection to Claim; or (c) the Amount of Debentures held as of the Voting Record Date. If a creditor submits a Ballot, but the creditor has not timely filed a proof of Claim and the creditor's Claim is not listed on the Schedule of Liabilities or is listed on the Schedule of Liabilities as contingent, unliquidated or disputed, or the creditor's Claim is the subject of an objection to Claim, the creditor's Ballot will not be counted in accordance with Bankruptcy Rule 3018, unless the Bankruptcy Court temporarily allows the creditor's Claim for the purpose of accepting or rejecting the Plan in accordance with such Rule.

C.       INFORMATION CONCERNING BALLOTING PROCEDURES FOR THE PLAN.

         Poorman-Douglas Corporation has been retained by the Company to distribute Ballots to solicit acceptance of the Plan. Questions regarding balloting procedures and requests for additional materials should be directed to:

                          Poorman-Douglas Corporation
                                 P.O. Box 19550
                          Portland, Oregon 97280-0550
                                 (503) 245-5555

         No other person or entity has been authorized by the Company or the Committee in connection with the Plan or the solicitation of votes for the Plan to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits and schedules attached to, or incorporated by reference or referred to in, this Disclosure Statement, and, if given or made, such information or representation may not be relied upon as having been authorized by the Company or the Committee. While the Company will furnish to creditors entitled to vote on acceptance of the Plan such additional information as may be required by applicable law, the delivery of this Disclosure Statement will not under any circumstances imply that the information in this Disclosure Statement is correct as of any time subsequent to the date hereof.

D.       CONFIRMATION OF A PLAN.

         1.       CONFIRMATION HEARING.

                  The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on the confirmation of a Chapter 11 plan to consider whether the confirmation requirements in Section 1129 of the Bankruptcy Code have been satisfied.

                  The Bankruptcy Court will hold a hearing on Confirmation of the Plan commencing at ____ a.m. on __________ ___, 1996, in the Courtroom of the Honorable Peter J. Walsh, United States Bankruptcy Court for the District of Delaware, 894 King Street, Wilmington, Delaware 19801. The hearing may be adjourned from time to time without further notice. Any objections to Confirmation of the Plan must be in writing and must be filed with the Clerk of the Bankruptcy Court and served on (i) counsel for the Company, (ii) counsel for the Committee and (iii) the office of the United States Trustee on or before _______ p.m. Eastern Time on __________ ___, 1996. Any objection that is not timely filed and served may be deemed waived or otherwise rejected as untimely.

                  Counsel for the Company on whom objections must be served is:

                                BAKER & McKENZIE
                         101 West Broadway, 12th Floor
                          San Diego, California 92101
                         Attn: Ali M. M. Mojdehi, Esq.

                       YOUNG, CONAWAY, STARGATT & TAYLOR
                        11th Floor - Rodney Square North
                           Wilmington, Delaware 19801
                         Attn: Laura Davis Jones, Esq.

                  Counsel for the Committee on whom objections must be served is:

                    LeBOEUF, LAMB, GREENE & MacRAE, L. L. P.
                              125 West 55th Street
                         New York, New York 10019-5389
                          Attn: Angela J. Somers, Esq.

                       MORRIS, JAMES, HITCHENS & WILLIAMS
                              222 Delaware Avenue
                           Wilmington, Delaware 19889
                         Attn: Edward M. McNally, Esq.

                  The Address for the United States Trustee is:

                             UNITED STATES TRUSTEE
                               601 Walnut Street
                         Curtis Center, Suite 950 West
                        Philadelphia, Pennsylvania 19106
                      Attn: John D. McLaughlin, Jr., Esq.


         2.       BEST INTERESTS OF CREDITORS.

                  To confirm a plan, the Bankruptcy Court must independently determine that such plan is in the best interests of all Classes of Creditors and Interest holders impaired by the plan. The "best interest" test requires that the plan provide to each non-accepting member of each impaired Class of Claims and Interests a recovery of a value at least equal to the value of the distribution which each such person would receive if the Company were liquidated under Chapter 7 of the Bankruptcy Code.

                  To estimate what members of each impaired Class of unsecured Creditors and Interest holders would receive if the Company were liquidated, the Bankruptcy Court must first determine the aggregate dollar Amount that would be generated from the Company's assets if the Chapter 11 Case were converted to a case under Chapter 7 of the Bankruptcy Code and the assets were liquidated by a trustee (the "Liquidation Value" of such assets). The Liquidation Value would consist of the proceeds from the disposition of the Company's assets, augmented by the Cash held by the Company and less the costs of such a liquidation as well as the Claims of Secured Creditors to the extent of the value of their collateral.

                  The costs of liquidation under Chapter 7 would include the compensation of a trustee as well as those of counsel and other Professionals that might be retained by the trustee, disposition expenses, all unpaid expenses incurred by the Company during the Chapter 11 Case (such as compensation for attorneys, financial advisors and accountants) which are allowed in the Chapter 7 case, litigation costs, Claims arising from the operation of the Company during pendency of the Chapter 11 Case and Chapter 7 case and Claims arising by reason of the trustee's rejection of obligations incurred by the Company during the Chapter 11 Case. These priority Claims would be paid in full before the balance would be made available to pay General Unsecured Claims or to make any distribution to Interest holders.

                  The Plan Proponents have prepared a liquidation analysis for this Plan which they assert demonstrates that the Plan satisfies the "best interest" test.

         3.       FEASIBILITY.

                  In connection with Confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11) of the Bankruptcy Code, which means that the Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Company.

                  To support its belief in the feasibility of the Plan, the Company, with the assistance of its accountants, has prepared financial projections (the "Projections") for the period April 1, 1996 through December 31, 1999, as set forth in Exhibit "C" attached to this Disclosure Statement.

                  The Projections, which were prepared under the Purchase Alternative, indicate that the Reorganized Company should have sufficient Cash flow to repay and service its debt obligations and to maintain its operations under either the Purchase Alternative or Recapitalization Alternative. The Projections assume that the Company will obtain Exit Financing to confirm the Plan. In addition, under the Purchase Alternative, the Buyer and Security Management have agreed to provide any additional credit enhancement necessary to confirm the Plan. Accordingly, the Company believes that the Plan complies with the financial feasibility standard of section 1129(a)(11) of the Bankruptcy Code. As noted in the Projections, however, the Company cautions that no representations can be made as to the accuracy of the Projections or as to the Reorganized Company's ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties outside the control of the Company. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Company's financial results. Therefore, the actual results may vary from the projected results and the variations may be material and adverse. See "Certain Factors To Be Considered" for a discussion of certain risk factors that may affect financial feasibility of the Plan.

E.       EFFECT OF CONFIRMATION.

         1.       DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS.

                  Except as otherwise provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and in termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as otherwise provided in the Plan or the Confirmation Order, Confirmation shall (a) discharge the Company from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or
(iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights, if any, of equity security holders in the Company.

                  As of the Confirmation Date, except as provided in the Plan or Confirmation Order, all entities shall be precluded from asserting against the Company, the Estate of the

Company, the Reorganized Company, its successors or its property, any other or further Claims, debts, rights, causes of action, liabilities or equity Interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the date of Confirmation. In accordance with the foregoing, except as provided in the Plan or Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Company and termination of all such Interests and other rights of equity security holders in the Company, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Company at any time, to the extent that such judgment relates to a discharged Claim.

         2.       REVOCATION AND MODIFICATION OF THE PLAN.

                  Subject to the restrictions on modifications set forth in
section 1127 of the Bankruptcy Code, the Plan Proponents acting jointly reserve the right to alter, amend or modify the Plan so long as such alteration, amendment or modification is consistent with the Agreement and before the substantial consummation of the Plan. The Plan Proponents acting jointly reserve the right to revoke or withdraw the Plan so long as such revocation or withdrawal is consistent with the Agreement and prior to the date of Confirmation. If the Plan Proponents revoke or withdraw the Plan in accordance with this section, or if Confirmation does not occur, then the Plan shall be null and void in all respects.

                                   DISCLAIMER

THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN. ALL CREDITORS AND INTEREST HOLDERS ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE ATTACHED PLAN AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT PRIOR TO SUBMITTING BALLOTS PURSUANT TO THIS SOLICITATION. ALL SUMMARIES OF THE PLAN CONTAINED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY THE PLAN ITSELF, THE EXHIBITS TO THE PLAN AND DOCUMENTS DESCRIBED IN THE PLAN AS BEING FILED PRIOR TO APPROVAL OF THIS DISCLOSURE STATEMENT, WHICH ARE CONTROLLING IN THE EVENT OF ANY INCONSISTENCY. SUBSEQUENT TO THE DATE HEREOF, THERE CAN BE NO ASSURANCE THAT: (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN ARE MATERIALLY ACCURATE OR (B) THAT THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.

THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE COMPANY. NEITHER THE COMPANY'S NOR THE COMMITTEE'S ATTORNEYS, ACCOUNTANTS OR OTHER PROFESSIONALS MAKE ANY REPRESENTATION REGARDING SUCH INFORMATION. NEITHER THE COMPANY NOR THE COMMITTEE REPRESENTS OR WARRANTS THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS FREE FROM ANY INACCURACY OR OMISSION. WHILE THE COMMITTEE IS A PROPONENT OF THE PLAN, IT HAS NOT PROVIDED ANY OF THE FACTUAL INFORMATION HEREIN.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREWITH.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

                           BACKGROUND OF THE COMPANY

                              AND CHAPTER 11 CASE

                                       I.

                           PRE-CHAPTER 11 BACKGROUND

A.       THE COMPANY AND ITS PRE-CHAPTER 11 OPERATIONS.

         The Company was originally incorporated by J.W. Marshall in 1905 as the National Fibre and Insulation Company to produce vulcanized fibre. Vulcanized fibre (a converted cellulose product) has valuable insulation properties, thus the Company's operations grew along with the development of the electrical industry. Vulcanized fibre is still one of the principal products manufactured by the Company and is widely used as electrical insulation for a range of products, including, electrical fuses and switches and railway track insulation.

         As time progressed, the Company found new uses for vulcanized fibre. In addition to its use as an electrical insulating material, vulcanized fibre has valuable mechanical properties. Vulcanized fibre has been and is still used for textile mill parts, material handling containers and abrasive disks for the automotive industry. In 1925, the Company also began to manufacture a moisture proof type of fibre which utilized a resin to bind sheets of paper together. Such products, commonly known as laminated plastics, are also a principal product manufactured by the Company.

         1.       PROPERTY.

                  The Company and its subsidiaries own or lease certain real property. Management believes that these properties, taken as a whole, are adequate for current business needs. Certain information regarding the Company's facilities are set forth in Exhibit "B".

         2.       OPERATIONS.

                  The Company's operations are broken down into four divisions:
Primary Products (vulcanized fiber and industrial laminated plastics), Circuitry, Material Handling Containers and Paper Products, together producing more than twenty-two thousand different products.

                  a.       PRIMARY PRODUCTS DIVISION.

                           The Primary Products Division manufactures and
fabricates vulcanized fibre and industrial laminated plastics in sheets, rods and tubes. These products are controlled by a salaried sales management force and marketed by manufacturers representatives located in major commercial centers throughout the United States who receive incentive compensation for sales.

                           The Company is the largest manufacturer of vulcanized
fibre in the world. Vulcanized fibre is an extremely sturdy and light weight cellulose product widely used in such applications as backing for abrasive discs for the automotive industry and in the manufacture of electrical insulation for electrical fuses and switches and railway track insulation. Vulcanized fibre also serves as a structural material for such applications as textile bobbins, material handling containers and building construction. The Company is the exclusive manufacturer of Yorkite, a vulcanized fibre product used for furniture surfaces, cross banding and edge banding.

                           The Company has two principal competitors in the
vulcanized fibre industry worldwide. The vulcanized fibre industry, in turn, competes against numerous manufacturers of materials that may be alternatives to vulcanized fibre, many of which are larger than the Company.

                           The industrial laminated plastics are manufactured in
sheets, rods and tubes and fabricated into hundreds of custom products with a wide range of applications. These products are marketed through manufacturer representatives located in major commercial centers throughout the United States who receive incentive compensation for sales. The industrial laminated plastic industry is highly competitive and this market has many competitors, many of which are larger than the Company.

                  b.       CIRCUITRY DIVISION.

                           The Circuitry Division manufactures rigid printed
circuit boards with copper foil on one or both sides as well as fibre glass boards prepared to add copper in the additive process. The Company also manufactures thin fibre glass laminates for multi layer applications. These products are used in the automotive, communications, computer and electronic industries, all of which are highly competitive.

                           Circuitry products are controlled by a salaried sales
management force and marketed by manufacturer representatives throughout the United States who receive incentive compensation for sales. The Company has numerous competitors both domestic and international, most of which are larger than the Company.

                  c.       OTHER DIVISIONS.

                           The Company also manufactures material handling
containers used in a wide variety of applications, including the transportation of components to assembly points in factories and the movement of goods in retail stores. The Company also manufactures reusable shipping containers and containers for shipping delicate instruments. These containers are fabricated from vulcanized fibre, plastic and steel.

                           The Company, through its indirect wholly-owned
subsidiary Parsons Paper, manufactures paper which includes, among other products, bond and writing papers for communication and correspondence, ledger paper for durable and/or permanent records, index and bristol stock for record keeping and mechanized postings, and covers and text papers of Lunar Laid(TM) and parchment for distinctive announcements and presentations. The Company, through its direct wholly-owned subsidiary NVF Industries of Canada Ltd., is also engaged in the warehousing, fabrication and sale of industrial laminated plastics and vulcanized fibre and in the manufacture and sale of material handling containers in Canada. The Company's foreign operations are not significant.

B.       FACTORS CONTRIBUTING TO CHAPTER 11.

         From 1988 to 1990, the Company sustained operating losses resulting from several years of unsteady operating management. During this period, the Company had four different people serve as Chief Operating Officer of the Company for various lengths of time. Gross sales declined steadily from $132,768,000 in fiscal year 1988 to $98,049,000, in fiscal year 1991.

         In 1991, the Company launched an aggressive campaign to turn Company operations around to increase efficiency and boost profits. To this end, the Company streamlined operations by consolidating its plants and eliminating approximately 150 senior, middle management, and general workforce positions over a one year period. The Company also cut costs by accomplishing the following:

         1. Converting a labor-intensive manufacturing process for products within the multi-layer applications to a machine-intensive process in 1993;

         2. Constructing an on-site water recovery system to eliminate excessive sewage charges and repairs and upgrades to the zinc recovery Plant to re-capture zinc for industrial use;

         3. Eliminating excessive transportation and disposal charges for waste removal;

         4. Reorganizing sales department and revamping of sales commission structure;

         5. Establishing a manufacturer representative organization throughout the United States;

         6.       Eliminating all unprofitable product lines;

         7. Consolidating its Willow Grove operations with its Hartwell operations in 1992 and the sale of the Willow Grove Plant;

         8. Consolidating the Chicago fabrication operations with the Wilmington, Delaware facility; and

         9.       Restructuring cash management operations to Yorklyn, Delaware.

         These strategies proved successful, as pre-tax income from operations rose from ($5,573,000) in 1990 to $2,245,000 in 1993. However, in spite of these restructuring efforts, by

1993, the Company's cash flow had become severely strained by an enormous debt service burden. Current management had inherited a $59 million long-term obligation, $48 million of which was coming due on June 1, 1994.

         It was this severe pressure on the Company's cash flow that precipitated the commencement of negotiations by the Company with representatives of holders of certain Debentures on or about May, 1993, in an effort to reach agreement on a prepackaged plan of reorganization. An unofficial committee was formed by certain holders of the Debentures (the "Unofficial Committee"), and was represented by LeBoeuf, Lamb, Greene & MacRae L.L.P. ("LeBoeuf"), as legal counsel, and Cold Spring Group, Inc. ("Cold Spring"), as financial advisor, and comprised of First Boston Asset Management Corp. for Executive Life Insurance Company of New York, Carr Securities, the Indenture Trustees, Cutter and Dixon, Jack Kneafsey and Customers, The DBL Liquidating Trust, Libra Investments, Baupost Group, David H. Scheiber, Esther Schulman and the Schlosburg Family.

         From June 1993 through the Petition Date, the Company and the Unofficial Committee conducted negotiations on the terms and conditions of a consensual plan of reorganization. The Company paid legal and advisory expenses of approximately $500,000 incurred by the Unofficial Committee during such time. The Company also paid the Indenture Trustees of the NVF 5% Debentures and the NVF 10% Debentures the following interest installments (i) past due interest on the NVF 5% Debentures, interest on that interest, and various fees and expenses, totaling approximately $1,331,734.71 paid to Bankers Trust, and (ii) past due interest on the NVF 10% Debentures, interest on that interest, and various fees and expenses, totaling approximately $576,463.12 paid to Sterling, due January 1, 1993 and May 14, 1993, respectively, for a combined total of $1,908,197.83.


                                      II.

                              THE CHAPTER 11 CASE

A.       THE COMPANY'S CHAPTER 11 FILING.

         On August 27, 1993, negotiations between the Unofficial Committee and the Company reached an impasse and three creditors of the Company filed an involuntary bankruptcy petition against the Company under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Case was assigned to the Honorable Helen Balick and reassigned to the Honorable Peter J. Walsh, United States Bankruptcy Judge. On August 27, 1993, the Company also filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida, Case No. 93-13373 BKC-SMVW. Pursuant to an order of the Bankruptcy Court, the proceedings in the voluntary Case filed in the Southern District of Florida were stayed. On September 15, 1993, the Company filed its answer to the involuntary petition and an order for relief was entered by the Bankruptcy Court.

         Since the Petition Date, the Company has operated as a debtor-in-possession pursuant to the applicable provisions of the Bankruptcy Code. The Company retained Baker & McKenzie and Young, Conaway, Stargatt & Taylor to serve as counsel to the Company in the Chapter 11 Case and selected Arthur Andersen to serve as its accountants. By Orders entered September 15, 1993, the Bankruptcy Court approved the employment of each of these Professionals. The Bankruptcy Court has also approved the employment of other Professionals retained by the Company in throughout its Chapter 11 Case.

B.       CERTAIN IMPORTANT PROCEEDINGS AND ORDERS.

         1.       APPOINTMENT OF THE COMMITTEE.

                  On October 26, 1993, the United States Trustee officially formed the Committee pursuant to Bankruptcy Code section 1102(a). The United States Trustee appointed seven members to the Committee: the two Indenture Trustees; The DBL Liquidating Trust; Executive Life of New York (c/o First Boston Asset Management Corp. and subsequently BEA Associates); John P. Kneafsey; Circuit Foil USA, Inc.; and Clark-Schwebel, Inc. The DBL Liquidating Trust subsequently resigned and the United States Trustee appointed Debenture holder Durian Securities (c/o Smith Management) to serve in the place of The DBL Liquidating Trust on the Committee. Shortly thereafter, Circuit Foil USA, Inc. resigned from the Committee. The United States Trustee did not replace Circuit Foil USA, Inc. on the Committee. Accordingly, the Committee is currently comprised of six members. The Committee retained LeBoeuf and Morris, James, Hitchens & Williams as its counsel. The Committee also retained Cold Spring to serve as its financial advisor and Price Waterhouse to serve as its accountants. The Bankruptcy Court approved the employment of each of these Professionals. The Bankruptcy Court has also approved the employment of other Professionals retained by the Committee throughout the Chapter 11 Case.

         2.       POSTPETITION FINANCING.

                  On December 1, 1993, the Bankruptcy Court entered an order authorizing the Company to assume its factoring agreement (the "Factoring Agreement") with Schottenstein Stores Corporation ("Schottenstein"), thus enabling the Company to continue obtaining operating capital through the financing of its accounts receivable. The Bankruptcy Court subsequently authorized the Company to replace the Factoring Agreement with a working capital facility offered by CIT. CIT offered more favorable terms and conditions for the Company. For example, CIT offered a lower interest rate and afforded significant savings with respect to annual costs. The CIT financing consists of a facility in an aggregate Amount equal to the lesser of (i) 8,000,000 or (ii) eighty percent (80%) of eligible accounts receivable, and within such aggregate Amount a $1,000,000 subfacility for the issuance of letters of credit. Such financing was approved by the Bankruptcy Court on April 12, 1995.

         3.       CLAIMS.

                  On November 3, 1993, the Bankruptcy Court entered the Bar Date order fixing January 31, 1994 as the deadline for filing certain proofs of Claim in the Chapter 11 Case. Notice of the Bar Date was mailed to parties in interest and was published in the Wall Street Journal (all editions). Finally, the Bar Date order provides that any creditor that is required to, but does not, file a proof of Claim within the time fixed therein for so doing shall be forever barred from (i) participating in the Chapter 11 Case; (ii) voting with respect to any plan of reorganization filed in the Chapter 11 Case; and (iii) receiving any distribution under any plan of reorganization filed in the Chapter 11 Case. The Indenture Trustees timely filed proofs of Claim for Amounts due and owing the Debenture holders. Under the Indentures, Debenture holders were not required to file proofs of Claim, but they are entitled to vote on the Plan.

                  Claims aggregating in excess of $1 billion, plus unliquidated Amounts have been asserted against the Company. To date, approximately 1,992 Claims objections have been filed. As a result, approximately 1,972 Claims have been expunged or disallowed.

                  a.       SETTLEMENT OF CLAIMS.

                           Several motions requesting approval of the settlement
of Disputed Claims have also been filed and granted by the Bankruptcy Court, including, but not limited to, the following:

                           (1)      AMERICAN CASUALTY COMPANY.

                           American Casualty Company of Reading, Pennsylvania
and Continental Casualty Company (together, "CNA") provided comprehensive general liability insurance coverage to the Company under various primary policies issued for the period January 1971 through January 1, 1975 (the "Policies"). CNA issued, as a primary insurer for the Company, four primary policies with total property damage aggregate limits of liability of $400,000 and which policies have remaining property damage limits of liability of $286,000. The Company asserted claims for defense and/or indemnity under the Policies issued by CNA with respect to various claims asserted against it for environmental pollution.

                           Subsequently, a dispute arose between the parties
concerning CNA's obligations to provide coverage to NVF under the Policies with respect to claims for environmental pollution (the "Coverage Dispute"). In 1991, NVF commenced an action against more than thirty defendant insurers, including CNA. The Company's insurers had refused to defend and/or indemnify the Company against claims by federal or state environmental agencies in connection with approximately eleven disposal sites (the "Underlying Environmental Claims"). The Company initiated the Coverage Dispute which sought, inter alia, a declaration that the carriers were liable to defend the Company from, and/or to indemnify the Company against, any liability arising from the Underlying Environmental Claims. The Coverage Dispute was commenced on June 12, 1991 in the Superior Court of New Jersey, Law Division: Gloucester

County, and expanded through a three-count, 124-paragraph, Amended Complaint, filed October 16, 1992, in which the Company seeks to recover cleanup costs and attorneys fees for eleven sites.

                           Discovery in the coverage action focused on deposing
primary carriers' representatives and document production and review in an effort to streamline trial issues and, in the shorter term, to focus and explore coverage issues which would encourage such carriers to conduct meaningful settlement discussions. In addition, there has been an ongoing process of reviewing and analyzing documents produced by the defendant insurers and in analyzing technical data pertaining to the sites, which is necessary for damage allocation and negotiations with insurers on settlement of their claims. Following months of extensive negotiations, the Company and CNA reached a settlement whereby, among other things, CNA would pay the sum of $1,000,000 (the "CNA Proceeds") to the Company. The Company believed that the costs associated with the litigation, coupled with the risk that a finder of fact could conclude that CNA had meritorious defenses, demonstrated that the settlement was beneficial, fair and equitable and in the best interests of the estate. The settlement with CNA was approved by the Bankruptcy Court on January 5, 1996. Such settlement also approved a $138,000 distribution out of the CNA Proceeds to Reed Smith who asserted a charging Lien in the Amount of $412,000 against the CNA Proceeds. In exchange, Reed Smith, among other things, agreed to release its charging Lien against the CNA Proceeds.

                           (2)      ARMY CREEK LANDFILL.

                                    The Company received notification from the
EPA in 1985 that the Company may be a PRP with regard to the Army Creek Landfill Site in New Castle County, Delaware as a result of alleged deliveries of waste generated by the Company for disposal at such site. The EPA invited PRPs to participate in the clean up of the site and threatened to initiate civil actions to recover the costs of all response measures taken by the EPA. The EPA has also threatened to issue administrative orders requiring that certain cleanup measures be undertaken. The Company has denied any involvement in connection with this site and has declined participation in the cleanup of the site. A group of PRPs, not including the Company, has reached an agreement with the EPA regarding cleanup of the site. All nonsettlers at the site, including the Company, have received demand letters from the County and the PRPs performing the clean up requesting payment of their response costs.

                                    Following court ordered mediation, the
Company settled all of its liability in the Delaware Sand and Gravel Superfund site for $300,000. A Consent Decree incorporating the settlement was approved and signed by the Bankruptcy Court on June 14, 1995. The Company has paid its settlement Amount and, accordingly, received a complete release from liability related to this site. The Delaware Sand and Gravel Consent Decree also released its signatories, including NVF, from any groundwater remedy costs associated with Army Creek. The Company may or may not have additional liability claims related to the soil or other remedial activities at the Army Creek Landfill. However, at present no Claim, demand or other notice has been issued by the County to the Company for any other costs related to the Army Creek Landfill.

                           (3)      CHESAPEAKE AND ALEXANDER & ALEXANDER, INC.

                                    The Company filed in the United States
District Court for the District of Delaware a complaint against Chesapeake and Alexander & Alexander, Inc. The complaint sought $1,000,000 in Damages for Chesapeake's failure to pay the Company's claims arising out of fires at two of the Company's plants and additional fees and expenses incurred in connection with the litigation. In addition, the complaint will seek from Alexander & Alexander $458,877 for failure to return unused insurance premiums and $441,366 in Damages for wrongfully terminating the policy.

                                    On January 3, 1993, fires damaged the
buildings at the Company's plant at Newark, Delaware. On January 9, 1993, fires damaged the buildings at the Company's plant at Yorklyn, Delaware. Losses are estimated to exceed $8,000,000 at each plant. The Company submitted claims for these losses to Chesapeake, which had issued to the Company a property insurance policy providing coverage of $500,000 per occurrence, with a deductible of $25,000 per occurrence. Additionally, the Company paid $550,652.40 for coverage under a property and boiler policy to Alexander and Alexander and Chesapeake for a policy from December 31, 1992, to December 31, 1993. Because the policy was canceled effective March 1, 1993, NVF sought return of the $458,877 in unused premiums.

                                    In June 1995, the Company and Chesapeake
entered into a settlement agreement which was subsequently approved by the Bankruptcy Court. The parties agreed that the buildings destroyed by the fires were worth more than $8 million each. They also agreed that the Chesapeake insurance policies provided coverage of $500,000 per occurrence, less a deductible of $25,000 per occurrence. Chesapeake asserted that the Yorklyn building was valued at $210,000 at the time the policy was procured and that the Company cannot recover more than the reported value. Chesapeake also asserted that there is no coverage with respect to fire loss at Newark because the policy excludes property that is vacant or not being actively used by the insured and because Newark was allegedly not being actively used in the Company's business. The Company disputed that exclusion applied because the building was being used by the Company for storage. Following a court ordered settlement conference, the parties agreed to settle the matter by Chesapeake paying the Company $200,000 and Chesapeake releasing its Claims against the Estate in the approximate Amount of $436,000. In turn, the Company released Chesapeake of the claims the Company has asserted.

                           (4)      DELAWARE SAND AND GRAVEL LANDFILL.

                                    The Company was notified by the EPA in March
1988 that it may be a PRP with respect to waste deposited at the Delaware Sand and Gravel Landfill, New Castle, Delaware. The EPA also filed an action against nineteen entities, not including the Company, to recover its response costs in connection with the site. In March 1992, the EPA notified the Company that it is considered by the EPA as a PRP at the site. The EPA also requested the Company and 35 other parties designated as PRPs to conduct removal actions at the site and advised the Company that it may issue a unilateral order to require the PRPs to commence clean-up activities if the PRPs do not take the requested action. If such an order were issued, non-compliance could result in fines of up to $25,000 per day and/or the imposition of treble Damages. In October 1992, the Company was notified that the EPA had requested the United States Department of Justice to add the Company as well as twelve other entities as defendants in the action referred to above, which was accomplished through an amended complaint. Since that time, the Company has participated in the PRP Group process which continues to seek to allocate responsibility among the PRPs for payment of past government costs as well as performance of a site remedy.

                                    On November 4, 1993, New Castle County,
Delaware notified the Company that, pursuant to a consent decree negotiated with the EPA and the State of Delaware, the County has taken a variety of response actions at the Army Creek Landfill Site and the Delaware Sand and Gravel Landfill Site. The County claims that the Company may be liable for costs incurred.

                                    Following court ordered mediation, the
Company settled all of its liability in the Delaware Sand and Gravel Superfund site for $300,000. A Consent Decree incorporating the settlement was approved and signed by the Bankruptcy Court on June 14, 1995. The Company has paid its settlement Amount and, accordingly, received a complete release from liability related to this site.

                           (5)      INSURANCE COMPANY OF NORTH AMERICA.

                                    On June 4, 1993, Insurance Company of North
America ("INA") filed suit against the Company claiming INA was indemnified by the Company on certain "self insured" workers' compensation and mining reclamation obligations written for Sharon Steel Corporation and its subsidiaries. On January 10, 1994, INA filed a proof of Claim against the Estate asserting entitlement to a contingent, unliquidated indemnity Claim. As a result of the demands made by the States of Ohio, West Virginia and Pennsylvania, INA claimed to have expended funds in the Amount of $5,110,196.964, for the payment of workers compensation claims and reclamation claims. The Company objected to INA's Claim on various grounds, including, but not limited to, the Company's books and records did not show any Amount owing to INA and a substantial Amount of time could pass before the INA Claim became fixed or liquidated.

                                    Upon reviewing all the relevant documents,
and further inquiring into the basis for INA's Claim, the Company determined that it was in the best interests of the Estate to settle INA's Claim in the Amount of $4.385 million. Such settlement has been approved by the Bankruptcy Court.

                           (6)      NEW CASTLE COUNTY.

                                    On March 17, 1993, New Castle County filed
an action in the

Superior Court of the State of Delaware against the Company claiming that the Company owed New Castle County $1,566,957.81 for sewer service provided to the Company's Yorklyn, Delaware plant. The Company is unable to predict the outcome of this litigation at this time; however, the Company believes that it has certain rights of set off arising from the failure of New Castle County to operate and maintain a sewer line and pump station on the Company's land pursuant to an earlier agreement. New Castle has agreed to the treatment of New Castle's Claim under the Plan which is set forth in Article IV therein. The Company reserves its rights to contest New Castle's Claim so long as it commences or continues such action the earlier of March 30, 1996 or thirty (30) days after the Consummation Date of the Plan.

         4.       THE COMMITTEE ADVERSARY PROCEEDING.

                  On May 12, 1994, the Bankruptcy Court authorized the Committee to file a lawsuit on behalf of the Estate. Shortly thereafter, the Committee commenced an adversary proceeding against certain present and former directors of the Company (including Mr. Posner), Triarc Companies, Inc. (formerly known as
DWG), RC/Arby's Corporation, American Financial Corporation ("AFC"), Great American Insurance Company ("Great American") and Mid-Continent Casualty Company ("Mid-Continent"). The First Amended Complaint in that action (the "Complaint") alleged causes of action for breach of fiduciary duty, waste, fraudulent transfers, preference payments, and violations of the Racketeer Influence and Corrupt Organizations Act ("RICO"). On August 30, 1994, the United States District Court for the District of Delaware dismissed all RICO claims. However, the RICO Claims were again raised by the Committee in a second motion for reargument dated April 13, 1995.

                  In addition, there was also a dispute with the 10% Secured Note Holders regarding their Claim against the Estate. The NVF 10% Secured Note Holders, having timely filed the NVF 10% Secured Notes Claim in this Case, filed a motion for adequate protection of the NVF 10% Secured Note Claim or, alternatively, for modification of the stay so as to allow the NVF 10% Secured Note Holders to foreclose on their collateral.

                  After several months of extensive discovery, and taking into account the expense, inconvenience, and length of time necessary to prosecute the Adversary Proceeding through trial and the risk of litigation, the Committee and the Defendants entered into a binding agreement to settle the adversary proceeding on May 8-9, 1995, which was subsequently reduced to writing on October 16, 1995. According to the Litigation Settlement, among other things, the sum of $20.75 million would be deposited into escrow for distribution to, among others, the General Unsecured Creditors of this Estate. In addition, the NVF 10% Secured Note Holders agreed to dismiss with prejudice their motion for adequate protection or, alternatively, modification of the automatic stay filed in this Chapter 11 Case.

                  The Litigation Settlement resolves the Claims asserted against this Estate by the holders of certain NVF 11-3/4% secured notes as well. Pursuant to the Litigation Settlement, AFC has transferred to NVF the NVF 11-3/4% secured notes due in the year 2001 and in the approximate face Amount of $2,538,000 and NVF has transferred to AFC certain APL 10-3/4% subordinated sinking fund debentures due in the year 1997 in the approximate face Amount of $2,538,000.

                  On November 22, 1995, the Bankruptcy Court approved the Litigation Settlement and the sum of $20.75 million was deposited into an escrow account. Of this sum, approximately $5 million has been used to pay Bankruptcy Court approved Administrative Claims. The Litigation Settlement Proceeds will be used to fund, in part, the Distribution Fund.

         5.       RICHARD L. BELTZHOOVER.

                  On June 9, 1994, Richard L. Beltzhoover ("Beltzhoover") as Trustee of The Employees' Pension and Investment Plan of Insulation Representatives, Inc. commenced an action against NVF in the Delaware Court of Chancery to compel NVF to hold an annual shareholders' meeting (the "Shareholders' Action"). The Company filed an answer to Beltzhoover's complaint in the Court of Chancery on June 27, 1994. Subsequently, Beltzhoover sought relief from the automatic stay in the Bankruptcy Court to proceed with the state court matter. On July 15, 1994, the Bankruptcy Court announced that it would conduct an evidentiary hearing with respect to Beltzhoover's motion. The parties filed a stipulation in the Court of Chancery staying the proceedings therein. A trial was set to commence in the Bankruptcy Court on October 3, 1994.

                  The Committee commenced negotiations with Beltzhoover concerning the funding of a plan of reorganization for the Company in July 1994. On July 29, 1994, Beltzhoover, on behalf of himself and other parties (collectively, the "Beltzhoover Group") and the Committee entered into a Memorandum of Understanding for Funding Plan of Reorganization by Beltzhoover Group (the "Memorandum"). The Memorandum required a nonrefundable deposit of $100,000 be placed into an escrow account. Accordingly, the Committee and the Beltzhoover Group entered into an escrow agreement, dated as of July 29, 1994 pursuant to which the Beltzhoover Group deposited the funds into an escrow account. The escrow agreement provided that, in the event the transaction contemplated by the Memorandum was not consummated due to the inability, unwillingness or refusal of the Beltzhoover Group to close the transaction or perform any obligation set forth in the Memorandum, the funds would be paid to the Estate.

                  The Memorandum further provided that the Beltzhoover Group had until the earlier of a number of events (including, the occurrence of a shareholders' meeting at which a board of directors is elected) or September 15, 1994 to finance the $7.5 million necessary to fund the plan contemplated by the Memorandum. Prior to September 15, 1994, however, the Committee and the Company agreed jointly to retain an investment banker for the purpose of marketing and selling or recapitalizing the Company. Thereafter, a dispute arose between the Committee and the Beltzhoover Group as to whether either party or both parties breached the Memorandum.

                  Subsequent to the Committee's and the Company's joint agreement to retain an investment banker, the Beltzhoover Group renewed their request for a shareholders' meeting and also filed motions to terminate the Company's exclusive period and to prevent Victor Posner from bidding with respect to any sale of the Company (the "Motions"). After discovery had commenced with respect to the Shareholders' Action, the Company and the Beltzhoover Group reached an agreement to settle this matter. The terms of the settlement required, among other things, that (i) the Beltzhoover Group dismiss the Shareholders' Action and withdraw the Motions and covenant not to initiate or refile the action and the Motions prior to July 31, 1995, (ii) the Beltzhoover Group, or any person or entity affiliated with or related to, or controlled by any of the Beltzhoover Group have a right to participate in the bidding process to be controlled by the Sales Agent, (iii) Beltzhoover be entitled to appoint two nominees, including himself and/or Kim Del Fabro to fill two vacancies on the Company's board of directors and (iv) that Beltzhoover would not seek to recover from the Company's Estate his professional fees, which at the time were approximately $400,000.

                  While Beltzhoover was negotiating with the Company, the Committee also reached a settlement with the Beltzhoover Group and certain related parties. The Committee settlement required, among other things, that (i) in consideration for the Beltzhoover Group dismissing the Shareholders' Action and withdrawing the Motions as set forth above, the Committee would agree to the release of the funds held in escrow under the July 29, 1994 escrow agreement to Beltzhoover and (ii) the Committee as a whole, and each Committee member individually, along with the Committee's Professionals agree to exchange releases with Beltzhoover individually, the Beltzhoover Group and its professionals.

                  Ultimately, Beltzhoover agreed to dismiss the action and the Motions and agreed not to refile them before July 31, 1995, Beltzhoover and Kim Del Fabro were appointed to the Company's board of directors, the funds that were escrowed were returned to Beltzhoover, and the releases between Beltzhoover and the Committee were executed. In November 1995, Beltzhoover renewed his Motions to terminate exclusivity and to disqualify Victor Posner from participating in the bidding process alleging that the sales process has been improperly conducted. After conducting an evidentiary hearing, the Bankruptcy Court concluded that the Sales Agent had fairly conducted the sale process and denied Beltzhoover's request. In addition, the Bankruptcy Court extended exclusivity until the hearing on the Disclosure Statement provided that the Disclosure Statement and Plan are filed by January 31, 1996.

         6.       CAPITAL EXPENDITURE PROJECTS.

                  On September 20, 1994, the Company filed its "Motion For Order Approving Debtor To Make Capital Expenditures." The Company's market share for vulcanized fibre had increased at such a rapid rate that its Yorklyn plant, which has the capacity to produce 16 million pounds of vulcanized fibre, was producing at full capacity on all fibre machines for several months in 1994. Customer demand caused the Company's backlog to escalate resulting in unacceptable lead time for customers who relied on timely deliveries because of their production schedules. The backlog forced the Company to allocate its production capacity, but the piecemeal distribution system was inadequate as a long term solution to the escalating demand. Customer relationships were suffering and the Company had lost one customer as a direct result of the backlog problem.

                  Accordingly, the Company requested authority to spend $2.15 million in order to expand its vulcanized fibre production. On October 27, 1994, the Bankruptcy Court approved the expenditures and the Company immediately implemented its expansion project. The expansion project was completed in May of 1995.

                  Subsequently, the Company filed a second Motion seeking Court approval to make a capital expenditure in the Amount of $500,000 for the purpose of converting the Company's boilers from fuel-burning to gas-burning. The expenditure was necessary to bring the Company's operations into compliance with federal and state environmental laws and to prevent future environmental liabilities arising from the boilers from accruing. This Motion was approved by the Bankruptcy Court and the conversion process is twenty percent complete.

                  The Company believes that these capital expenditures were beneficial to the Estate because they increased the value of the Company, and thus, enabled the Estate to obtain a higher purchase price during the sale process.

         7.       NEGOTIATIONS WITH COMMITTEE AND JOINT AGREEMENT TO RETAIN
                  SALES AGENT.

                  Following the commencement of the Chapter 11 Case and after the appointment of the Committee (which did not occur until more than one month after the Company consented to relief), the Company negotiated with the Committee in an effort to reach a consensual plan of reorganization. At the initial meeting with the Committee, a proposal was made to the bondholder members of the Committee and the trade members of the Committee were informed that a proposal would be made to them shortly thereafter. A subsequent meeting took place with the trade creditors of the Company, including certain members of the Committee and a proposal was made to such creditors. The proposal to trade creditors was "materially different" than the terms offered to bondholders. Subsequently, the Committee made a counterproposal to the Company. Thereafter, negotiations with the Committee reached an impasse and the Company decided to proceed unilaterally. Accordingly, the Company filed its initial plan and disclosure statement approximately seven months from the filing of the voluntary petition. On September 7, 1994, the Company filed its second amended plan of reorganization and disclosure statement. The Committee and others filed objections to the second amended plan and disclosure statement.

                  During this period, the Committee commenced negotiations with Beltzhoover concerning the funding of a plan of reorganization for the Company. As explained earlier, the Committee and Beltzhoover entered into the Memorandum to fund a plan of reorganization. As time passed after the execution of the Memorandum, the Committee grew increasingly concerned because the Beltzhoover Group was not able to establish that it had secured the necessary funding for its acquisition or that the Beltzhoover Group was at all capable of fulfilling its obligations under the Memorandum.

                  In light of the foregoing, the Company and the Committee each had significant motivations to resolve their differences, and on September 15, 1994, agreed jointly to retain an investment banking firm to sell or recapitalize the Company as a precursor to a consensual plan of reorganization. Subsequently, the Sales Agent was retained jointly by the Company and the Committee. This retention was approved by the Bankruptcy Court on or about November 2, 1994. Thereafter, the Sales Agent, the Company and the Committee agreed on a process for maximizing the value to the Company. On December 6, 1995, the firm procedural recommendations ("Firm Procedural Recommendations") were approved by the Bankruptcy Court.

                  Pursuant to the Firm Procedural Recommendations, the Sales Agent prepared a detailed sales memorandum describing the Company and its prospects, which was used to solicit prospective buyers. Subsequently, the Sales Agent contacted a total of 147 potential strategic and financial buyers for the Company during the period of late January through early March. On March 7, 1995, the Sales Agent completed its leveraged recapitalization analysis of the Company, which was filed under seal with the Bankruptcy Court prior to the receipt of offers for the Company. On March 8, 1995, the deadline for offers, the Sales Agent received seventeen letters of intent to acquire the Company in whole or in part. Based on both quantitative and qualitative considerations, the Sales Agent qualified nine interested parties (including Beltzhoover) to proceed to the due diligence phase. On June 5, 1995, the date that firm offers ("Firm Written Offers") were due to purchase the Company, the Sales Agent received six Firm Written Offers for the Company.

                  On June 15, 1995, the Sales Agent made a presentation to the Company and the Committee which included a review and evaluation of the six Firm Written Offers. After receiving and reviewing comments from the Company and the Committee, the Sales Agent contacted all six of the final bidders to notify them of where each stood in the auction process. Subsequently, certain of the bidders revised their offers in writing in a manner which either clarified and/or improved the value and/or structure of their offers. Of the six Firm Written Offers received and presented at the June 15th meeting, two were rejected because they were materially lower than the other offers. Of the four remaining final bids, one bidder chose to withdraw its bid. The Sales Agent evaluated each of the three final bids to determine both the "highest" and "best" offer.

                  On July 18, 1995, the Sales Agent submitted its firm substantive recommendations (the "Firm Substantive Recommendations") to the Company, the Committee and the Bankruptcy Court evaluating the three final bids. In its Recommendations, the Sales Agent concluded that Dimeling, Schreiber & Park (DS&P) submitted the highest and best bid. Accordingly, the Company and the Committee immediately commenced negotiations with DS&P. After engaging in preliminary negotiations, DS&P materially and adversely modified its Firm Written Offer.

                  Subsequently, the Company and the Committee consulted with the Sales Agent regarding the value of the DS&P bid with its proposed modifications and the value of the Buyer's bid, which was the second highest bid, and which had increased its bid by $500,000 subsequent to the Sales Agent's selection of DS&P's Firm Written Offer. The Committee first informed DS&P that it would consider other alternatives for the sale of the Company. After consulting with the Sales Agent and receiving its input, and after carefully considering the time and costs associated with the sales process, the Company and the Committee determined that it was in the best interests of the Estate to move forward with the bidding process and enter into negotiations with the Buyer. The Sales Agent concurred with the decision of the Company and the Committee to negotiate with the Buyer.

                  Thereafter, the Company and the Committee negotiated the terms and conditions of the Agreement with the Buyer. The Agreement provides for, among other things, a Cash Purchase Price of $24.5 million and the assumption of certain liabilities. The Agreement also provides that (i) the Sales Agent conduct an overbid sale (which has been conducted); (ii) the Estate retain from the Cash Purchase Price the Amount of $3 Million as the Agreement Damages in the event the sale is not consummated as a result of a breach of the Agreement by the Buyer; (iii) the Company pay to the Buyer the Amount of $250,000 in the event the sale is not consummated as a result of a breach of the Agreement by the Company or the Committee; (iv) Security Management Corporation, pursuant to the terms of an agreement between the Buyer and Security Management, provide any credit enhancement necessary for Buyer to consummate the purchase; and (v) the Company and the Committee jointly file an amended disclosure statement and amended plan not later than thirty days after the date of the overbid sale. On November 22, 1995, the Company's and the Committee's motion (the "Joint Motion") seeking approval to enter into the Agreement with the Buyer and the overbid procedures was heard before the Bankruptcy Court. Beltzhoover, a shareholder and a bidder, and DS&P filed objections to the Joint Motion. The Bankruptcy Court overruled those objections and approved the Joint Motion on November 22, 1995. On December 29, 1995, the overbid sale took place and there were no bidders other than the Buyer. Accordingly, the Buyer was selected as the bidder with the highest and best bid resulting from the auction process.

         8.       EXCLUSIVE PERIODS.

                  The Company has requested and received several extensions of the periods in which it has the exclusive right to file and solicit acceptances for a plan of reorganization. On November 22, 1995, the Bankruptcy Court extended the exclusive periods until the hearing on the Disclosure Statement so long as a disclosure statement and plan are filed before January 31, 1996. At the hearing on the Disclosure Statement, the Company anticipates seeking an extension of exclusivity until the conclusion of the hearing on Confirmation of the Plan.

                      DISCLOSURE STATEMENT WITH RESPECT TO

                        JOINT PLAN OF REORGANIZATION OF

                     NVF COMPANY AND OFFICIAL COMMITTEE OF

                           UNSECURED CREDITORS OF NVF

                                      III.

                                  INTRODUCTION

         The Company and the Committee seek approval of the Joint Plan. This Disclosure Statement is submitted by the Plan Proponents in connection with the solicitation of acceptances for the Plan. A copy of the Plan is attached hereto as Exhibit "A".

         The purpose of this Disclosure Statement is to provide the Company's known creditors with adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Company, upon which to base an informed decision regarding whether to accept or reject the Plan. The Bankruptcy Court, in an order dated __________ ___, 1996, approved this Disclosure Statement as containing adequate information and found that it satisfied the requirements of Bankruptcy Code section 1125.

                                      IV.

                           THE PLAN OF REORGANIZATION

         THE FOLLOWING SECTION, AMONG OTHER THINGS, SUMMARIZES SIGNIFICANT ELEMENTS OF THE PLAN. THIS SUMMARY IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN AND THE EXHIBITS THERETO.

A.       DEVELOPMENT OF THE PLAN.

         For a summary regarding the development of the Plan, see Section II(B)(7).

B.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

         1.       UNCLASSIFIED PRIORITY CLAIMS.

                  a.       ADMINISTRATIVE CLAIMS.

                           (1)      Description.  Allowed Administrative Claims
are all costs and expenses of administration of the Chapter 11 Case Allowed under section 503(b) of the Bankruptcy Code, and referred to in sections 507(a)(1) and 1114 of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses of preserving the Company's Estate and operating its businesses, including wages, salaries or commissions for services rendered postpetition, the Indenture Trustees' Claims, any indebtedness or obligation incurred or assumed by the Company, as debtor-in-possession. The Plan Proponents estimate that the aggregated Amount of Allowed Administrative Claims to be paid from the Distribution Fund is $6 million.

                           (2)      Treatment.  On the Distribution Date, or as
soon thereafter as is practical, under both the Purchase Alternative and the Recapitalization Alternative, each holder of an Allowed Administrative Claim except for those (i) holders of Allowed Accounts Payable Postpetition Claims, and (ii) holders of Allowed Postpetition Accrued Wages and Other Claims shall receive from the Disbursing Agent on account of such Allowed Claim, payment in full in Cash from the Distribution Fund. Each Professional employed at the expense of the Company's Estate pursuant to sections 327 and 1103 of the Bankruptcy Code and an appropriate order of the Bankruptcy Court, shall be paid by the Disbursing Agent, the unpaid portion of its Allowed Administrative Claim in Cash from the Distribution Fund. Allowed Accounts Payable Postpetition Claims and Allowed Postpetition Accrued Wages and Other Claims shall receive payment in full in Cash from the Reorganized Company in the ordinary course of business.

                                    On the Distribution Date, Allowed
Administrative Environmental Claims shall be paid in full in Cash from the Reorganized Company Account under the Purchase Alternative, or from the Distribution Fund under the Recapitalization Alternative. Administrative Environmental Claims which are not Allowed on the Distribution Date, but which become fixed and liquidated thereafter, will be paid in full in Cash by the Reorganized Company in the ordinary course of its business.

                  b.       TAX CLAIMS.

                           (1)      Description.  Tax Claims consist of all
Claims against the Company entitled to priority under section 507(a)(8) of the Bankruptcy Code. The Plan Proponents estimate that the aggregate Allowed Amount of Tax Claims approximate $134,066.09.

                           (2)      Treatment.  On the Distribution Date, each
holder of an Allowed Tax Claim shall receive, payment in full in Cash by the Reorganized Company, if funds are available, or (a) from the Reorganized Company Account under the Purchase Alternative, or (b) from the Distribution Fund under the Recapitalization Alternative.

         2.       ALLOWED SECURED CLAIMS

                  a.       NVF 10% SECURED NOTE CLAIMS

                           (1)      Description.  Class 1 consists of the NVF
10% Secured Note Claims as Allowed pursuant to the Litigation Settlement Agreement. Under the Litigation Settlement Agreement, the NVF 10% Secured Note Claims are Allowed in the aggregate Amount of $8,225,643.74 constituting principal in the Amount of $7,460,643.74 and interest in the Amount of $765,000. Interest on the principal shall accrue at a rate of 10% per annum (simple interest with no compounding) from September 30, 1995 until (i) the Consummation Date or (ii) May 22, 1996, which is the date the first semi-annual payment is due. The NVF 10% Secured Note Claims are secured by mortgages on the Company's manufacturing plants located in Kennett Square, Pennsylvania, Wilmington, Delaware and Hartwell, Georgia and on certain unimproved land of the Company.

                           (2)      Treatment.  Under the Purchase Alternative
and the Recapitalization Alternative, the Reorganized Company shall pay each holder of an Allowed NVF 10% Secured Note Claim semi-annual payments of interest only at a rate of 10% per annum from September 30, 1995, on the principal Amount owed of $7,460,643.74, with the entire outstanding balance due and payable on November 22, 1996. Interest that has accrued from September 30, 1995 to (i) the Consummation Date or (ii) May 22, 1996, which is the date the first semi-annual payment is due, plus interest in the Amount of $765,000, shall be paid in Cash from the Reorganized Company Account under the Purchase Alternative or from the Distribution Fund under the Recapitalization Alternative on (i) the Distribution Date or (ii) May 22, 1996, which is the date the first semi-annual payment is due. The holders of the NVF 10% Secured Note Claims shall retain their Liens securing the NVF 10% Secured Note Claims. The NVF 10% Secured Notes, mortgages and other security documents shall be modified to coincide with the treatment set forth herein and to preclude a default except as set forth herein. The Reorganized Company shall have the right to pay any balance of the Allowed NVF 10% Secured Note Claims in full at any time on or after the Consummation Date without premium or penalty. Under the Recapitalization Alternative, the Committee shall have the right, but not the obligation, to require the Disbursing Agent to reserve monies in the Distribution Fund to pay in full the Allowed NVF 10% Secured Note Claims prior to the November 22, 1996 due date.

                           (3)      Voting.  Class 1 is impaired under the Plan
and, accordingly, the members of this Class are entitled to vote on the Plan.

                  b.       THE ALLOWED SECURED HARTWELL CLAIM - CLASS 2.

                           (1)      Description.  Class 2 consists of the
Allowed Hartwell Claim in the Amount of $128,956.09. The Hartwell Secured Note is secured by a deed of trust on the Company's manufacturing plant located in Hart County, Georgia.

                           (2)      Treatment.  Under both the Purchase
Alternative and the Recapitalization Alternative, commencing on the Distribution Date, the holder of the Allowed Hartwell Claim shall receive nineteen monthly payments from the Reorganized Company in the Amount of $7,189.93, consisting of principal and interest. The holder of the Allowed Hartwell Claim shall retain its Lien on the manufacturing plant in Hart County, Georgia. The Hartwell Secured Note mortgages and other security documents shall be modified to be consistent with the treatment provided herein and to preclude a default except as set forth herein. The Reorganized Company shall have the right to pay any balance of the Allowed Secured Hartwell Claim in full at any time on or after the Consummation Date without premium or penalty.

                           (3)      Voting. Class 2 is impaired under the Plan
and, accordingly, the member of this Class is entitled to vote on the Plan.

                  c.       THE ALLOWED SECURED REED SMITH CLAIM - CLASS 3.

                           (1)      Description.  Class 3 consists of the
Allowed Secured Reed Smith Claim in the Amount of $412,682.96. The Reed Smith Claim arises from fees and services provided to the Company and is secured by a charging Lien pursuant to an agreement between the Company and Reed Smith whereby the Company granted Reed Smith a security interest in future monies or property recoverable from judgment, verdict, or settlement in the insurance litigation styled NVF v. American Casualty of Reading, Pennsylvania et. al. (the "Charging Lien Agreement").

                           (2)      Treatment.  Pursuant to a settlement
agreement between the Company and American Casualty of Reading, Pennsylvania and Continental Casualty Company ("CNA"), CNA paid the Company $1,000,000 (the "CNA Proceeds"). Reed Smith asserted a charging Lien against the CNA Proceeds, however, the parties revised the Charging Lien Agreement with respect to the treatment of Reed Smith's Claim under the Plan. Under the Purchase Alternative and the Recapitalization Alternative, the holder of the Allowed Secured Reed Smith Claim shall receive payment (i) in the Amount of $138,000 out of the CNA Proceeds and, upon receipt, release the CNA Proceeds from its charging Lien, and
(ii) the balance of the Reed Smith claim shall be paid in monthly installments in the Amount of $22,890.24 until such Claim is paid in full commencing the later of the Distribution Date or thirty (30) days after the date of Confirmation of this Plan. Notwithstanding the monthly payment schedule set forth above, the balance of the prepetition sums due and owing to Reed Smith will be paid in full upon receipt of any additional funds received in connection with the litigation styled NVF v. American Casualty of Reading, Pennsylvania et. al. Except as set forth above, Reed Smith shall retain its charging Lien as set forth in the Charging Lien Agreement.

                           (3)      Voting. Class 3 is impaired under the Plan
and, accordingly, the  member of this Class is entitled to vote on the Plan.

                  d.       THE ALLOWED CIT CLAIM - CLASS 4.

                           (1)      Description.  Class 4 consists of the
postpetition secured Allowed Claim of CIT in the maximum Amount of $8,000,000.

                           (2)      Treatment.  On the Distribution Date, under
the Purchase Alternative, the holder of the Allowed Class 4 Claim will be paid in full in Cash from the Reorganized Company (a) through the Exit Financing, or, if no such financing can be obtained, (b) payment in full in Cash from the Reorganized Company Account. On the Distribution Date, under the Recapitalization Alternative, the holder of the Allowed Class 4 Claim will be paid in full in Cash from the Reorganized Company through the Exit Financing.

                           (3)      Voting.  Class 4 is unimpaired under the
Plan and, accordingly, the member of this Class is deemed to have accepted the Plan.

                  e.       THE NEW CASTLE COUNTY CLAIM - CLASS 5.

                           (1)      Description:  Class 5 consists of the New
Castle County Claim in the aggregate Amount of $1,813,507.27 constituting principal in the Amount of $1,442,243.86 and interest in the Amount of $371,263.41. Interest shall continue to accrue on the entire Amount at a rate of 9% per annum from November 1, 1995 until the Consummation Date. The holder of the New Castle County Claim asserts a statutory Lien against all of the Company's real property located in Delaware pursuant to Delaware law.

                           (2)      Treatment:  Under the Purchase Alternative
and the Recapitalization Alternative, commencing on the Distribution Date, the holder of the New Castle County Claim shall receive twelve monthly payments of interest at the rate of 8% per annum on the aggregate amount of (i) principal in the Amount of $1,813,507.27 plus (ii) accrued interest that has accrued on this principal Amount at the rate of 9% per annum from November 1, 1995 to the Distribution Date. Commencing thirteen months after the Distribution Date, amounts owing on the New Castle County Claim shall be paid monthly with interest at a rate of 8% per annum amortized over a forty-eight month period. The holder of the New Castle County Claim shall retain in its statutory Lien, to the extent valid. The Reorganized Company shall have the right to pay any balance of the Allowed New Castle Claim in full at any time on or after the Consummation Date without premium or penalty.

                                    The Company or the Reorganized Company shall
also have the right to contest this Claim by setoff, objection or avoidance, so long as it commences or continues such action the earlier of March 30, 1996 or 30 days after the Consummation Date.

                           (3)      Voting:  Class 5 is impaired under the Plan
and, accordingly, the member of this Class is entitled to vote on the Plan.

         3.       ALLOWED UNSECURED CLAIMS.

                  a.       PRIORITY CLAIMS - CLASS 6.

                           (1)      Description:  Class 6 consists of Allowed
Priority Claims in the Amount of $555,469.54.

                           (2)      Treatment:  On the Distribution Date, the
holders of Allowed Priority Claims will be paid in Cash from the Reorganized Company, if funds are available, under the Purchase Alternative and the Recapitalization Alternative or from (a) the Reorganized Company Account, under the Purchase Alternative or (b) the Distribution Fund, under the Recapitalization Alternative.

                           (3)      Voting:  Class 6 is unimpaired under the
Plan and, accordingly, the members of this Class are deemed to have accepted the Plan.

                  b.       PENSION PLAN FUND CLAIMS - CLASS 7.

                           (1)      Description.  Class 7 consists of Pension
Plan Fund Claims. The Company's Pension Plans are covered by ERISA. The Company understands that it and all members of its control group are obligated to contribute to the Pension Plans at least the Amount necessary to satisfy ERISA's minimum funding standards, ERISA section 302, Tax Code section 412, and, in addition, may be contractually liable to contribute to the Pension Plans. In addition, the Company, as the contributing sponsor of the Pension Plans and all members of its controlled group are jointly and severally liable for any unfunded benefit liabilities of the Pension Plans. See 29 U.S.C. section 1362(a). The Company further understands that the Pension Plans may be terminated only if the statutory requirements of either ERISA section 4041, 29 U.S.C. section 1341, or ERISA section 4042, 29 U.S.C. section 1342, are met.

                                    Insufficiently funded plans must use the
PBGC's assumptions to measure benefit liabilities in a distress termination under ERISA. The PBGC is a wholly-owned United States government corporation created under Title IV of ERISA which guarantees the payment of certain pension benefits upon termination of a pension plan. It should be noted that the PBGC would review the determination of the Pension Plans' enrolled actuary as to asset sufficiency, including all actuarial assumptions. See 29 C.F.R. section 2617.1 et seq. The PBGC has asserted Claims in the aggregated estimated Amount of approximately $21,275,000 for unfunded pension benefits that will become due IF THE PENSION PLANS ARE TERMINATED. In addition, the PBGC has asserted Claims for due and unpaid contributions owed to the Pension Plan. The PBGC has also asserted unliquidated Claims under 9 U.S.C. section 1307.

                           (2)      Treatment.  Under the Purchase Alternative
and the Recapitalization Alternative, neither the Pension Plans nor the PBGC shall be precluded by Confirmation of the Plan from commencing any action, or from taking any other action, to collect, enforce, or recover from the Reorganized Company, its successors, or its assets or properties, any rights or claims under ERISA or otherwise. For example, the Plan will have no effect upon the liability of the Company under ERISA section 4062 for the Amount by which the assets of the Pension Plans are insufficient to cover benefit liabilities under one or more of the Pension Plans on the date(s) of termination, plus interest calculated from the termination date(s), and for any liability under ERISA section 4062(c), 29 U.S.C. section 1362(c), for the outstanding balance, if any, of the accumulated funding deficiencies of one or more of the Pension Plans, as determined in accordance with ERISA section 302(a)(2) and I.R.C.
section 412(a).

                           (3)      Voting.  The Company believes that Class 7
is unimpaired and, accordingly, the member of this Class is deemed to have accepted the Plan.

                  c.       UNSECURED CLAIMS WITHOUT PRIORITY - CLASS 8.

                           (1)      GENERAL UNSECURED CLAIMS - CLASS 8A.

                                    (a)     Description:  Class 8A consists of
all Allowed General Unsecured Claims in an Amount Greater than $100, including, but not limited to, the NVF 5% Debentures and NVF 10% Debentures.

                                    (b)     Treatment Under the Purchase
Alternative. Allowed General Unsecured Claims will be paid Pro Rata in Cash from the Distribution Fund after payment of certain Allowed Administrative Claims as provided above.

                                            On the Distribution Date, the
holders of Allowed Class 8A Claims shall receive Pro Rata Distributions of all Cash received by the Distribution Fund, subject to prior payment in full or reserve on account of all unpaid Allowed Administrative Claims and Allowed Class 9 Claims entitled to Distribution as set forth herein and subject to any reserves required under Article VI(A)(2) and on account of Disputed Class 8A Unsecured Claims under the Plan. The Plan Proponents estimate that Allowed Class 8A Claimants will receive 47(cent) per $1.00 of Allowed Unsecured Claim.

                                    (c)     Treatment Under the Recapitalization
Alternative. On the Distribution Date, holders of Allowed Class 8A General Unsecured Claims will receive their Pro Rata share of the Distribution Fund consisting of (i) the Cash remaining, if any, from any Agreement Damages, Exit Financing and the Litigation Settlement Proceeds less (a) any Distributions to holders of Allowed Administrative Claims, Allowed Tax Claims and the holders of Allowed Claims in Classes 1 through 6 and 9, under the Plan, (b) amounts necessary to fund the reserve, if applicable, for payment of the Class 1 NVF 10% Secured Notes Claims, (c) amounts necessary to fund the Reorganized Company's working capital requirements, and (d) reserves, if any, required for Disputed Claims and pursuant to Article VI(A)(2) under the Plan; and (ii) the Reorganized NVF Common Stock and Secured Debentures. The Plan Proponents estimate that holders of Class 8A General Unsecured Claims will receive a Distribution under the Recapitalization Alternative having a value of approximately 47(cent) per $1.00 of Allowed General Unsecured Claim.

                           (2)      UNSECURED ENVIRONMENTAL CLAIMS - CLASS 8B.

                                    (a)     Description: Class 8B consists of
the Unsecured Environmental Claims.

                                    (b)     Treatment:  Unsecured Environmental
Claims that are Allowed on the Distribution Date will receive the same Pro Rata Distribution as holders of Allowed Class 8A Unsecured Claims as follows. Under the Purchase Alternative, on the Distribution Date, each holder of an Allowed Unsecured Environmental Claim will receive a Pro Rata Cash Distribution from the Reorganized Company Account calculated by multiplying the Allowed Amount of such Claim by the percentage each Allowed Class 8A General Unsecured Creditor has received from the Distribution Fund for its Claim at the time that the Distribution is made to such holder of an Environmental Claim. Under the Purchase Alternative, holders of Allowed Unsecured Environmental Claims shall not be entitled to receive Distributions from the Distribution Fund. Under the Recapitalization Alternative, each holder of an Unsecured Environmental Claim Allowed as of the Distribution Date shall receive its Pro Rata Distribution from the Distribution Fund.

                                            Under both the Purchase Alternative
and the Recapitalization Alternative, unliquidated or Disputed Unsecured Environmental Claims will not be estimated or paid on the Distribution Date, but rather will be fixed and liquidated in the ordinary course post-Confirmation. Upon being fixed and liquidated, each holder of a fixed and liquidated Unsecured Environmental Claim will be entitled to a Cash payment directly from the Reorganized Company in an Amount determined by multiplying the fixed and liquidated Unsecured Environmental Claim by a fraction, the numerator of which will be the fair market value of the property received by Allowed Class 8A General Unsecured Creditors and those Environmental Claims Allowed prior to the Distribution Date, and the denominator of which shall be the aggregate amount of Allowed Class 8A General Unsecured Creditors and Environmental Claims Allowed prior to the Distribution Date at the time the Distribution is made to such holder of a fixed and liquidated Unsecured Environmental Claim.

                           (3)      CLASS 8 VOTING.

                                    Class 8 is impaired under the Plan and,
accordingly, the members of this Class are entitled to vote on the Plan.

                  d.       ADMINISTRATIVE CONVENIENCE CLAIMS - CLASS 9.

                           (1)      Description:  Class 9 consists of all
non-priority Allowed General Unsecured Claims in an Amount equal to or less than $100.

                           (2)      Treatment:  Under the Purchase Alternative
and the Recapitalization Alternative, on the Distribution Date, each holder of an Allowed Claim in Class 9 shall receive Cash from the Distribution Fund in the Amount of one hundred percent (100%) of its Allowed Claim from the Distribution Fund.

                           (3)      Voting:  Class 9 is unimpaired under the
Plan and, accordingly, is deemed by law to have accepted the Plan.

                  e.       AFFILIATE CLAIM - CLASS 10.

                           (1)      Description:  Class 10 consists of the
Affiliate Claim in the aggregate Amount of $480,997.00 constituting principal in the Amount of $454,344.00 and interest in the Amount of $26,653.00.

                           (2)      Treatment:  Under the Purchase Alternative
and the Recapitalization Alternative, the holder of the Affiliate Claim shall receive no Distribution under the Plan.

                           (3)      Voting:  Class 10 is impaired under the Plan
and will receive no Distribution. Accordingly, this Class is deemed to have rejected the Plan.

                  f.       INTERESTS - CLASS 11.

                           (1)      Description:  Class 11 consists of Allowed
Interests in the Company comprised of the Existing Common Stock.

                           (2)      Treatment:  Under the Purchase Alternative
and the Recapitalization Alternative, the Interests shall be canceled and the Interest holders shall receive no Distribution under the Plan.

                           (3)      Voting:  Class 11 is impaired under the Plan
and will receive no Distributions. Accordingly, this Class is deemed to have rejected the Plan.

C.       MEANS OF EFFECTUATING THE PLAN.

         1.       PURCHASE ALTERNATIVE.

                  On the Consummation Date, the Cash Purchase Price and the Litigation Settlement Proceeds will be released to the Disbursing Agent for the purpose of making Distributions to Allowed Administrative Claimants (except for those Administrative Claims that constitute Allowed Accounts Postpetition Claims, Allowed Postpetition Accrued Wages and Other Claims, and Allowed Administrative Environmental Claims) and Allowed General Unsecured Creditors (Class 8A and Class 9) under the Plan. The Disbursing Agent shall exercise the Indenture Trustee's charging Liens under their respective Indentures and shall reserve and hold from the Cash payable to Debenture holders the unpaid Amounts owed to the Indenture Trustees and Distribute such amount to the Indenture Trustees. The Reorganized Company will make the Distributions required under the Plan to Classes 1, 2, 3, 4, 5, 6, 7, 8B, holders of Allowed Accounts Payable Postpetition Claims, Allowed Postpetition Accrued Wages and Other Claims, Administrative Environmental Claims, and Allowed Unsecured Environmental Claims by using Cash from the Reorganized Company Account, cash from operations, outside cash infusions, or Exit Financing. The Buyer has committed its financial capability and capitalization to consummate the Plan, including but not limited to, the obligations with respect to the assumed liabilities and to the extent the Buyer has insufficient financial capability and capitalization, the Buyer has entered into an agreement with Security Management Corporation pursuant to which Security Management Corporation is obligated to provide any credit enhancement necessary to consummate the transaction herein.

         2.       RECAPITALIZATION ALTERNATIVE.

                  In the event that the Buyer fails or is precluded from consummating the Agreement, the Plan Proponents shall promptly file with the Bankruptcy Court the Recapitalization Notice. Immediately thereafter, the Plan Proponents shall seek to implement the Recapitalization Alternative. On the Consummation Date, any Agreement Damages, the Exit

Financing, the remaining Litigation Settlement Proceeds, the Reorganized NVF Common Stock and Secured Debentures will be transferred to the Disbursing Agent.

                  The Disbursing Agent will use the Cash from the above sources to make the payments required under the Plan to holders of Allowed Administrative Claims, Allowed Tax Claims and, to the extent necessary, the holders of Allowed Claims in Classes 1 through 6 and 9. The Reorganized Company shall have the right, but not the obligation, after reserving, if necessary, any working capital needed by the Reorganized Company, to require the Disbursing Agent to reserve funds in the Distribution Fund for the payment in full of the Allowed NVF 10% Secured Note Claims. The Disbursing Agent shall exercise the Indenture Trustee's charging Liens under their respective Indentures and shall reserve and hold from the Cash payable to Debenture holders the unpaid Amounts owed to the Indenture Trustees and Distribute such amount to the Indenture Trustees.

                  The Disbursing Agent shall also reserve the necessary Cash, Reorganized NVF Common Stock and Secured Debentures as required under the Plan with respect to Disputed Claims as set forth in Article IX of the Plan, except for unliquidated Unsecured Environmental Claims which are not Allowed. The Disbursing Agent shall exercise the Indenture Trustees' charging Liens under their respective Indenture and shall reserve and hold from the Cash payable to Debenture holders any unpaid Amounts owed to the Indenture Trustees and Distribute such Amounts to the Indenture Trustees. After making such reserves, and subject to paragraph E of Article IX of the Plan on the Distribution Date, the Disbursing Agent shall Distribute to holders of Allowed Class 8A General Unsecured Claims and Unsecured Environmental Claims Allowed as of the Distribution Date Pro Rata the (a) Cash remaining in the Distribution Fund after making the payments and reserves set forth above and (b) the Reorganized NVF Common Stock and Secured Debentures.

                  The Company will continue operating as the Reorganized Company. After the Consummation Date, the Reorganized Company will fund its operations through existing Cash balances, Cash generated from continuing operations and available borrowings. The Reorganized Company's Cash flow will be sufficient not only to fund its operating expenses, but all other estimated payments that may be required under the Plan.

D.       DISTRIBUTIONS UNDER THE PLAN.

         1.       PURCHASE ALTERNATIVE.

                  Under the Purchase Alternative, there are two funds established for the payments to certain holders of Allowed Claims entitled to be paid upon the Distribution Date under the Plan: the Reorganized Company Account and the Distribution Fund.

                  Allowed General Unsecured Claims (Classes 8A and 9), and Allowed Administrative Claims, except for those Administrative Claims that constitute the (i) Allowed Accounts Payable Postpetition Claims, (ii) Allowed Postpetition Accrued Wages and Other

Claims, and (iii) Allowed Administrative Environmental Claims, shall be paid in Cash from the Distribution Fund. Except as otherwise set forth herein, the Disbursing Agent shall be responsible for making Distributions to the holders of Allowed Administrative Claims and General Unsecured Claims who are entitled to receive payment from the Distribution Fund. Holders of Allowed Administrative Environmental Claims, and Allowed Claims in Classes 4 and 6, Allowed Unsecured Environmental Claims in Class 8B shall receive payment from the Reorganized Company Account. Holders of all other Allowed Claims entitled to payment under the Plan but not specified above will receive payments from the Reorganized Company, or if funds are not available, from the Reorganized Company Account. The Reorganized Company is responsible for making payments from the Reorganized Company Account.

         2.       RECAPITALIZATION ALTERNATIVE.

                  All Allowed Administrative Claims (including the Allowed Administrative Environmental Claim for Kennett Square) other than those Administrative Claims that constitute the Allowed Accounts Payable Postpetition Claims and Allowed Postpetition Accrued Wages and Other Claims shall be paid in full in Cash from the Distribution Fund. Allowed Accounts Payable Postpetition Claims and Allowed Postpetition Accrued Wages and Other Claims shall be assumed by the Reorganized Company and paid in the ordinary course of business.

                  All Class 8 Allowed General Unsecured Claims and Unsecured Environmental Claims Allowed on the Distribution Date will receive Pro Rata on the Distribution Date: (i) any Agreement Damages, Exit Financing, and the Litigation Settlement Proceeds Less (x) any Distributions to holders of Allowed Administrative Claims, Allowed Tax Claims and the holders of Allowed Claims in Classes 1 through 6 and 9 under the Plan, (y) the reserve, if applicable, for payment of the Class 1 NVF 10% Secured Notes Claims and (z) amounts necessary to fund the Reorganized Company's working capital requirements; and (ii) the Reorganized NVF Common Stock and Secured Debentures. The Disbursing Agent shall also reserve from the Distribution Fund amounts necessary to fund the Disputed Claims Reserve and the reserve under Section IV(D) herein. The Plan Proponents estimate that holders of Class 8A General Unsecured Claims will receive a Distribution under the Recapitalization Alternative having a value of approximately 47% per $1.00 of Allowed Claim.

                  The Reorganized Company shall assume the liabilities of Class 8B unliquidated or Disputed Unsecured Environmental Claims and, upon the allowance of an Unsecured Environmental Claim, shall pay to the holders of such Claim, an Amount determined by multiplying the Allowed Unsecured Claim by a fraction, the numerator of which will be the fair market value of the property received by the holders of Allowed Class 8A General Unsecured and those Environmental Claims Allowed prior to the Distribution Date, and the denominator of which shall be the aggregate amount of Allowed Class 8A General Unsecured Creditors and Unsecured Environmental Claims Allowed prior to the Distribution Date.

         3.       DISTRIBUTION RECORD DATE FOR DEBENTURE HOLDERS.

                  a.       DISTRIBUTION RECORD DATE.

                           All Distributions under the Plan shall be made to
(or, in the case of Disputed Claims, reserved on behalf of) holders of Allowed General Unsecured Claims as of the Distribution Record Date.

         4.       THE INITIAL DISTRIBUTIONS.

                  On the Consummation Date, the Disbursing Agent shall make all Distributions and payments required under the Plan and deposit the Reserve Amounts in the Disputed Claims Reserve Accounts to the extent required by the Bankruptcy Court in respect of Disputed Claims.

         5.       TREATMENT OF DISPUTED CLAIMS.

                  If in Class 8A, there exists with respect to General Unsecured Claims, as of the Distribution Date or any relevant date thereafter, Disputed Claims, the Disbursing Agent shall hold in the Disputed Claims Reserve Account and reserve all Pro Rata Distributions to which such holder of a Disputed Claim would otherwise be entitled, for the benefit of such holder, in either (a) the full Amount claimed by the holder of such Claim) or (b) the Amount of such Claim as estimated or Allowed by the order of the Bankruptcy Court provided, however, that no reserve shall be necessary on account of unliquidated Class 8A Claims and such Claims shall become disallowed, unless and until the holder of such Claim shall obtain an order of the Bankruptcy Court estimating such Claim for the purpose of calculating a proper reserve prior to the allowance thereof by order of the Bankruptcy Court. No Claimant shall be entitled to recover any Distributions made to holders of Allowed Claims regardless of any delay in obtaining an order allowing or estimating a Disputed Claim or an unliquidated Claim. The Disputed Claims Trustee designated by the Plan Proponents hereunder shall have the responsibility of liquidating and/or otherwise resolving General Unsecured Claims which are Disputed Claims.

                  After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, the Disbursing Agent shall distribute each Claimant's Pro Rata share in accordance with Article II of the Plan herein, but in no event no later than sixty (60) days after the entry of such order, pursuant to the terms of the order allowing the Claim and the terms of this Plan, with any Distributions reserved by the Disbursing Agent in an Amount greater than that required to be distributed as a result of the order allowing such Disputed Claim becoming property of the Disbursing Agent for Distribution Pro Rata to the respective holders of Allowed General Unsecured Claims in Class 8A.

         6.       UNCLAIMED DISTRIBUTIONS.

                  a.       SAFEGUARDING OF UNCLAIMED DISTRIBUTIONS.

                           All Unclaimed Distributions, shall be held by the
Disbursing Agent in the Disputed Claims Reserve Accounts for one hundred and eighty (180) days following the

Distribution Date. Such Distributions shall be held solely for the benefit of the holders of Allowed Claims and Allowed Administrative Claims who have failed to claim such Distributions and shall be released from the Disputed Claims Reserve Accounts and delivered to such holder, net of any taxes or other applicable charges required to be paid by the Disbursing Agent in respect thereof, upon presentation of proper proof by such holder of its entitlement thereto.

                  b.       RELEASE OF UNCLAIMED DISTRIBUTIONS.

                           After one hundred and eighty (180) days, the
Unclaimed Distributions (including interest thereon) may be released by the Disbursing Agent from the Distribution Fund and in such case, they shall constitute an Excess Reserves.

         7.       EXCESS RESERVES.

                  All Excess Reserves shall be distributed to holders of Allowed General Unsecured Claims Pro Rata, under the Purchase Alternative to holders of Allowed Claims in Class 8A and 8B under the Recapitalization Alternative.

         8.       FORM OF DISTRIBUTIONS.

                  Any Cash payment to be made pursuant to the Plan may be made by a check or wire transfer or as otherwise required.

         9.       ROUNDING.

                  Fractions of cents cannot be distributed. Therefore, whenever a payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole cent.

E.       THE DISBURSING AGENT.

         1.       APPOINTMENT.

                  The Disbursing Agent shall be _____________, who has been jointly retained by the Plan Proponents pursuant to the Disbursing Agent Agreement dated ___________, 1996.

         2.       POWERS.

                  The rights, powers and duties of the Disbursing Agent shall include (a) maintenance and oversight of the Distribution Fund, (b) the calculation and payment of all the Distributions and the making of all other payments required under the Plan, including under the Recapitalization Alternative, (c) the maintenance and oversight of the Disputed Claims Reserve Accounts, (d) the maintenance of Distributions that are unclaimed and the Distribution of Excess

Reserves, and (e) any and all other actions necessary or appropriate to implement or consummate the Plan.

         3.       COMPENSATION.

                  The Disbursing Agent shall be compensated pursuant to the Disbursing Agent Agreement.

         4.       APPOINTMENT OF SUCCESSOR.

                  In the event of the death, resignation or discharge of the Disbursing Agent, the Bankruptcy Court shall appoint a successor to the Disbursing Agent, who will be bound by the provisions of the Plan and the Disbursing Agent Agreement and the Disbursing Agent Order.

         5.       TERMINATION OF THE DISBURSING AGENT.

                  After the Consummation Date, upon Distribution of all funds and securities or securities in the Distribution Fund, and upon the final resolution of all Disputed Claims and the release of all funds from the Disputed Claims Reserve Accounts, and the payment or transfer of all Excess Reserves, the Disbursing Agent shall so inform the Bankruptcy Court and shall be relieved of any further responsibilities under the Plan.

F.       THE DISPUTED CLAIMS TRUSTEE.

         1.       APPOINTMENT.

                  Under the Purchase Alternative, the Disputed Claims Trustee shall be John P. Kneafsey, who is a Committee member and holder of Debentures, and who was jointly retained by the Plan Proponents pursuant to the Disputed Claims Trustee Agreement dated ______, 1996.

         2.       POWERS.

                  The rights, powers and duties of the Disputed Claims Trustee shall include the liquidation and/or resolution of the General Unsecured Claims which are Disputed Claims under the Purchase Alternative and the Disputed Claims Trustee shall be authorized to retain counsel or other Professionals necessary to enable him to fulfill his obligations.

         3.       COMPENSATION.

                  The Disputed Claims Trustee shall be compensated pursuant to the Disputed Claims Trustee Agreement.

         4.       APPOINTMENT OF SUCCESSOR.

                  In the event of the death, resignation or discharge of the Disputed Claims Trustee, the Bankruptcy Court shall appoint a successor to the Disputed Claims Trustee, who will be bound by the provisions of the Plan and the Disputed Claims Trustee Agreement.

         5.       TERMINATION OF THE DISPUTED CLAIMS TRUSTEE.

                  Upon the final resolution of all General Unsecured Claims which are Disputed Claims, the Disputed Claims Trustee shall be relieved of any further responsibilities under the Plan.

         6.       RECAPITALIZATION ALTERNATIVE.

                  Under the Recapitalization Alternative, there will be no Disputed Claims Trustee. The Reorganized Company will assume the powers of the Disputed Claims Trustee as those set forth under the Purchase Alternative.

G.       CONDITIONS TO CONFIRMATION OF THE PLAN.

         The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with paragraph I of this Section.

         1. The Bankruptcy Court shall have approved by Final Order a disclosure statement with respect to the Plan in form and substance reasonably acceptable to the Plan Proponents.

         2. The Confirmation Order shall be in form and substance reasonably acceptable to the Plan Proponents and Buyer.

H.       CONDITIONS TO THE CONSUMMATION DATE

         The following are conditions precedent to the occurrence of the Consummation Date, each of which may be satisfied or waived in accordance with paragraph I of this Section.

         1. The passage of 11 days after the date on which the Bankruptcy Court enters the Confirmation Order.

         2. The date of Confirmation shall have occurred and the Confirmation Order shall, among other things, provide that:

                  a. The provisions of the Confirmation Order are nonseverable and mutually dependent;

                  b. Except as expressly provided in the Plan or the Confirmation Order, the Company is discharged effective upon the date of Confirmation from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Company's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Company that has either been assumed or rejected in the Case or pursuant to the Plan, or obligation of the Company incurred before the date of Confirmation, or from any conduct of the Company prior to the date of Confirmation, or that otherwise arose before the date of Confirmation, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                  c. Except as expressly provided in the Plan, all Interests shall be terminated effective upon the Consummation Date;

                  d. The Plan does not provide for the liquidation of all or substantially all of the property of the Company and its Confirmation is not likely to be followed by the liquidation of the Reorganized Company or the need for further financial reorganization; and

                  e. The Bankruptcy Court shall have determined that any Reorganized NVF Common Stock and Secured Debentures issued under the Plan in exchange for Claims against the Company are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of any Reorganized NVF Common Stock and Secured Debentures are "underwriters" as that term is defined in section 1145 of the Bankruptcy Code.

         3. The Disputed Claims Reserve with respect to General Unsecured Claims does not require reserving more than $1.5 million, unless otherwise agreed to by the Committee.

         4.       No request for revocation of the Confirmation Order under
section 1145 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

         5. Under the Recapitalization Alternative, the Reorganized Company shall have obtained the Exit Financing.

I. WAIVER OF CONDITIONS TO THE CONFIRMATION OF THE PLAN AND TO THE CONSUMMATION DATE.

         The conditions set forth in paragraph (H) and (I) of this Section may be waived by the Plan Proponents without notice or a hearing. The failure to satisfy or waive any condition to the Confirmation of the Plan or the date of Consummation may be asserted by the Plan Proponents regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Plan Proponents). The failure of the Plan Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

J.       EFFECT OF CONFIRMATION.

         1.       DISCHARGE OF CLAIMS AND INTERESTS.

                  Except as otherwise provided in the Plan or in the Confirmation Order, upon entry of the Confirmation Order the Company shall be discharged from all Claims against or Interests in the Company, including any rights of set off, that arose before the entry of the Confirmation Order. The discharge of the Company shall be effective as to each Claim and Interest (except as otherwise provided in the Plan and Confirmation Order), regardless of whether a proof of Claim or Interest therefore was filed, whether the Claim or Interest is a Disputed Claim or Interest or an Allowed Claim, Allowed Administrative Claim or Allowed Interest, or whether the holder thereof votes to accept or reject the Plan.

         2.       INJUNCTION.

                  Each holder of a discharged Claim or Interest shall be permanently enjoined and precluded from taking certain actions, as described in greater detail in the Plan, against the Reorganized Company or any of its Affiliates on and after the Consummation Date.

         3.       EXCULPATION AND LIMITATION OF LIABILITY.

                  On the Consummation Date, the Company and all holders of Claims against and Interests in the Company will be conclusively deemed to release all Professionals retained by order of the Bankruptcy Court in the Case and all members of the Committee appointed in the Case, and all of the Professionals' and the Committee members' respective officers, directors, employees, principals, partners and agents, and all officers and directors of the Company holding such offices at anytime through the Distribution Date from all liabilities, claims, costs, Damages (proximate or consequential) and expenses (including attorneys' fees), except for claims arising from fraud, willful misconduct or gross negligence of such persons.

         4.       INDEMNIFICATION.

                  From and after the Consummation Date, the Reorganized Company shall indemnify and hold harmless (a) the Company, its officers, Professionals and directors, (b) the Committee, its Professionals and (c) the Committee members and their counsel, accountants and financial advisors (including each of the above (a) (b) (c) indemnified party's officers, directors, partners and employees) from and against any and all Liabilities, claims, costs, Damages (proximate or consequential) and expenses (including attorneys' fees) which may be made, assessed or otherwise incurred by the indemnified parties arising out of or relating to obligations or from liabilities (fixed or contingent) arising from events occurring post-petition which the Reorganized Company has agreed to assume or perform pursuant to the Agreement or in connection with the transactions contemplated hereby (including, without limitation, any liability which the Company or its affiliates may incur pursuant to ERISA and any liability to the PBGC). In each instance where there is a claim or potential claim for which any of the indemnified parties is or may be entitled to seek indemnification, the indemnified party shall notify the Reorganized Company or the Buyer in writing of such claim and shall furnish to the Reorganized Company or the Buyer copies of all notices, service of process, pleadings and other pertinent written communications from the party asserting such claim. The Reorganized Company shall promptly defend, pay, discharge, compromise or settle such claim at the Reorganized Company's expense, in such manner that neither the indemnified party nor their business, equipment, property or other assets, shall suffer any hindrance, loss, expense, interference, jeopardy, lien, judgment, attachment, notice of violation, injunction or judicial or other order.

         5.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  Executory contracts and unexpired leases shall either be rejected or shall be assumed by the Reorganized Company, pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code as provided in
Schedule 3.5(j) of the Agreement. Any party to an executory contract or unexpired lease that is rejected shall be required to file a proof of Claim with the Bankruptcy Court no later than fifteen (15) days after entry of the Confirmation Order.

         6.       TRANSFER FREE OF CLAIMS, LIENS, CHARGES AND OTHER INTEREST.

                  Under the Purchase Alternative, except as otherwise provided in the Plan or the Confirmation order, the Buyer is purchasing the New Common Stock of the Reorganized Company, free and clear of all Claims, Liens, charges and other interests of creditors arising prior to the date of Confirmation.

                  Under the Recapitalization Alternative, the Reorganization NVF Common Stock shall be transferred to holders of Allowed Class 8A General Unsecured Claims and Class 8B Unsecured Environmental Claims Allowed as of the Distribution Date free and clear of all Claims, Liens, charges and other interests of creditors arising prior to the date of Confirmation.

                  On the Distribution Date, the Indenture Trustee Claims shall be paid in full in Cash as follows: to Bankers Trust Company, $297,693.53; to Sterling National Bank and Trust Company, $_______. In addition to the foregoing, which cover the Indenture Trustee Claims through December 31, 1995, the Indenture Trustees may submit to the Company and the Committee invoices and back-up for all expenses incurred thereafter through the Consummation Date. If neither the Company nor the Committee has advised an Indenture Trustee in writing of its specific objection to any such subsequent fees and expenses within five (5) business days of receipt, then the Disbursing Agent shall pay such additional Indenture Trustee Claims in Cash by the later of ten (10) business days after submission of the invoice and backup or the Distribution Date. In the event any such invoice is disputed, the Indenture Trustee may apply for allowance of such disputed invoice as an Indenture Trustee Claim in accordance with Article VI(D) of the Plan. Nothing contained herein shall deprive the Indenture Trustees of their charging Liens under their respective Indentures as exercised by the Disbursing Agent under this Plan. Bankers Trust currently estimates that its additional Indenture Trustee Claim will not exceed $15,000 and Sterling currently estimates that its additional Indenture Trustee Claim will not exceed $________.

                  After the Indenture Trustees or their agents perform their obligations under the Plan, the Indenture Trustees and their agents, successors and assigns shall be discharged of all their obligations associated with the respective Indentures and agreements and released from all claims arising in the Chapter 11 Case, and as of the Distribution Date, such Indentures or agreements shall be deemed terminated, except that such termination shall not impair the rights of holders of Claims under the Indentures to receive Distributions on their Claims or the rights of the Indenture Trustees under their charging Liens pursuant to their respective Indentures to the extent that they have not received payment in full of amounts owed to the Indenture Trustees under their Indentures.

         7. CANCELLATION OF THE DEBENTURES AND EXISTING COMMON STOCK AND DISCHARGE OF INDENTURE TRUSTEE.

                  As of the Consummation Date, the Debentures shall be canceled and shall be null and void, and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive Distributions under this Plan in accordance with the Allowed Claims of the holders of such Debentures. As of the Consummation Date, the holders of certificates for Existing Common Stock shall have no rights, and such instruments shall evidence no rights.

                  No holder of a Debenture shall be entitled to any Distribution under this Plan unless and until such holder shall have first surrendered or caused to be surrendered, to the Disbursing Agent, the original Debentures together with an appropriate letter of transmittal, or, in the event that such original Debentures have been lost, destroyed, stolen or mutilated, unless such holder shall have executed and delivered an affidavit of loss and an indemnity with respect thereto in a form customarily utilized for such purposes.

                  After the Indenture Trustees or their agents perform their obligations under the Plan the Indenture Trustees and their agents, successors and assigns shall be discharged of all their obligations associated with the respective Indentures and agreements and released from all claims arising in the Company's Chapter 11 Case, and as of the Distribution Date, such Indentures or agreements shall be deemed terminated, except that such termination shall not impair the rights of holders of Claims under the Indentures to receive Distributions on their Claims.

K.       JURISDICTION.

         The Plan provides that the Bankruptcy Court shall retain jurisdiction for the following purposes:

         1. to determine the allowability of Claims and Interests upon the timely objection thereto;

         2. to approve, pursuant to section 365 of the Bankruptcy Code, the assumption, assignment or rejection of any executory contract or unexpired lease of the Company except as otherwise provided in the Plan;

         3. to determine requests for payments of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto;

         4. to resolve controversies and disputes regarding the interpretation of the Plan or any exhibit thereto;

         5. to implement the provisions of the Plan and enter orders in aid of confirmation and consummation of the Plan;

         6. to adjudicate any disputes with holders of Claims or Interests or any causes of action; and

         7. to hear and determine all pending or future controversies, suits, and disputes that may arise under the Plan including, without limitation, disputes between the Company and the Committee, and controversies arising in connection with the interpretation of the Plan, including any and all schedules, documents, and exhibits hereto, or any documents intended to implement the provisions of the Plan;

         8.       to consider any modification to the Plan;

         9. to correct any defect, cure any omission, or reconcile any inconsistency in the Plan, including any Exhibit thereto, or in any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan and to implement and effectuate the Plan;

         10. to determine such other matters as may be provided for in the Confirmation Order or other orders of the Bankruptcy Court as may be authorized under the provisions of the Bankruptcy Code or any other applicable law;

         11. to enforce all orders, judgments, injunctions, and rulings entered in connection with the Chapter 11 Case, and

         12.      to enter a final decree closing the Chapter 11 Case.

L.       MISCELLANEOUS PROVISIONS.

         1.       AMENDMENT.

                  The Plan may be altered, amended or modified only by the Plan Proponents with the consent of the Bankruptcy Court.

         2.       CREDITORS COMMITTEE DISBANDED.

                  The Plan provides that on the Distribution Date, the Committee shall be disbanded.

         3.       GOVERNING LAW.

                  Except to the extent that the Bankruptcy Code, Bankruptcy Rules or Delaware General Corporation Law are applicable, and subject to the provisions of any contract, instrument, release or other agreement or document entered into in connection with the Plan or this Disclosure Statement, the rights and obligations arising under the Plan and this Disclosure Statement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws of the State of Delaware.

         4.       POSTPETITION INTEREST.

                  Unless otherwise provided for in the Plan or Confirmation Order, no holder of a Claim will be entitled to interest accruing on or after the Petition Date on account of such Claim.


                                       V.

                               LEGAL PROCEEDINGS

         The following is a brief description of certain material proceedings involving the Company.

A.       ENVIRONMENTAL PROCEEDINGS AGAINST THE COMPANY.

         All Off-site and On-site Environmental Liabilities will be assumed by the Reorganized Company.

         Bankruptcy Code section 362(a) provides that the filing of the petition for relief under the Bankruptcy Code operates as a stay during the pendency of a Chapter 11 Case of the commencement or continuation of any judicial or other proceedings against the Company. Creditors seeking to assert Claims were required to file proofs of Claim against the Estate in accordance with the Bar Date Order. To the extent that such litigation results in Claims that are

Allowed against the Estate prior to the Consummation Date, such allowance may affect the distributions to certain creditors under the Plan.

         1.       TYBOUTS CORNER LANDFILL.

                  In October 1980, the EPA filed suit against New Castle County, Delaware and others with respect to the disposal of waste at the Tybouts Corner Landfill which is adjacent to the Army Creek Landfill described below. The EPA sought injunctive relief and recovery of its clean up costs. The Company and numerous other alleged potentially responsible parties ("PRP") were named in the suit as third party defendants in 1985. A Consent Decree was approved by the Court resolving the Company's liability.

                  The Company was also named as a defendant in an action brought by certain residents in the vicinity of the Tybouts Corner Landfill arising out of the alleged contamination of the site. In November 1992, the Company entered into a settlement of such action with the Andrews Generator Settlement Group providing for the payment by the Company of approximately $122,000 in twelve equal monthly installments (of which three payments in the aggregate Amount of $30,419.58 remain outstanding) (the "Tybouts Claim"). Such Claim shall be paid Pro Rata in accordance with Section IV(B). The underlying action has been dismissed. In the event of nonpayment by the Company, the settlement with the Andrews Group provides for a Lien on the Company's property in New Castle County as a remedy.

         2.       KENNETT SQUARE PLANT SITE AND NOZNESKY JUNK YARD.

                  The Company was notified in 1984 by the Pennsylvania Department of Environmental Resources ("DER") of a discharge containing PCBs from an outfall from its Kennett Square plant in Chester County, Pennsylvania to an unnamed tributary of the west branch of Red Clay Creek. The Company responded with an investigation and clean up of the potential source. The Company entered into a consent order and agreement with the EPA with respect to on-site clean up and the EPA advised the Company that it has fully complied with the order. The DER subsequently requested that the Company clean up PCBs in the unnamed tributary not located on the Company's property. With respect to alleged off-site contamination, the EPA issued two unilateral orders requiring testing and removal by the Company of certain contaminated soils. The Company filed a final report with the EPA under the second unilateral order, which expressly superseded the first order, stating that the Company believed its terms had been complied with. The Company had remediated the site by the removal of tons of soil, testing and developing an environmental solution to the PCB's in the rail road ditch. The Company also discussed with the EPA a possible settlement with respect to additional elevated concentrations of PCB's that were detected in an off-site drainage ditch. On November 10, 1992, the EPA sent to the Company a unilateral order requiring the prompt development and implementation of a response action plan for (1) the evacuation and disposal of PCB contaminated soils, sediments and debris from the off-site drainage ditch and (2) the "sale/tributary PCB report" described above. The Company declined to undertake the order for several reasons including financial and technical ones. EPA incurred costs of approximately $2 million in performing part or all of the work. The EPA could seek to impose fines of $25,000 per day and/or treble Damages for non-compliance with the order due to the Company's refusal to perform the work.

                  The EPA plans further investigation and potentially additional clean up at this site. Specifically EPA forwarded a consent order to the Company by letter dated December 12, 1995 requesting the Company to construct a sedimentation pond and related work. The Company and EPA are presently negotiating over the scope of work and the terms of the consent order to govern the Company's performance of that work. Further, the EPA has advised the Company informally that it is reviewing Kennett Square and/or adjacent areas for possible listing on the NPL as a Superfund Site. There have been allegations that the total additional response costs could be $10 million or higher. The EPA has declined to provide any information other than the NPL listing evaluation is ongoing.

                  In March 1995, the Company also received notice of violation letters and/or information requests from governmental agencies regarding alleged hazardous waste management, air emission, and wastewater discharge violations. The Company has retained consultants and is reviewing those matters with the appropriate governmental agencies.

                  The Kennett Square PCB contamination may or may not be related to property adjacent to the Kennett Square Plant site known as the Noznesky Junk Yard. EPA has expressed its intention to investigate this site. The Company is uncertain of its connection, if any, to the site or the scope of the problem.

         3.       LIPARI LANDFILL.

                  The EPA has filed an action against several PRPs not including the Company to recover costs expended for the remediation of Lipari Landfill in New Jersey. The Company is named as one of many third-party defendants with respect to the landfill. The defendants are seeking to recover their past response costs and future costs for performance of the remedy from the Company and other third-party defendants.

                  In September 1989, the New Jersey Department of Environmental Protection ("NJDEP") issued a directive to 20 parties, including the Company, under the authority of the New Jersey Spill Compensation Control Act which is stated to impose strict, joint and several liability and provides for treble Damages for failure to comply with the requirements of a directive. The directive requests payment to reimburse NJDEP for New Jersey's estimated 10% cost share of certain remedial activities at the Lipari Landfill as well as for certain administrative costs.

                  The principal defendant at the Lipari Landfill site -- Rohm & Haas -- settled with the United States and the State of New Jersey and agreed to pay most of the government's costs and to perform the remedy at the site. Numerous potentially responsible parties named as third-party defendants settled their liability as well. Approximately ten (10) third-party defendants remain in the litigation, including the Company. The third-party defendants generally are substantial companies. The third-party plaintiffs and the ten third-party defendants participated in court ordered mediation to resolve the matter throughout much of 1994 and 1995. The mediation failed and a trial schedule is expected to be set. The third-party plaintiffs allege joint and several liability, and seek approximately $6 - $9 million from the third-party defendants.

                  On or about August 30, 1995, the Company was served with a summons in an action entitled Wilson v. Lipari in which the Company is named as a defendant along with 16 other entities. The case is a class action seeking Damages arising from alleged exposure to the Lipari Landfill. The Company has filed a response indicating that action is subject to the bankruptcy automatic stay, prohibiting the plaintiffs from proceeding against the Company.

         4.       GEMS LANDFILL.

                  The Company, along with numerous other parties, is a recipient of a unilateral 106 order directing it to perform certain remedial actions at the GEMS Landfill site in New Jersey as a result of alleged waste disposal at such site. The Company has also been named a defendant in litigation commenced by NJDEP with respect to the GEMS site and has entered into a partial settlement with respect to Phase I of the GEMS site remediation, for which it paid approximately $150,000. Subsequently, New Jersey issued a directive to existing PRP's, including the Company, relating to the GEMs site Phase II (final) remediation. The Company believes there may be a reallocation of waste volumes attributable to participating parties which could affect the Company's share for both Phase I and II settlement costs. Additionally, a class action involving 200 to 900 property owners received class certification and litigation is proceeding against some PRPs at this site.

                  In conjunction with other PRPs, the Company made a settlement offer to the State of New Jersey and the United States. The governments are evaluating that group proposal. If the governments accept the proposal, all liabilities of the Company would be settled.

         5.       HELEN KRAMER LANDFILL, MARVIN JONES TRANSFER STATION, P.J.P.
                  LANDFILL.

                  The Company, along with numerous other parties, has been named by the EPA as a PRP with regard to the Helen Kramer Landfill in New Jersey as a result of alleged waste disposal at such site. On May 31, 1989 NJDEP separately issued a directive under the New Jersey Spill Act to 48 potentially responsible parties, including the Company, and to 17 insurance carriers seeking reimbursement for the state's expected share of construction costs to implement remedial actions at the Helen Kramer Landfill. Thereafter, the EPA filed a complaint in October 1989 against the Company and others seeking recovery of the costs of cleanup of such site. A complaint seeking essentially similar relief was also filed against the Company and 56 other defendants by the NJDEP. Those actions were joined by the court. New Jersey and the United States seek an alleged $184,373,549.18 plus interests and costs against some 48 direct defendants, including the Company, and approximately 265 third-party defendants. Through court order mediation last year, efforts were made to settle the case. The settlement process failed and the magistrate has recently ruled that the direct defendants are to proceed in the litigation as jointly and severally liable, but that the third-party defendants may be only severally liable.

         6.       YORKLYN PLANT SITE AND NEWARK PLANT SITE.

                  In June 1993, the Company received notification from the State of Delaware regarding potential liability for zinc contamination of the Red Clay Creek and adjacent area. The State contends that historical plant operations have contributed to increased levels of zinc in the stream and sediment. The Company proposes to enter into a Consent Decree with the state to investigate the alleged contamination.

                  In addition, by letter dated August 30, 1995, the EPA requested information from the Company pursuant to the Clean Water Act, pertaining to alleged zinc contaminated groundwater at the Yorklyn site. As an information request, the Company has no indication of the cost, if any, that might arise in connection with any alleged contamination.

         7.       BUZBY BROTHERS LANDFILL.

                  In October 1991, the NJDEP issued a directive to more than one hundred PRPs, including the Company, notifying them that they are responsible for cleanup of the Buzby Brothers Landfill in Voorhees, New Jersey, and ordering the PRPs, including the Company, to reimburse NJDEP for the estimated costs of the remedial investigation and feasibility study. The PRPs have discussed settlement of the directive, and an intra-group allocation has been proposed pursuant to which the Company paid $10,000 to settle its liability under the directive for reimbursement of the estimated costs of such investigation and feasibility study. To date, approximately $8.5 million has been spent by owner/operators to remediate the site and there is pending federal and state court litigation against some of the PRPs, not including the Company, in which those who have incurred costs performing a remedy seek reimbursement from others. It is possible that such an action could be pursued against the Company.

         8.       BOARHEAD FARMS SITE.

                  On June 10, 1988 and May 26, 1993, the EPA sent the Company requests for information connecting the Company to the Boarhead Farms Site, Bridgeton Township, Bucks County, Pennsylvania. The Company knows of no information directly linking it to this site and has provided a response to that effect to the EPA on August 8, 1994.

         9.       SPECTRON SITE.

                  The EPA named approximately 400 to 500 PRPs at this site. Clean up of the site was divided into units and the Company and other PRPs have entered settlements with respect to some units. On or about October 1, 1995, the Company received a notice letter from the EPA inviting it to participate in the negotiation of an agreement to conduct a remedial investigation/feasibility study for this site. The Company is presently reviewing this matter.

         10.      BOLSENSKI LANDFILL, MOUNTAINTOP LANDFILL, AND RIVERE CHEMICAL
                  SITE.

                  The Company received PRP notice letters from the EPA with respect to each of these three sites as follows:

                           - Bolsenski Landfill Site, Chester County, PA, Sept. 6, 1989.

                           - Mountaintop Landfill, Lancaster County, PA, March 4, 1988.

                           - Rivere Chemical Site, Bucks County, PA, Sept. 8, 1987 and April 12, 1988.

                  The Company responded to these notices denying liability.

         11.      PCB, INC.

                  By letter dated November 21, 1994, the Company was advised by the EPA that it is potentially responsible for clean up costs at PCN Treatment Inc. sites at Ewing Street, Kansas City, Kansas and Wyandotte Street, Kansas City, Missouri under the Toxic Substances Control Act, and potentially CERCLA, resulting from disposal of PCBs or PCB items at the site. NVF is identified in the Wyandotte records for a single shipment of capacitors in 1985 which weighed 440 pounds. The Company has been advised that approximately 1400 generators have been identified for this location, and that one set more than a million pounds of PCB waste and forth other each sent over 100,000 pounds. NVF has a right to contractual indemnification from its transporter for this liability, and has put its transporter on notice. On October 5, 1995, NVF filed a response to an EPA CERCLA 104(e) request for information which confirmed a single shipment in 1985 of 6 capacitors described on the manifest as "waste polychlorinated biphenyl."

         12.      ARMY CREEK LANDFILL.

                  As noted in Section II(B), the Delaware Sand and Gravel Decree released NVF from any ground water remedy costs associated with Army Creek. However, the Company may or may not have additional liability claims related to the soil or other remedial activities at the Army Creek landfill.

         13.      DELAWARE SAND AND GRAVEL LANDFILL--PRIVATE PARTY LAWSUIT.

                  In June 1993, the Company, along with other PRPs, was named as a defendant in an action brought in the Superior Court in the State of Delaware in which the plaintiff, a former bulldozer operator at the Delaware Sand and Gravel Landfill, seeks recovery for personal injuries arising out of alleged exposure to various chemicals at the landfill. The matter is still pending.

         14.      OTHER SITES.

                  The Company may have been, or may in the future be, alleged to be liable for environmental costs at other sites in various states, including Pennsylvania, New Jersey, and Delaware, and such potential liability arises out of the Company's alleged use of waste hauling entities related to Marvin Jonas, whose waste disposal practices have caused both government and private parties to bring cost recovery actions against any and all former Jonas customers when there is an allegation that Jonas disposed of waste at a particular site.

                  The Company's consolidated financial statements at December 31, 1995 include reserves of approximately $6.8 million for costs in connection with the environmental matters described above. The Company based such reserve upon its analysis of the estimated clean up costs for each site and estimated allocations of the Company's share of liability for each site, relying upon available information including that provided by the PRP groups for such sites. In connection with the various claims asserted against the Company by the EPA and others in connection with environmental matters, the Company has commenced an action against various insurance companies for some or all of the Amounts for which the Company might be held liable in connection therewith and the defense costs thereof. Except as noted above, the Company is unable at this time to predict the outcome of such action or the Amounts, if any, which may be paid by such insurers. Because of the uncertain nature of the environmental liabilities, particularly those related to the Kenneth Square facility and the Yorklyn Plant, the Company is unable to assure that the outcome of the environmental matters will not have a material adverse effect on its financial position or the results of its operations.

B.       SETTLEMENT DISCUSSIONS WITH THE EPA.

         The Company and EPA have engaged in settlement discussions in an attempt to avoid litigation in this Case and to provide a future framework for dealing with the Company's environmental liabilities. Such settlement discussions have contemplated a "pass through" of certain prepetition environmental liabilities whereby such liabilities would be treated as General Unsecured Claims and discharged under the Plan. The United States would retain its right to undertake enforcement activities in the ordinary course and liquidate certain prepetition Claims consistent with the terms of the Plan. The Company in turn would reserve all rights and defenses it would have been entitled to assert had the Claim been liquidated in the ordinary course and during the course of this Case. The EPA has also proposed that certain liabilities relating to the Company owned and operated sites would not be treated as set forth above and would not be dischargeable under the Plan. Settlement discussions between the Company and the EPA are continuing.

C.       OTHER LEGAL MATTERS.

         1.       PREFERENCE ACTIONS.

                  The Company filed a class action complaint to recover preferences from holders of Debentures. The complaint is based on transfers occurring on or about June 11 through 18, 1993, in which the Company paid: (i) to Banker's Trust, past due interest on the NVF 5% Debentures, interest on that interest, and various fees and expenses, totaling approximately $1,331,734.71, and (ii) to Sterling, past due interest on the NVF 10% Debentures, interest on that interest, and various fees and expenses, totaling approximately $576,463.12.

                  In addition, the Company believes that it may have certain causes of action against trade creditors pursuant to Bankruptcy Code section 547(b) as a result of certain transfers made to such trade creditors within the ninety (90) day period prior to the Petition Date. The Company believes that the trade creditors would raise as a defense to such action that the transfers were made in the ordinary course of business.

                  The Company and the Committee determined that such causes of action would be expensive and time-consuming to litigate and could damage the Company's relationship with its trade creditors. The Company and the Committee jointly decided not to pursue the preference actions because of the costs, risks, and delay associated with the litigation. Pursuant to the Plan, the complaint against the Indenture Trustees and the holders of Debentures will be dismissed with prejudice.

         2.       APL BANKRUPTCY.

                  On June 25, 1993, an Involuntary Bankruptcy Petition was filed against the Company's subsidiary APL Corporation ("APL"). The Company currently owns 68.1% of the common stock of APL. On July 23, 1993 APL filed a motion in the Bankruptcy Court for the Southern District of Florida and obtained an order on July 27, 1993 converting the Involuntary Petition to a voluntary case under Chapter 11 of the Bankruptcy Code. On July 27, 1993, a Chapter 11 trustee was appointed for APL. The APL plan of reorganization was confirmed on June 8, 1995. Confirmation of the APL plan eliminated the Company's ownership of APL.

         3.       DISPUTED CLAIM OF GLOBAL FINANCIAL CORPORATION.

                  On January 27, 1994, Global Financial Corporation ("Global Financial") filed Claim no. 1313 in the Amount of $5,179,499.27 and Claim no. 1312 in the Amount of $8,912,581.20. Both Claims allegedly arose out of certain consulting and litigation support services rendered by Global to affiliated companies of the Company, including, but not limited to APL, DWG Corporation, and Sharon Steel. Global contends the Company is jointly and severally liable for these charges and filed similar Claims in the APL and Sharon Steel bankruptcies. Global's Claims in the APL and Sharon Steel bankruptcies were subsequently dismissed. The Company objected to Global's Claim on the grounds, among other things, that the Company's book and records showed no Amount owing to Global Financial and that DWG did not have the authority to bind the Company to such an agreement. The Company believes that Global's Claims are without merit.

                  Discovery has commenced and, unless the Claim is settled, an evidentiary or other hearing will be held in the Bankruptcy Court with respect to this Claim.

         4.       INSURANCE & RISK MANAGEMENT.

                  The Company owns 60% of Insurance & Risk Management ("IRM"). IRM provided insurance placement and claims process services to the Company and affiliates of the Company. On June 20, 1993, IRM terminated its operations and commenced a liquidation of its assets. IRM, DWG and NVF were affiliated as a result of common ownership and control by Victor Posner. As a result of a series of transactions in April 1993, DWG is no longer affiliated with NVF and IRM. The decision to liquidate IRM's business was due to the fact that IRM's business was almost entirely conducted with affiliated companies. With DWG, the largest of such affiliated companies, becoming disaffiliated and electing not to use IRM for insurance placements and claims management, IRM's business would become too small to be useful or profitable.

         5.       OTHER MATTERS.

                  The Company has also commenced numerous collection matters and has commenced an action against Action Detective Guard Agency which relates to losses caused by fires at NVF's Newark, Delaware and Yorklyn, Delaware plants.

                                      VI.

                        CLAIMS INFORMATION AND ESTIMATES

A.       CLAIMS ESTIMATES.

         The Company filed its lists of creditors and equity security holders, schedules of assets and liabilities and statements of financial affairs and executory contracts (collectively, the "Schedules") on or before November 9, 1993. Thereafter, by order, dated November 3, 1993, the Bankruptcy Court established January 31, 1994 as the last date to file Claims in the Chapter 11 Case (the "Bar Date").

         To date, 1,992 Claims objections and settlement motions have been filed and over 1,973 Claims have been disallowed or expunged.

         The Company estimates the approximate aggregated final Allowed Amount of each Class of Claims and Interests as follows (in Thousands):

      Class 1 Claim..............................................  $8,225,643.74
      Class 2 Claims.............................................  $  128,956.09
      Class 3 Claims.............................................  $  412,000.00
      Class 4 Claims.............................................  $8,000,000.00
      Class 5 Claims.............................................  $1,813,507.25
      Class 6 Claims.............................................  $  561,812.43
      Class 7 Claims.............................................     Contingent

      Class 8A Claims...........................................  $72,974,205.32
      Class 8B Claims...........................................      Contingent
      Class 9 Claims............................................  $     1,833.11
      Class 10 Claims...........................................  $   480,997.00
      Class 11 Interests........................................  $          .00

In addition, the Company has estimated the Allowed Amount of Administrative to be paid out of the Distribution Fund and Priority Tax Claims as follows (in thousands):

      Case Administrative Claims................................  $6,000,000.00
      Priority Tax Claims.......................................  $  134,066.09

B.       OBJECTIONS TO CLAIMS.

         Any Claim which is not timely objected to (except for any unliquidated Unsecured Environmental Claims) and which has not previously been disallowed, will be deemed to be an Allowed Claim upon the expiration of the applicable time for making an objection. A Claim which is timely objected to will be considered a Disputed Claim until such time as an order has been entered by the Bankruptcy Court and such order has become a Final Order.

C.       PROJECTED DISTRIBUTIONS ON ACCOUNT OF ALLOWED CLAIMS.

         The estimated Cash Distributions in respect of Allowed Secured and General Unsecured Claims under the Purchase Alternative are set forth below.

                  Secured Claims............................  100%
                  General Unsecured Claims..................   47%

D.       BAR DATE FOR CERTAIN ADMINISTRATIVE CLAIMS.

         Except as otherwise provided in Confirmation Order, all applications by Professionals for final compensation for services rendered and for reimbursement of expenses incurred on or before the Consummation Date (including, without limitation, any compensation requested by any Professional or other entity for making a substantial contribution to the Chapter 11 Case) and all other requests for payment of administrative claims and expenses not otherwise Allowed incurred before the Consummation Date under section 507(a)(1) or 507(b) of the Bankruptcy Code (except only for Claims in trade debt incurred in the ordinary course of business and Claims under 28 U.S.C. section 1930) shall be Filed no later than thirty (30) days after the Consummation Date, unless such date is extended by order of the Bankruptcy Court entered upon motion Filed prior to the deadline hereunder, on notice to the Reorganized Company and the Company. Any such Claim that is not Filed by the deadline shall be forever barred. Holders of Administrative Claims who are required to file applications or other requests for payment of such Claims and who do not do so timely shall be forever barred from asserting such Claims against the Company, the Reorganized Company or any other entity in connection with their respective activities in the

Reorganized Case or any of their respective property. The Bankruptcy Court shall retain exclusive jurisdiction over any disputes concerning the Administrative Claims set forth in Section IV.


                                      VII.

                        RECAPITALIZATION ALTERNATIVE AND
                            ALTERNATIVES TO THE PLAN

A.       INTRODUCTION.

         If the sale to the Buyer is not consummated, the Plan Proponents will implement the Recapitalization Alternative.

         The Plan Proponents believe that the Plan incorporating the sale to the Buyer enables creditors to realize the most value in the shortest time. Since September 1994, the Company and the Committee have been working toward a consensual plan of reorganization. The alternative that offers the greatest and most certain return to creditors has always involved the sale of a portion or all of the assets or stock of the Company. Under the Purchase Alternative, creditors are to receive a Cash Distribution on the Distribution Date.

         Formulation of other plans at this point will require substantial additional expense and delay. Furthermore, there is no guarantee that a commitment to fund an alternative plan could be obtained or, if obtained, would provide the value offered under the Plan. Therefore, the Company and the Committee propose that, in the event the sale to the Buyer is not consummated, the Recapitalization Alternative shall serve as a default mechanism to avoid further expense and delay in this Case.

B.       THE RECAPITALIZATION ALTERNATIVE.

         The purpose of the Recapitalization Alternative is to provide a default mechanism whereby creditors can still realize going concern values and the Plan can still be confirmed in the event the sale to the Buyer is not consummated. The Plan Proponents' strategy in this regard is to maximize the value to creditors by recapitalizing the Company without any further expense and delay that is associated with the development of another plan. If the Recapitalization Alternative is implemented (i) Allowed Secured Claimants will generally receive the same treatment as set forth under the Purchase Alternative; (ii) Allowed holders of General Unsecured Claims and Allowed Unsecured Environmental Claims will receive distributions of the Reorganized NVF Common Stock, Secured Debentures and some Cash constituting partial recovery on a Pro Rata basis,
(iii) certain Claims will be assumed by the Reorganized Company and (iv) certain Claims, as well as Interests in the Company, will receive no Distribution. Payment to the Classes may be in the form of Cash, securities and other property, depending upon the particular Class.

C.       LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

         If no plan can be confirmed, the Chapter 11 Case may be converted to a case under Chapter 7 in which one or more trustees would be elected or appointed to liquidate the assets of the Company for distribution to their creditors in accordance with the priorities established by the Bankruptcy Code. The Company believes that liquidation under Chapter 7 would result in substantially reduced recovery of funds by the Estate because of (i) additional Administrative Claims arising from the appointment of a trustee for the Company and attorneys and other Professionals to assist such trustee; (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidations and from the resolution of the multitude of complex claims asserted against the Company; (iii) depressed value due to compelled sales; (iv) accelerated and increased transaction costs and other costs; (v) probable cessation of operations; and (vi) further delay and uncertainties.

         Attached as Exhibit "D" is a liquidation analysis. The estimates of liquidation values set forth in the liquidation analysis are based on estimates by the Company. Due to the numerous uncertainties and time delays associated with a liquidation under Chapter 7, it is not possible to predict with certainty the outcome of the liquidation of the Company or the timing or Amount of any distribution to creditors. As the liquidation analysis indicates, however, it is likely that liquidation under Chapter 7 would result in substantially smaller distributions for creditors than that provided for in the Plan.

         CREDITORS WILL RECEIVE GREATER VALUE UNDER THE RECAPITALIZATION ALTERNATIVE THAN THEY WOULD UNDER LIQUIDATION OF THE COMPANY.


                                     VIII.

                        CERTAIN FACTORS TO BE CONSIDERED

A.       CERTAIN RISK FACTORS ASSOCIATED WITH THE PLAN.

         1.       INHERENT UNCERTAINTY IN THE FINANCIAL PROJECTIONS.

                  The Projections for Reorganized NVF for each of the 4 years in the period ending December 31, 1999 are included in Exhibit "C" annexed hereto.

                  THE PROJECTIONS SET FORTH IN EXHIBIT "C" TO THIS DISCLOSURE STATEMENT REPRESENT THE COMPANY'S BEST ESTIMATE OF FUTURE EVENTS BASED ON CERTAIN ASSUMPTIONS SET FORTH WITH SUCH PROJECTIONS. THESE FUTURE EVENTS MAY OR MAY NOT OCCUR, AND THE PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTEE, REPRESENTATION OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. BECAUSE OF THE NUMEROUS RISKS

AND INHERENT UNCERTAINTIES THAT WILL AFFECT THE OPERATIONS OF REORGANIZED NVF, THE ACTUAL RESULTS OF REORGANIZED NVF MAY BE DIFFERENT FROM THOSE PROJECTED AND SUCH DIFFERENCES MAY BE MATERIAL AND MAY ADVERSELY AFFECT REORGANIZED NVF.

         2.       COMPETITION.

                  The Company is primarily engaged in the manufacture, fabrication and sale of vulcanized fibre, industrial laminated plastics and printed circuitry boards. The Company competes against numerous manufacturers of such materials and other materials which may be alternatives, many of which are larger than the Company and have significantly greater resources than the Company.

         3.       DEPENDENCE ON KEY PERSONNEL.

                  The success of Reorganized NVF is dependent in large part upon the continued service of John J. McNaboe, its chief operating officer, and on its ability to continue to attract and retain additional qualified employees. Competition for such employees is intense and their loss as employees, particularly to a competitor, could have an adverse effect on Reorganized NVF. Reorganized NVF will not maintain "keyman" insurance on any of its employees.

B.       CERTAIN RISK FACTORS ASSOCIATED WITH THE RECAPITALIZATION ALTERNATIVE.

         The following is intended to be a summary of certain material risks associated with the Recapitalization Alternative, but is not exclusive. Although the Plan Proponents do not expect to have to implement the Recapitalization Alternative, each creditor should analyze and evaluate the Recapitalization Alternative and the risks and the other information set forth in this Disclosure Statement as a whole with his or her advisors in determining whether to vote to accept or reject the Plan.

         1.       ENVIRONMENTAL LIABILITY EXPOSURE AND INSURANCE COVERAGE.

                  The Company has been, and may in the future be, alleged to be liable for Environmental Claims at sites in various states, including Pennsylvania, New Jersey and Delaware. See "Background and Description of Business - Legal Proceedings." The Company's consolidated financial statements at September 30, 1995 include reserves of approximately $6.8 million for costs in connection with such environmental matters. There is no assurance that the Company's $6.8 million reserve is sufficient. In connection with the various claims asserted against the Company by the EPA and others in connection with such environmental matters, the Company has commenced an action against various insurance companies for some or all of the Amounts for which the Company might be held liable in connection therewith and the defense costs thereof. The Company is unable at this time to predict the outcome of such actions or the Amounts, if any, which may be paid by such insurers.

                  The Company's manufacturing operations have involved, and the Reorganized Company's manufacturing operations after the Consummation Date will continue to involve, the controlled use of hazardous materials and chemicals. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by federal, state and local regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. Thus, the Reorganized Company's operations after the Consummation Date shall continue to expose it to potential environmental liability risks which are inherent in the manufacturing of the Reorganized Company's products. The Company does not maintain environmental liability insurance. The Company does however maintain general liability insurance which it considers adequate for its needs, taking into account the risk involved and cost of coverage

         2.       LIMITED MARKET FOR SECURITIES ISSUED UNDER THE
                  RECAPITALIZATION ALTERNATIVE.

                  The Reorganized NVF Common Stock and Secured Debentures to be issued to General Unsecured Creditors under the Recapitalization Alternative will be issued pursuant to section 1145 of the Bankruptcy Code, which generally provides that such securities are fully transferable by parties other than "underwriters" as such term is defined in section 1145(b). Certain restrictions may be imposed on the accumulation of Reorganized NVF Common Stock by the Plan Proponents. Further, even when unrestricted or with respect to the secured Debentures, there is no established trading market for any of these securities and there can be no assurance that any such market will develop. In addition, no assurances can be given that the holders of Reorganized NVF Common Stock and Secured Debentures will be able to sell securities in the future, or as to the price at which any such sales will occur.


                                      IX.

                           ISSUANCE OF SECURITIES AND
                APPLICATION OF FEDERAL AND OTHER SECURITIES LAWS

A.       ADOPTION OF THE REORGANIZED COMPANY'S CHARTER DOCUMENTS.

         As of the Consummation Date, the adoption of the Reorganized Company's restated certificate of incorporation and bylaws, the initial selection of directors and officers of the Reorganized Company, and all other matters under the Plan involving the capital stock or corporate governance of the Reorganized Company will be authorized and approved in all respects without any requirement of further action by stockholders or directors of the Company or the Reorganized Company. All such instruments will be adopted pursuant to section 1123(a)(5)(I) of the Bankruptcy Code and section 303 of the Delaware General Corporation Law ("DGCL"). The restated certificate of incorporation and bylaws of the Reorganized Company will, prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. After the Consummation Date, the Reorganized Company may further amend and restate its certificate of incorporation or bylaws as permitted by the DGCL.

B.       ISSUANCE AND DISTRIBUTION OF NEW COMMON STOCK UNDER THE PURCHASE
         ALTERNATIVE.

         Under the Purchase Alternative, on the Distribution Date or as soon as practicable after the Consummation Date, the Reorganized Company will issue __________ shares of New Common Stock, $__ par value per share, of the Reorganized Company to the Buyer. Upon issuance and distribution, the New Common Stock will be fully paid and nonassessable and will be authorized and approved in all respects without any requirement of further action by stockholders or directors of the Company or the Reorganized Company.

         When issued pursuant to the Purchase Alternative, the New Common Stock will constitute all of the outstanding shares of the Reorganized Company. Each holder of New Common Stock will be entitled to one vote per share of New Common Stock on all matters submitted for a vote of the stockholders of the Reorganized Company.

C. ISSUANCE AND DISTRIBUTION OF THE REORGANIZED NVF COMMON STOCK AND SECURED DEBENTURES UNDER THE RECAPITALIZATION ALTERNATIVE.

         1.       REORGANIZED NVF COMMON STOCK.

                  Under the Recapitalization Alternative, after the filing of the Recapitalization Notice on the Distribution Date, on the Consummation Date or as soon as practicable thereafter, the Reorganized Company will issue __________ shares of Reorganized NVF Common Stock, $__ par value per share, to the Allowed General Unsecured Creditors and Unsecured Environmental Claims Allowed as of the Distribution Date. Certain restrictions may be imposed on the accumulation of Reorganized NVF Common Stock by the Plan Proponents. Upon issuance and distribution, the Reorganized NVF Common Stock will be fully paid and nonassessable and will be authorized and approved in all respects without any requirement of further action by stockholders or directors of the Company or the Reorganized Company.

                  When issued pursuant to the Recapitalization Alternative, the Reorganized NVF Common Stock will constitute all of the outstanding shares of equity securities of the Reorganized Company. Each holder of Reorganized NVF Common Stock will be entitled to one vote per share of Reorganized NVF Common Stock on all matters submitted for a vote of the stockholders of the Reorganized Company.

         2.       SECURED DEBENTURES.

                  Under the Recapitalization Alternative, after the filing of the Recapitalization Notice, on the Distribution Date, on the Consummation Date or as soon as practicable thereafter, Reorganized NVF will issue Secured Debentures under a New Indenture with the following principal characteristics:

Principal Amount       $28,000,000 aggregate principal amount of Secured
                       Debentures.


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
Initial Issuance       Up to $28,000,000 aggregate principal amount of Secured
                       Debentures.

Denominations          Minimum denomination of $1,000 and integral multiples of
                       $1,000 per Secured Debenture.

Maturity               Five years.

Amortization           None.

Mandatory Prepayment   Annually, Pro Rata, in the amount of "Excess Cash"
                       defined as the excess of (i) earnings before interest, taxes, depreciation and amortization over (ii) the sum of cash interest expenses, net change in working capital, principal repayments, capital expenditures, and an annual reserve of $1.0 million.

Optimal Prepayment     At any time without premium or penalty.

Interest               9% per annum payable semi-annually in arrears.

Guarantors             Parsons Paper and NVF Industries of Canada Ltd. (the
                       "Guarantors").

Security First-priority security interest in all available unencumbered assets of the Reorganized Company and the Guarantors. Junior security interest in all available assets of the Reorganized Company and the Guarantors that are subject to existing security interests.

Certain covenants      The Reorganized Company will: (1) maintain a ratio of
                       current assets to current liabilities equal to or greater than 1.8 to 1, (2) maintain a ratio of EBITDA (where
                       EBITDA equals the sum of: (a) net operating income before taxes, interest expense, extraordinary and unusual items, and income or loss attributable to equity in affiliates and (b) depreciation and amortization to the extent deducted in determining net operating income) to interest expense equal to or in excess of 1.3 to 1, (3) continue and maintain the businesses of the Reorganized Company and its subsidiaries, (4) comply with the requirements of ERISA, and (5) deliver quarterly and annual financial statements.


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
                       The Reorganized Company will not, subject to certain exceptions: (1) incur additional indebtedness and contingent obligations, except of certain types or below certain limits, (2) incur additional liens or make investments in securities, (3) enter into sale-leaseback arrangements, (4) sell any assets other than in the ordinary course of business, or (5) undergo a change in control, merger, consolidation, or similar combination or reorganization.

The above summary description of the Secured Debentures is qualified in its entirety by reference to the form of Secured Debentures and related documents available from the Company.

         3.       DEPOSIT WITH DISBURSING AGENT.

                  As of the Consummation Date, or as soon as practicable thereafter, and after the filing of the Recapitalization Notice, the Reorganized Company will deposit with the Disbursing Agent sufficient shares of Reorganized NVF Common Stock and Secured Debentures to effect the distributions to be made pursuant to the Recapitalization Alternative.

         4.       FRACTIONAL SECURITIES UNDER THE RECAPITALIZATION ALTERNATIVE.

                  The Reorganized NVF Common Stock and Secured Debentures will be issued in whole shares and whole Secured Debentures only. Each creditor entitled under the Recapitalization Alternative to receive Reorganized NVF Common Stock or Secured Debentures will receive the total number of whole shares of Reorganized NVF Common Stock or Secured Debentures to which such creditor is entitled. Whenever any Distribution to a particular creditor would otherwise call for Distribution under the Recapitalization Alternative of a fraction of a share of Reorganized NVF Common Stock, the fractional portion of an entitlement to a share will be canceled.

                  The Disbursing Agent will allocate the aggregate remaining principal amount of the Secured Debentures in $1,000 denominations to creditors otherwise entitled under the Recapitalization Alternative to a fraction of a Secured Debenture. Such Secured Debentures shall be allocated in order of the size of the fractional portion of the entitlements for all creditors, starting with the largest such fractional portion, until all remaining whole Secured Debentures in the minimum denomination of $1,000 have been allocated. If two or more creditors are entitled to equal fractional entitlements and the number of creditors so entitled exceeds the number of whole Secured Debentures in the minimum denomination of $1,000 which remain to be allocated, the Disbursing Agent will allocate the remaining whole Secured Debentures in the minimum denomination of $1,000 to such creditors by random lot or such other impartial method that the Disbursing Agent deems fair. Upon the allocation of a whole Secured Debenture in the minimum denomination of $1,000 to a creditor in respect of the fractional portion of its entitlement, such fractional portion will be canceled.

                  Upon the allocation of all of the whole Secured Debentures, the Disbursing Agent will pay creditors Cash for any of their respective remaining fractional portion of entitlements. The amount of such Cash will be equal to the amount of such creditor's Claim giving rise to such fractional portion of entitlements to a whole Secured Debenture multiplied by ____ cents per dollar.

D. RESALE OF SECURITIES RECEIVED UNDER THE PURCHASE ALTERNATIVE OR THE RECAPITALIZATION ALTERNATIVE.

         1.       REGISTRATION OF SECURITIES.

                  Under section 1145(a) of the Bankruptcy Code, the issuance of the New Common Stock or Reorganized NVF Common Stock and Secured Debentures to be distributed under the Plan and the subsequent resale of such securities by entities which are not "underwriters" (as defined in section 1145(b) of the Bankruptcy Code), is not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

                  BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER OF SECURITIES ISSUED UNDER THE PLAN IS AN UNDERWRITER, NEITHER THE COMPANY NOR THE COMMITTEE MAKES ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE NEW COMMON STOCK, THE REORGANIZED NVF COMMON STOCK, OR THE SECURED DEBENTURES TO BE DISTRIBUTED UNDER THE PLAN. MOREOVER, SUCH SECURITIES, OR THE DOCUMENTS THAT ESTABLISH THEIR TERMS AND CONDITIONS, MAY CONTAIN TERMS AND LEGENDS THAT RESTRICT, OR INDICATE THE EXISTENCE OF RESTRICTIONS ON, THE TRANSFER OF SUCH SECURITIES AND INSTRUMENTS. THE COMPANY AND THE COMMITTEE RECOMMEND THAT RECIPIENTS OF SUCH SECURITIES UNDER THE PLAN CONSULT WITH LEGAL COUNSEL CONCERNING THE LIMITATIONS ON THEIR ABILITY TO DISPOSE OF SUCH SECURITIES.

                  The Company has no present intention to register under the Securities Act the New Common Stock to be distributed under the Purchase Alternative or the Reorganized NVF Common Stock and Secured Debentures to be distributed under the Recapitalization Alternative. The certificates representing the shares of New Common Stock or Reorganized NVF Common Stock and the Secured Debentures will bear the following legend and may bear other restrictive legends:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR

QUALIFICATION APPLIES. THE SECURITIES REPRESENTED BY THIS INSTRUMENT WERE ISSUED PURSUANT TO AN EXEMPTION PROVIDED BY 11 U.S.C. SECTION 1145, UNDER AN ORDER CONFIRMING THE PLAN IN THE CASE ENTITLED IN RE NVF COMPANY, DEBTOR, CASE NO. 93- 1020, IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE. THE HOLDER OF THIS INSTRUMENT IS REFERRED TO 11 U.S.C. SECTION 1145(b) AND (c) FOR GUIDANCE AS TO THE SALE OF THESE SECURITIES.

         2. LACK OF ESTABLISHED MARKET FOR REORGANIZED NVF COMMON STOCK AND SECURED DEBENTURES.

                  Reorganized NVF Common Stock and Secured Debentures will be issued pursuant to Recapitalization Alternative to persons who may prefer to liquidate their investment rather than hold such securities on a long-term basis. In the event of the Recapitalization Alternative, following the Consummation Date, the Reorganized Company intends to explore the possibility of obtaining a listing of the Recapitalized NVF Common Stock and/or Secured Debentures on a regional or national securities exchange or automated inter-dealer quotation system. At present, the Company has no specific plans with respect to obtaining any such listing and its ability to obtain any listing is uncertain. There is currently no established trading market for the Recapitalized NVF Common Stock and Secured Debentures and in the absence of such a listing, it is unlikely that any such market will develop. Moreover, even if such a listing is obtained, there is no assurance that there will be sufficient market interest to create a liquid market.

E.       RISKS ASSOCIATES WITH THE RECAPITALIZATION ALTERNATIVE.

         See Section VIII for a discussion of certain risk factors associated with the Recapitalization Alternative. Each creditor should review such factors carefully before voting to accept or reject the Plan.


                                       X.
                        INFORMATION CONCERNING THE BUYER

A.       FIRST SECURITY.

         The Buyer is a holding company controlled by Victor Posner. Victor Posner was formerly the Chairman of the Board, Chief Executive Officer, President and director of the Company and Mr. Posner, along with entities which he may be deemed to control, beneficially owned approximately 36,672,000 shares of the Existing Common Stock. Mr. Posner resigned as an officer and director of the Company in December 1993. Mr. Melvin C. Calvin and Ms. Brenda C. Castellano, who are currently on the Board of the Company are also directors of the Buyer.

         On December 1, 1993, in Securities and Exchange Commission v. Drexel Burnham Lambert Inc., et al., 837 F. Supp. 587 (S.D.N.Y. 1993), aff'd, 16 F.3d 520 (2d Cir. 1994), an
action brought by the Securities and Exchange Commission, a federal judge in the United States District Court for the Southern District of New York barred Victor Posner and Steven Posner from serving as officers and directors of any company reporting under the Securities Exchange Act of 1934, as amended, and ordered that the stock Victor Posner and Steven Posner own in corporations under their control be placed in voting trusts. For a description of additional litigation against Victor Posner and his affiliates see Securities and Exchange Commission
v. Drexel Burnham Lambert Inc., et al. For a description of the Committee's adversary proceeding against, among others, Mr. Posner, and the settlement thereof, see Section ___ above.


                                      XI.
                   CORPORATE GOVERNANCE AND MANAGEMENT OF NVF

A.       CURRENT BOARD OF DIRECTORS OF NVF.

         NVF'S current Board of Directors consists of 9 directors:

         Richard L. Beltzhoover, Brenda C. Castellano, Melvin R. Colvin, Kim Del Fabro, Marco B. Loffredo, Martin Posner, Bernard I. Posner, Dr. Willie
         C. Robinson, Thomas M. Thompson,

B.       CHANGES IN NVF'S BOARD OF DIRECTORS.

         Until the Consummation Date, the current composition of the NVF Board of Directors and their respective officers shall remain unchanged.

C.       BOARD OF DIRECTORS OF THE REORGANIZED COMPANY UNDER THE PURCHASE
         ALTERNATIVE.

         The Board of Directors of the Reorganized Company shall consist of the following: Melvin R. Colvin -- Chairman, John J. McNaboe, and Brenda C. Castellano.

D.       BOARD OF DIRECTORS OF REORGANIZED COMPANY UNDER RECAPITALIZATION
         ALTERNATIVE.

         The Board of Directors of the Reorganized Company will be appointed on the Confirmation Hearing Date, or as soon thereafter as is practical. The Board shall consist of five members. The Committee shall appoint three members and the Company shall appoint two.

E.       OFFICERS OF REORGANIZED NVF.

         The respective officers of Reorganized NVF initially shall be as follows:

NAME                                    TITLE
----                                    -----
John J. McNaboe                         President, Chief Executive Officer, and
                                        Chief Operating Officer

William J. Campbell                     Executive Vice President and Secretary

Donald Slesinski                        Vice President and Chief Financial
                                        Officer

         1.       MANAGEMENT COMPENSATION.

                  As indicated above, the respective officers of Reorganized NVF shall be Messrs. McNaboe, Campbell and Slesinski. Mr. McNaboe shall receive an annual salary of $380,000 and shall be entitled to bonuses determined by Reorganized NVF's Board of Directors. Mr. McNaboe shall be primarily responsible of the day-to-day management of operations of the Reorganized Company. Donald Slesinski shall receive an annual salary of $68,004. William J. Campbell shall receive an annual salary of $80,040.

F.       OFFICERS OF THE REORGANIZED COMPANY UNDER RECAPITALIZATION ALTERNATIVE.

         The officers of the Reorganized Company will be designated on the Confirmation Hearing Date, or as soon thereafter as is practical.

G.       POST-CONSUMMATION OPERATIONS.

         After the Consummation Date, the operation of the business of the Company shall be the sole responsibility of the Reorganized Company. The operation of the Reorganized Company will become the general responsibility of its board of directors, who will have the responsibility for the overall direction of Reorganized NVF.


                                      XII.

              CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.       GENERALLY

         The following discussion summarizes some of the significant federal income tax consequences of the transactions described herein and in the Plan. This discussion is for informational purposes only, does not represent an opinion of counsel, and is based on the Tax Code, the Treasury Regulations promulgated thereunder, judicial authority interpreting the Tax Code, and current administrative rulings and pronouncements of the Internal Revenue Service

("IRS"), any of which may be altered with retroactive effect, thereby changing the federal income tax consequences discussed below. The following discussion does not address foreign, state, or local tax consequences of the Plan, nor does it address special classes of taxpayers (such as S corporations, mutual funds, insurance companies, financial institutions, small business investment companies, foreign companies, nonresident alien individuals, regulated investment companies, broker-dealers, and tax-exempt organizations). This discussion is limited to taxpayers that own Claims against or Interests in the Company as capital assets (generally, property held for investment) within the meaning of section 1221 of the Tax Code. Due to the lack of applicable legal precedent, the possibility of changes in law, and differences in the nature of the Claims and methods of accounting, the tax consequences described herein are subject to significant uncertainties. No ruling will be sought from the IRS prior to the [Effective Date] with respect to any of the tax aspects of the Plan. EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH HIS OR HER TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

B.       FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY.

         1.       ISSUANCE OF NEW COMMON STOCK.

                  The $24.5 million paid by the Buyer to the Distribution Fund in exchange for the issuance of the Company's New Common Stock would not cause a recognition of income by the Company or the Buyer pursuant to section 1032 of the Tax Code. If the Buyer (rather than the Reorganized Company) pays some of the Claims, such payments could be considered additional consideration for the Company's Common Stock. However, such additional consideration also would not be recognized as income to the Company, pursuant to section 1032 of the Tax Code.

         2.       REORGANIZED NVF'S USE OF COMPANY'S EXISTING TAX ATTRIBUTES

                  In general, although the Company may realize taxable income as a result of the implementation of the Plan, it does not expect to incur any substantial tax liability, because any such taxable income should be largely sheltered by its existing net operating losses, capital losses, and tax credit carryovers ("Tax Attributes"), subject to the rules of section 382 of the Tax Code, discussed further below.

         3.       DISCHARGE OF INDEBTEDNESS.

                  Under the Tax Code, a taxpayer generally must include in gross income the Amount of any discharge of indebtedness income realized during the taxable year, except to the extent payment of such indebtedness would have resulted in a tax deduction. Section 108 of the Tax Code provides, however, that when, as in this Chapter 11 Case, the discharge of indebtedness occurs in a case under the Bankruptcy Code, gross income does not include any Amount that otherwise would be included in gross income by reason of the discharge of indebtedness. However, a taxpayer is required to reduce certain Tax Attributes for federal income tax purposes by the Amount of discharge of indebtedness income it is allowed to exclude from income.

                  Under the Plan, holders of Administrative Claims, Tax Claims, the NVF 10% Secured Note Claims, the Hartwell Secured Claim, the Reed Smith Secured Claim, the CIT DIP Financing, the New Castle County Secured Claim, Priority Unsecured Claims (Class 6 Claims), General Unsecured Claims in an Amount equal to or less than $100 (Class 9 Claims), the Pension Fund Claims (Class 7) and the assumed unexpired leases and executory contracts generally will be paid in Cash or assumed by the Reorganized Company, except as otherwise provided in the Plan, the full Amount of their Allowed Claims on or after the Consummation Date. Claims that are paid in full on the Consummation Date or that are assumed should not result in any discharge of indebtedness income.

                  In contrast, satisfaction of the Allowed General Unsecured Claims in an Amount Greater than $100, the Unsecured Environmental Claims, and the persons having interests in the rejected unexpired leases and executory contracts will (to the extent treated as indebtedness for federal income tax purposes) result in a discharge of indebtedness. Because the discharge of Claims will occur pursuant to the Plan in a Chapter 11 case, the Company will not, pursuant to the section 108 of the Tax Code, be required to include the discharge of indebtedness income in its taxable income. Certain of the Company's Tax Attributes, however, will be reduced by the excess, if any, of the Amount of the discharge of indebtedness over the fair market value of property transferred in satisfaction of such Claims unless the discharged Claims would have resulted in a deduction had they been paid in full. After a reduction in Tax Attributes pursuant to section 108 of the Tax Code, the Company's remaining Tax Attributes would be subject to limitations as a result of an ownership change.

         4.       LIMITATION ON TAX ATTRIBUTES AS A RESULT OF AN OWNERSHIP
                  CHANGE

                  The Company has filed federal income tax returns reflecting net operating loss carry forwards of approximately $[116,351,626] million as of the end of its taxable year ended December 31, 1994. The Company currently estimates that its cumulative net operating loss carry forward at the end of its taxable year ended December 31, 1995 is approximately $[113,462,000] million. Such carryovers will expire in various years through the taxable year ending in [2007]. In addition, these tax returns reflect investment tax credit carry forwards of approximately $1.5 million.

                  The Company has filed federal income tax returns reflecting capital loss carry forwards of $[94,468,591] million as of the end of its taxable year ended December 31, 1994. The Company currently estimates that its capital loss carry forward at the end of its taxable year ended December 31, 1995 will be $13,029,000.

                  Section 382 (in conjunction with section 383) of the Tax Code generally restricts a corporation's use of its Tax Attributes by limiting the Amount of income earned by the corporation after an "ownership change" that may be offset by Tax Attributes that arose prior to the ownership change (the "Section 382 Limitation"). In general, under section 382(g) of the Tax Code an "ownership change" occurs if the percentage of the value of the loss corporation's stock owned by one or more direct or indirect "five percent shareholders" has increased by more than

50 percentage points over the lowest percentage of that value owned by such five percent shareholder or shareholders at any time during the applicable "testing period" (generally the shorter of (i) the three-year period preceding the testing date or (ii) the period of time since the most recent ownership change of the corporation).

                  In general, when the Section 382 Limitation applies, a corporation's use of its pre-change date Tax Attributes (including certain Amounts that otherwise would be allowable as deductions during the five-year period beginning on the change date that are attributable to pre-change date periods) for taxable periods following the change date is limited to an annual Amount of Tax Attributes equal to the product of (i) the value of the corporation immediately before the ownership change multiplied by (ii) the long-term tax-exempt rate (as announced each month by the Treasury Department) on the date of the ownership change plus any unused portion of the Section 382 Limitation from prior years. Pursuant to section 382(l)(6), the value of the Company would be determined immediately after the reorganization. (For this purpose, the value of the corporation is generally the fair market value of the corporation's stock). The long-term tax-exempt rate is 5.65 percent for January 1996. (The limitation is also increased by the Amount of any net unrealized built-in gain on the change date that is recognized in subsequent taxable years. Furthermore, certain losses recognized by the Company after the change date may be subject to the Section 382 Limitation if the Company has a net unrealized built-in loss on the change date. The Company does not know whether it will have a net unrealized built-in gain or loss on the change date.)

                  Pursuant to the Plan, there would be an ownership change since the Buyer stock ownership in the Company by 5% or greater shareholders would undergo a greater than 50 percentage point increase. The effect of the Plan will be that the shareholdings of the Buyer will increase from 0% to 100%, a 100 percentage point increase. Therefore, the Section 382 Limitation would restrict the Company's use of its Tax Attributes.

                  Under the Recapitalization Alternative, an exception under section 382(l)(5) (the "Bankruptcy Exception") may provide relief from the
Section 382 Limitation. The Bankruptcy Exception, provides that the Section 382 Limitation does not apply under certain circumstances but requires that Tax Attributes be reduced by certain interest deductions taken by the loss corporation on indebtedness exchanged for stock.

                  The Bankruptcy Exception provides that the Section 382 Limitation will not apply to limit a loss corporation's use of pre-ownership change NOLs and recognized built-in losses if (i) such loss corporation is under the jurisdiction of a Bankruptcy Court in a Chapter 11 case and (ii) qualifying shareholders and creditors of the loss corporation (determined immediately before the ownership change) receive stock of the reorganized corporation which represents at least 50 percent of the total value and voting power of the corporation's stock (determined immediately after the ownership change). For purposes of the Bankruptcy Exception, all stock owned by stockholders of the corporation after the reorganization as a result of their being stockholders prior to the reorganization will be counted toward the 50% requirement. Stock received by creditors in satisfaction of their debt Claims against the corporation will only be counted, however, to the extent that such creditors received such stock in satisfaction of (i) indebtedness held by such creditors for at least 18 months before the filing of the bankruptcy petition with respect to such corporation or (ii) indebtedness which arose in the ordinary course of the trade or business of the corporation and which at all times has been beneficially held by such creditors.

                  If the Bankruptcy Exception applies to the Recapitalization Alternative, the NOLs available to the reorganized corporation following an ownership change will be recomputed without deductions for interest paid or accrued by the loss corporation on the indebtedness that is converted into stock, and for which the loss corporation previously had claimed deductions for federal income tax purposes during (i) the three taxable years prior to the taxable year in which the ownership change occurs and (ii) the portion of the taxable year of the ownership change up to, but not including, the change date. In addition, if the Bankruptcy Exception applies, the Company would be required to reduce its Tax Attributes by an Amount equal to 50% of the Amount excluded from taxable income under section 108(e)(10)(B) (the "Stock-for-Debt Exception"). Under the Recapitalization Alternative, the Stock-for-Debt Exception could apply to certain creditors who receive stock in exchange for their debt Claims relating to indebtedness held for at least 18 months prior to the filing of the bankruptcy petition or which arose in the ordinary course of business and has not been transferred since so arising. (The Stock-for-Debt Exception was repealed for discharges of debt in bankruptcy with respect to bankruptcies filed on or after January 1, 1994; since the bankruptcy petition was filed on August 27, 1993, the Stock-for Debt Exception could apply under the Recapitalization Alternative and the Bankruptcy Exception).

                  If the Bankruptcy Exception applies, the Company runs the risk that its Section 382 Limitation would be zero if a second ownership change were to occur during the two-year period following the change date. Section 382(e)(5)(D) of the Tax Code. A second ownership change that occurs after the two-year period following the change date, however, would only subject the Company's utilization of its Tax Attributes thereafter to the general Section 382 Limitation, and would not cause the complete elimination of the benefit of the Company's Tax Attributes by reducing its Section 382 Limitation to zero. For this reason, it is necessary to preclude any of the creditors receiving shares from increasing their individual share ownership. The risk of a second ownership change cannot be eliminated, however, because even with stock transfer restrictions in place, a second ownership change within the two-year period following the change date could occur due to, among other things, changes in the ownership of the stock (or other ownership interests) of entities that are holders of the Company's stock. The rules regarding attribution of stock ownership and the other Treasury regulations promulgated under section 382 of the Tax Code are very complex and subject to interpretation by the Internal Revenue Service in ways that might lead to inadvertent ownership changes.

                  On the basis of a preliminary analysis, it appears that the Bankruptcy Exception may be available to the Company in the event that the Recapitalization Alternative is pursued. In such an event, but prior to consummating the Company's Plan, the Plan Proponents reserve the right to perform a further analysis of the applicability of the Bankruptcy Exception, and to restructure the Recapitalization Alternative by varying the ratio of aggregate debt to equity, and the terms of any debt or equity instruments, to be issued under the Recapitalization Alternative, as necessary to meet the requirements of the Bankruptcy Exception without adversely affecting the value of the Distribution to holders of Allowed Claims under the Recapitalization Alternative.

         5.       OTHER CONSIDERATIONS.

                  Section 269 of the Tax Code grants the IRS the power to disallow any deduction, credit, or allowance (including the utilization of Tax Attributes) when a corporation undertakes certain transactions for the principal purpose of avoiding or evading federal income taxes. Application of section 269 of the Tax Code depends upon an evaluation of the facts and circumstances, and the Company believes that utilization of its Tax Attributes should not be denied by section 269 of the Tax Code, although the IRS and the courts could adopt a different view.

         6.       ALTERNATIVE MINIMUM TAX.

                  An alternative minimum tax ("AMT") is imposed by the Tax Code at a rate of twenty percent (20%) of a corporation's alternative minimum taxable income ("AMTI") in excess of an exemption Amount to the extent that such corporation's AMT liability exceeds its federal income tax liability. NOLs, as recomputed for AMT purposes ("AMT-NOLs"), may be used to offset ninety percent (90%) of AMTI. Thus, at a minimum, the Company will be subject to AMT at an effective rate of two percent (2%) on AMTI. AMTI generally equals regular taxable income, increased or decreased by certain specified items. AMTI is increased or decreased by seventy-five percent (75%) of the difference between adjusted current earnings ("ACE") and AMTI (computed without the adjustment for ACE, and without the deduction for AMT-NOLs). Discharge of indebtedness income excluded pursuant to the bankruptcy discharge exemption under section 108 (discussed above), however, is not included in computing AMTI for AMT purposes, although the Company may be required to reduce its Tax Attributes for AMT purposes. Any AMT that the Company pays generally will be allowed as a credit against regular federal income tax liability for the first taxable year in which Reorganized NVF becomes subject to regular federal income tax.

C.       FEDERAL INCOME TAX CONSEQUENCES TO CREDITORS.

         The federal income tax consequences of the consummation of the Plan to each creditor will depend, among other things, on the consideration to be received by the creditor, whether the creditor reports income using the accrual or cash method, and on whether the creditor has taken a bad debt deduction or worthless security deduction with respect to its Claim.

         1.       TAX CHARACTERIZATION OF EXCHANGES.

                  a.       CREDITORS HOLDING ALLOWED CLAIMS ON THE DISTRIBUTION
                           DATE.

                           (1)      CREDITORS RECEIVING CASH ONLY.

                                    Those creditors receiving Cash only on the
Distribution Date, generally will recognize gain or loss equal to the difference between the Amount of Cash received and the adjusted tax basis of the Claim exchanged therefor. For those holders of Claims who acquired their Claims at a significant discount or who have taken a bad debt or worthless security deduction with respect to all or a portion of their Claims, it is possible that gain may be recognized as a result of this exchange.

                           (2) CREDITORS HOLDING CLAIMS THAT WILL BE PARTIALLY OR COMPLETELY UNSATISFIED.

                                    Holders of Claims that will not be
completely satisfied, which include General Unsecured Creditors, and persons having interests in the rejected unexpired leases and executory contracts, generally will recognize gain or loss equal to the difference between the Amount of Cash received and the adjusted tax basis of the Claim exchanged therefor. For those holders of Claims who acquired their Claims at a significant discount or who have taken a bad debt or worthless security deduction with respect to all or a portion of their Claims, it is possible that gain may be recognized as a result of this exchange.

                  b.       HOLDERS OF DISPUTED CLAIMS.

                           Although not free from doubt, holders of Disputed
Claims should not recognize any gain or loss on the Distribution Date. Holders whose Disputed Claims become Allowed Claims will receive payments in discharge of such Allowed Claims from Reorganized NVF in Cash. Such holders receiving Cash will be subject to the same tax treatment as the holders of Allowed Claims on the Distribution Date, as discussed above.

                  c.       HOLDERS OF EXISTING COMMON STOCK.

                           Holders of Existing Common Stock, whose shares of
such stock will be extinguished without their receiving any consideration for their shares, would recognize loss in an Amount equal to the holder's tax basis in such extinguished shares.

         2.       CHARACTER AND TIMING OF GAIN OR LOSS.

                  The character of any gain or loss as capital or ordinary gain or loss and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors. Each creditor recognizing gain or loss pursuant to the Plan should consult his or her tax advisor as to the applicability of these factors to such creditors.

         3.       RECEIPT OF INTEREST.

                  Creditors will recognize ordinary income to the extent that they receive any Cash or property that is attributable to accrued but unpaid interest that has not already been included for federal income tax purposes in such creditor's taxable income. A holder of a Claim which includes accrued interest who receives consideration which is less than the Amount of the Allowed Claims must allocate such consideration between principal and interest for federal income tax purposes. In the event that the Amount of Cash and other property attributable to interest on a creditor's Claim is less than the Amount previously included as interest on the Claim in the creditor's federal taxable income, the unpaid interest may be deducted, generally as a loss or as an adjustment to a reserve for bad debts.

                  The Company intends to take the position that the Amounts distributed to holders of Allowed Claims on the Distribution Date are allocable first to principal, up to the full Amount of such principal, with only the excess, if any, being allocated to interest. However, the proper allocation between principal and interest of Amounts received in exchange for the discharge of a Claim at a discount is unclear and may be affected by, among other things, the rules in the Code related to imputed interest, original issue discount and accrued market discount. In connection with the allocation of consideration between principal and interest, creditors should consult their tax advisors to determine the Amount of consideration received under the Plan that is attributable to interest.

         4.       WITHHOLDING AND REPORTING.

                  The Disbursing Agent will withhold all Amounts required by law to be withheld from payments to holders of Claims. In addition, such holders may be required to provide certain tax information to the Company as a condition of receiving distributions under the Plan. The Company will comply with all applicable reporting requirements of the Code.

         5.       MARKET DISCOUNT.

                  Section 1276 of the Tax Code generally requires holders of "market discount bonds" to treat as ordinary income, rather than as capital gain, any gain recognized on the disposition of such bonds to the extent of the market discount accrued during the holder's period of ownership. A "market discount bond" is a debt obligation purchased at a market discount, subject to certain exceptions, including a de minimis exception. For this purpose, a purchase at a market discount includes a purchase after the original issuance at a price below the stated redemption price at maturity. The Amount of market discount on a bond generally equals the excess of (i) the stated redemption price at maturity of a debt obligation (or, in the case of a debt instrument issued with original issue discount, its "revised issue price") over (ii) the tax basis in the hands of the holder immediately after the bond's acquisition. The accrued market discount generally equals a ratable portion of the bond's market discount, based on the number of days the taxpayer has held the bond at the time of such disposition, as a percentage of the number of days from the date the taxpayer acquired the bond to its date of maturity. Also, holders of market discount bonds are required, under certain circumstances, to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to acquire or carry market discount bonds. Neither the rule treating accrued market discount as ordinary income on a disposition nor the rule deferring interest deductions applies if the holder of a "market discount bond" elects to include the accrued market discount in income currently. The rule treating accrued market discount as ordinary income does not apply to bonds issued on or before July 18, 1984, unless they were purchased after April 30, 1993.

                  If a creditor receives property in exchange for his Allowed Claim pursuant to the Plan in a transaction that qualifies as a "recapitalization," the accrued market discount treated as ordinary income is limited to the Amount of any gain the creditor recognizes as a result of this exchange. To the extent that the Amount of market discount that accrued prior to the recapitalization exceeds the gain recognized, such excess will be allocated to the Reorganized NVF Common Stock or "securities" received in the recapitalization. Upon a subsequent disposition of such Reorganized NVF Common Stock or "securities," any realized gain will be treated as ordinary income or interest income, respectively, to the extent of the allocable portion of the accrued market discount not recognized at the time of the recapitalization.

         6.       TAX CONSEQUENCES TO CREDITORS OF THE RECAPITALIZATION
                  ALTERNATIVE.

                  Under the Recapitalization Alternative, the exchange of Claims for the Reorganized NVF Common Stock should be a nonrecognition event to the extent such Claims constitute "securities" within the meaning of section 354 of the Tax Code. In addition, the exchange of Claims for the Secured Debentures should also constitute a nonrecognition event to the extent such Claims constitute "securities" within the meaning of section 354 of the Tax Code, provided that the amount of principal obligation received under the Recapitalization Alternative does not exceed the principal amount of the Claim exchanged therefor. Any such excess principal Amount would be treated as taxable income to such creditor, with such income treated as a dividend to the extent such income had the effect of a distribution, and the remainder, if any, treated as income from the exchange of property. The creditors' basis in the Reorganized NVF Common Stock and Secured Debentures would be equal to their basis in securities surrendered. The issue of whether a Claim constitutes a "security" for purposes of section 354 of the Tax Code depends on all the facts and circumstances, and no determination has been made in this regard with respect to Claims under the Plan. In the event that a creditor's Claim does not constitute a "security" for purposes of section 354 of the Tax Code, the exchange will be treated as a taxable event in the manner described above "Federal Income Tax" Consequences to Creditors -- Tax Characterization of Exchanges."

D.       IMPORTANCE OF OBTAINING PROFESSIONAL ASSISTANCE.

AS INDICATED ABOVE, THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN ARE COMPLEX, AND, IN MANY AREAS,

UNCERTAIN. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH HIS OR HER TAX ADVISOR REGARDING SUCH TAX CONSEQUENCES.


                                     XIII.

                                   CONCLUSION

         THE PLAN PROPONENTS URGE ALL HOLDERS OF CLAIMS IN THE VOTING CLASSES TO ACCEPT THE PLAN AND RETURN THEIR BALLOTS SO THAT THEY WILL BE RECEIVED BY ___________ BY 5:00 P.M. EASTERN STANDARD TIME ON ______, 1995.

Dated:  Yorklyn, Delaware
        January __, 1996

                                           NVF COMPANY,
                                           a Delaware corporation

                                           By
                                             -----------------------------------
                                           Name:  John J. McNaboe
                                           Title: Chief Operating Officer


BAKER & MCKENZIE

By /s/Katherine S. Kruis for
  ------------------------------
      Ali M. M. Mojdehi

101 W. Broadway 12th Floor
San Diego, California
(619) 235-7780
Co-Counsel for Debtor and Debtor-in-Possession

                                              MORRIS, JAMES, HITCHENS & WILLIAMS

                                              /s/ EDWARD M. McNALLY
                                              ----------------------------------
                                              Edward M. McNally
                                              222 Delaware Avenue
                                              P.O. Box 2306
                                              Wilmington, DE 19899
                                              302/888-6880
                                              Attorneys for Official Committee
                                                of Unsecured Creditors

OF COUNSEL:

LeBOEUF, LAMB, GREENE &
  MacRAE, L.L.P.
Angela J. Somers
125 W. 55th Street
New York, NY 10019-5389
212/424-8000

                                 EXHIBIT INDEX

EXHIBIT A         PLAN OF REORGANIZATION (SEE EXHIBIT 2 TO FORM 8-K)
EXHIBIT B         LIST OF PROPERTIES
EXHIBIT C         PROJECTIONS
EXHIBIT D         LIQUIDATION ANALYSIS
EXHIBIT E         STOCK PURCHASE AGREEMENT

                                                                       EXHIBIT A







                            PLAN OF REORGANIZATION


                         (SEE EXHIBIT 2 TO FORM 8-K)

                                                                       EXHIBIT B


-----------------------------------------------------------------------------------------------------------------
                                          OWNED
                                            OR                                                        APPROXIMATE
                LOCATION                  LEASED                         USE                          SQUARE FEET
                --------                  ------                         ---                          -----------
-----------------------------------------------------------------------------------------------------------------
NVF FACILITIES
-----------------------------------------------------------------------------------------------------------------
Multi-Segment Facilities
-----------------------------------------------------------------------------------------------------------------
  Kennett Square, PA (1)                  Owned        Manufacturing/Fabrication                          342,000
-----------------------------------------------------------------------------------------------------------------
  Yorklyn, DE (2)                         Owned        Manufacturing/Fabrication                          552,000
-----------------------------------------------------------------------------------------------------------------
  Wilmington, DE (1)(2)                   Owned        Fabrication                                        186,000
-----------------------------------------------------------------------------------------------------------------
  Hartwell, GA (2)(3)                     Owned        Manufacturing/Fabrication                          144,300
-----------------------------------------------------------------------------------------------------------------
  Broadview, IL (1)(2)                    Owned        Warehouse and Distribution Center                   27,000
-----------------------------------------------------------------------------------------------------------------
  Toronto, Canada (1)(2)(3)               Leased       Manufacturing/Fabrication                           40,000
                                          (expires
                                           4/96)
-----------------------------------------------------------------------------------------------------------------
Paper Products Segment
-----------------------------------------------------------------------------------------------------------------
  Holyoke, MA                             Owned        Manufacturing                                      313,000
-----------------------------------------------------------------------------------------------------------------
Inactive
-----------------------------------------------------------------------------------------------------------------
  Newark, DE (4)(5)                       Owned        Closed                                             356,000
-----------------------------------------------------------------------------------------------------------------
Unimproved Land
-----------------------------------------------------------------------------------------------------------------
Kennett Township and New Castle County    Owned        Unimproved Land                              130-160 acres
-----------------------------------------------------------------------------------------------------------------


         (1)     Industrial Laminated Plastics Segment

         (2) Vulcanized Fibre Segment. Fire damage occurred in January 1993 to a small warehouse at Yorklyn, DE.

         (3)     Material Handling Container Segment

         (4) Newark, DE operations were terminated in September, 1991. The Debtor has commenced the transfer of the operations of the Newark facility to the Yorklyn, DE facility. The Company anticipates completing the transfer of operations by December 31, 1994.

         (5) Fire damage occurred in January, 1993 to a vacant warehouse at NVF's inactive Newark, DE facility. There was also minor damage to certain surrounding buildings at Newark, DE.

                                                                      EXHIBIT C

                             REORGANIZED NVF COMPANY
                       PRO FORMA BALANCE SHEETS REFLECTING
                           REORGANIZATION ADJUSTMENTS
                      (UNAUDITED, IN THOUSANDS OF DOLLARS)


                                                   ESTIMATED
                                                      PRE-                 PLAN               CONSUMMATION
                 ASSETS                           CONFIRMATION          ADJUSTMENTS               DATE
                 ------                           ------------          -----------               ----
CURRENT ASSETS:
  CASH & CASH RESERVES                              $     152          $     541 (a)(b)(g)      $    693
  RESTRICTED CASH                                   $       0          $   1,915 (h)            $  1,915
  RECEIVABLES, NET                                  $  15,012                                   $ 15,012
  INVENTORIES                                       $  13,776                                   $ 13,776
  OTHER CURRENT ASSETS                              $     525                                   $    525
                                                    ---------          ---------                --------
         TOTAL CURRENT ASSETS                       $  29,465          $   2,456                $ 31,921

INVESTMENT IN AFFILIATES                            $      87                                   $     87

PLANT, PROPERTY & EQUIPMENT                         $  87,753                                   $ 87,753
 LESS: ACCUMULATED DEPRECIATION                     $ (68,996)                                  $(68,996)
                                                    ---------          ---------                --------
  NET PLANT, PROPERTY & EQUIPMENT                   $  18,757                                   $ 18,757

OTHER ASSETS                                        $   5,859                                   $  5,859
                                                    ---------          ---------                --------
         TOTAL ASSETS                               $  54,168          $   2,456                $ 56,624
                                                    =========          =========                ========
  LIABILITIES & STOCKHOLDERS'
         EQUITY (DEFICIENCY)

ACCOUNTS PAYABLE & ACCRUED
  LIABILITIES                                       $   2,261          $    (690) (g)           $  1,571
ACCRUED EMPLOYEE BENEFITS                           $   3,433                                   $  3,433
CURRENT PORTION OF DEBT                             $       0          $   7,816  (f)           $  7,816
SECURED LINE OF CREDIT                              $       0          $   6,000  (d)           $  6,000
CIT FINANCING                                       $   4,769          $  (4,769) (d)           $      0
OTHER CURRENT LIABILITIES                           $   1,651          $    (480) (j)           $  1,171
                                                    ---------          ---------                --------
         TOTAL CURRENT LIABILITIES                  $  12,114          $   7,877                $ 19,991

LONG-TERM DEBT:

HARTWELL SECURED NOTE                               $     129          $     (80) (f)           $     49
REED SMITH SECURED CHARGING LIEN                    $     275          $    (275) (f)           $      0
NEW CASTLE COUNTY NOTE                              $   1,567          $     315  (e)           $  1,882
NVF 10% SECURED NOTES                               $   7,461          $  (7,461) (f)           $      0
                                                    ---------          ---------                --------
                                                    $   9,432          $  (7,501)                  1,931

ACCRUED PENSION - LONG TERM                         $   4,422                                   $  4,422
ACCRUED POST RETIREMENT BENEFITS                    $   4,706                                   $  4,706
ENVIRONMENTAL LIABILITY                             $   6,800          $  (2,839) (i)           $  3,961
DEFERRED AND OTHER TAXES                            $   1,722                                   $  1,722
LIABILITIES SUBJECT TO COMPROMISE                   $  72,548          $ (72,548) (b)           $      0
                                                    ---------          ---------                --------
         TOTAL LIABILITIES                          $ 111,744          $ (75,011)               $ 36,733
                                                    ---------          ---------                --------
COMMON STOCK                                        $     956          $  19,044  (a)(b)        $ 20,000
PAID IN CAPITAL - NEW                               $       0          $     109  (a)(e)(h)(j)      (109)
PAID IN CAPITAL - OLD                               $ 234,943          $(234,943) (e)                  0
RETAINED EARNINGS (DEFICIENCY)                      $(362,238)         $ 362,238  (c)                  0
NET APL DECONSOLIDATION                             $  77,115          $  77,115  (c)                  0
TREASURY STOCK                                      $  (8,352)         $   8,352  (c)                  0
                                                    ---------          ---------                --------
 TOTAL STOCKHOLDERS' EQUITY
   (DEFICIENCY)                                     $ (57,576)         $  77,467                $ 19,891
                                                    ---------          ---------                --------
 TOTAL LIABILITIES & STOCKHOLDERS
   EQUITY                                           $  54,168          $   2,456                $ 56,624
                                                    =========          =========                ========

     THESE PRO FORMA BALANCE SHEETS SHOULD BE READ IN CONJUNCTION WITH THE
                               ACCOMPANYING NOTES

                                                                      EXHIBIT C

                             REORGANIZED NVF COMPANY
                  UNAUDITED PRO FORMA BALANCE SHEETS REFLECTING
                           REORGANIZATION ADJUSTMENTS
                      (Unaudited, in thousands of dollars)

                                      NOTES

(a) Represents initial capitalization to the Plan - including $20,000 received for common shares of Reorganized NVF and $4,500 of contributed capital and the net proceeds from the settlement of certain litigation.

(b) Represents the settlement of Liabilities Subject to Compromise pursuant to terms of the Plan.

(c) Represents the effect of cancellation of the outstanding shares of the NVF Company's Common Stock (including Treasury Stock), write-down of the opening balance of capital in excess of par value and elimination of APL.

(d) Represents the refinance of the Secured DIP lender.

(e) Represents the capitalization of accrued unpaid interest through the Consummation Date.

(f) Represents the reclassification of the current and long-term portions of the respective notes.

(g) Represents the payment of Priority Claims by the Debtor on the Consummation Date.

(h) Represents additional proceeds from First Security and Investment Corp. being used to satisfy specific liabilities.

(i) Represents environmental liabilities being satisfied pursuant to the Plan.

(j) Represents an affiliate claim being satisfied pursuant to the Plan.

                                                                       EXHIBIT C

                             REORGANIZED NVF COMPANY
                               PRO FORMA PROJECTED
                                 BALANCE SHEETS
                      (UNAUDITED, IN THOUSANDS OF DOLLARS)

                                             CONSUMMATION
         ASSETS                                  DATE        YEAR 1       YEAR 2      YEAR 3       YEAR 4
         ------                              ------------    ------       ------      ------       ------
CURRENT ASSETS:
  CASH & CASH RESERVES                         $    693     $  2,510     $  1,768    $  2,798     $  3,713
  RESTRICTED CASH                              $  1,915     $      0     $      0    $      0     $      0
  RECEIVABLES, NET                             $ 15,012     $ 15,762     $ 16,762    $ 17,762     $ 18,762
  INVENTORIES                                  $ 13,776     $ 14,376     $ 15,176    $ 15,976     $ 16,776
  OTHER CURRENT ASSETS                         $    525     $    450     $    425    $    400     $    375
                                               --------     --------     --------    --------     --------
         TOTAL CURRENT ASSETS                  $ 31,921     $ 33,098     $ 34,131    $ 36,936     $ 39,626

INVESTMENT IN AFFILIATES                       $     87     $     87     $     87    $     87     $     87

PLANT, PROPERTY & EQUIPMENT                    $ 87,753     $ 89,253     $ 91,553    $ 93,553     $ 96,353
 LESS: ACCUMULATED DEPRECIATION                $(68,996)    $(70,802)    $(72,999)   $(75,204)    $(77,498)
                                               --------     --------     --------    --------     --------
  NET PLANT, PROPERTY &
    EQUIPMENT                                  $ 18,757     $ 18,451     $ 18,554    $ 18,349     $ 18,855

OTHER ASSETS                                   $  5,859     $  5,679     $  5,439    $  5,199     $  4,959
                                               --------     --------     --------    --------     --------
         TOTAL ASSETS                          $ 56,624     $ 57,315     $ 58,211    $ 60,571     $ 63,527
                                               ========     ========     ========    ========     ========

  LIABILITIES & STOCKHOLDERS'
         EQUITY (DEFICIENCY)

ACCOUNTS PAYABLE & ACCRUED
  LIABILITIES                                  $  1,571     $  3,021     $  3,421    $  3,821     $  4,221
ACCRUED INTEREST PAYABLE                       $      0     $    135     $    109    $     84     $     56
ACCRUED EMPLOYEE BENEFITS                      $  3,433     $  3,433     $  3,433    $  3,433     $  3,433
CURRENT PORTION OF DEBT                        $  7,816     $  2,709     $  2,938    $  3,014     $    514
SECURED LINE OF CREDIT                         $  6,000     $  6,000     $  6,000    $  6,000     $  6,000
OTHER CURRENT LIABILITIES                      $  1,171     $     33     $     33    $     33     $     33
                                               --------     --------     --------    --------     --------
         TOTAL CURRENT LIABILITIES             $ 19,991     $ 15,331     $ 15,934    $ 16,385     $ 14,257

LONG TERM DEBT:

HARTWELL SECURED NOTE                          $     49     $      0     $      0    $      0     $      0
NEW CASTLE COUNTY NOTE                         $  1,882     $  1,563     $  1,125    $    650     $    135
REFINANCED SECURED NOTES                       $      0     $  5,038     $  2,538    $      0     $    -
                                               --------     --------     --------    --------     --------
                                               $  1,931     $  6,601     $  3,663    $    650     $    135

ACCRUED PENSION - LONG TERM                    $  4,422     $  4,422     $  4,422    $  4,422     $  4,422
ACCRUED POST RETIREMENT BENEFITS               $  4,706     $  4,753     $  4,815    $  4,877     $  4,939
ENVIRONMENTAL LIABILITY                        $  3,961     $  2,046     $  1,046    $  1,046     $  1,046
DEFERRED AND OTHER TAXES                       $  1,722     $  1,722     $  1,722    $  1,722     $  1,722
                                               --------     --------     --------    --------     --------
         TOTAL LIABILITIES                     $ 36,733     $ 34,875     $ 31,602    $ 29,102     $ 26,521
                                               --------     --------     --------    --------     --------

COMMON STOCK                                   $ 20,000     $ 20,000     $ 20,000    $ 20,000     $ 20,000
PAID IN CAPITAL                                $   (109)    $   (109)    $   (109)   $   (109)    $   (109)
RETAINED EARNINGS, BEGINNING
  OF PERIOD                                    $      0     $      0     $  2,549    $  6,718     $ 11,578
EARNINGS FOR PERIOD                            $      0     $  2,549     $  4,169    $  4,860     $  5,537
                                               --------     --------     --------    --------     --------
TOTAL STOCKHOLDERS' EQUITY                     $ 19,891     $ 22,440     $ 26,609    $ 31,469     $ 37,006
                                               --------     --------     --------    --------     --------
TOTAL LIABILITIES & STOCKHOLDERS
  EQUITY                                       $ 56,624     $ 57,315     $ 58,211    $ 60,571     $ 63,527
                                               ========     ========     ========    ========     ========


      THESE PRO FORMA BALANCE SHEETS SHOULD BE READ IN CONJUNCTION WITH THE
                      ACCOMPANYING PRINCIPAL ASSUMPTIONS.

                                                                       EXHIBIT C

                             REORGANIZED NVF COMPANY
                               PRO FORMA PROJECTED
                              STATEMENTS OF INCOME
                      (UNAUDITED, IN THOUSANDS OF DOLLARS)

                                                               FROM THE CONSUMMATION DATE
                                              -----------------------------------------------------------
                                               YEAR 1           YEAR 2           YEAR 3           YEAR 4
                                              --------         --------         --------         --------
REVENUES:
GROSS SALES                                   $ 71,953         $100,734         $105,771         $111,059

LESS: FREIGHT, RETURNS AND
   ALLOWANCES                                 $  1,139         $  1,712         $  1,798         $  1,888
                                              --------         --------         --------         --------
NET SALES                                     $ 70,814         $ 99,022         $103,973         $109,171

COST AND EXPENSES:

COST OF GOODS SOLD                            $ 57,359         $ 80,208         $ 84,218         $ 88,429
                                              --------         --------         --------         --------
GROSS PROFIT                                  $ 13,455         $ 18,814         $ 19,755         $ 20,742
                                              --------         --------         --------         --------
SELLING EXPENSES                              $  3,541         $  4,951         $  5,199         $  5,459
ADMINISTRATIVE                                $  4,224         $  5,856         $  6,090         $  6,334
                                              --------         --------         --------         --------
TOTAL SG&A                                    $  7,765         $ 10,807         $ 11,289         $ 11,793
                                              --------         --------         --------         --------
DEPRECIATION                                  $  1,806         $  2,197         $  2,205         $  2,294
                                              --------         --------         --------         --------
INCOME FROM OPERATIONS                        $  3,884         $  5,810         $  6,261         $  6,655
                                              --------         --------         --------         --------

INTEREST EXPENSE:

HARTWELL SECURED NOTE                         $      5         $      3         $      0         $      0
NEW CASTLE COUNTY NOTE                        $    113         $    130         $    109         $     73
NVF 10% SECURED
 NOTES/REFINANCED                             $    599         $    674         $    421         $    139
SECURED LINE OF CREDIT                        $    484         $    615         $    615         $    615
                                              --------         --------         --------         --------
TOTAL INTEREST EXPENSE                        $  1,201         $  1,422         $  1,145         $    827
                                              --------         --------         --------         --------
INCOME BEFORE TAXES                           $  2,683         $  4,388         $  5,116         $  5,828

TAXES                                         $    134         $    219         $    256         $    291
                                              --------         --------         --------         --------
NET INCOME                                    $  2,549         $  4,169         $  4,860         $  5,537
                                              ========         ========         ========         ========





        THESE PRO FORMA PROJECTED STATEMENTS OF INCOME SHOULD BE READ IN
            CONJUNCTION WITH THE ACCOMPANYING PRINCIPAL ASSUMPTIONS.

                             REORGANIZED NVF COMPANY
                         PRO FORMA FINANCIAL PROJECTIONS

                         PROJECTED FINANCIAL INFORMATION

The projections are based on the Debtor emerging from Chapter 11 and having its Plan confirmed and approved by the Court on or about March 30, 1996 ("the Effective Date").

As a condition to confirmation of a plan of reorganization, section 1129 of the Bankruptcy Code requires, among other things, the bankruptcy court to determine that confirmation is not likely to be followed by the liquidation, or need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtor has analyzed the ability of the Reorganized NVF to meet future obligations under the Plan with sufficient liquidity and capital resources to conduct its business.

In this regard, the Debtor has developed an operating plan and prepared certain projections of its operating profit, cash flow, and certain other items for the nine (9) months ended December 31, 1996 and three (3) years thereafter, commencing with the Effective Date, ("the Projection Period").

The Debtor does not publish its operating plans and strategies or make external projections or forecasts of its anticipated financial position or results of operations. Accordingly, the Debtor does not anticipate that it will, and disclaims any obligations to furnish updated operating plans or projections to holders of Claims or Interests prior to the Effective Date, or to stockholders or debt holders after the Effective Date, or to include such information in documents required to be filed with the Securities and Exchange Commission, or otherwise make such information public in the future.

                          PRINCIPAL ASSUMPTIONS

     The principal assumptions underlying the Projections should be read in conjunction with the Debtor's historical financial information.

     The Projections reflect the anticipated operations of the Debtor and do not include any results of operations of non-debtor affiliated entities.

     The Projections are based primarily on the actual unaudited results of operations for the year ended December 31, 1995, as well as, the anticipated results of the product lines manufactured through the Debtor's divisions - Circuitry, Primary Products and Hartwell. As such, any unusual and non-recurring transactions which had taken place during 1995 have been isolated and excluded for purposes of the Projections. The major product lines by Division are as follows:

                 Circuitry Division: (Kennett Square)

                 - Ridged Laminated Plastics
                 - Thin Laminated Plastics
                 - Prepeg Laminated Plastics

                 Primary Products Division:

                 Phenolite Operating Unit - (Kennett Square)
                 - Phenolite Sheets
                 - Phenolite Tubes
                 - Filamite Tubes

                 Wilmington Plant Operating Unit: (Wilmington)
                 - Fibre Products
                 - Phenolite Products
                 - Railroad Insulation
                 - Polyester Products

                 Yorklyn Plant Operating Unit: (Yorklyn)
                 - Abrasive Fibre
                 - Commercial Fibre
                 - Yorkite Fibre
                 - Fibre Tubing

                 Hartwell Division: (Georgia)

                 - Fabrication
                 - Cans and Springs
                 - Polyester
                 - Roto Mold
                 - Vacuum Form
                 - Reaction Injection Molding (RIM)
                 - Tooling

The Projections do not include any costs to be incurred as a result of negotiations surrounding the Debtor's existing union contract scheduled to expire in April 1996. Management believes changes, if any, will not be material in relation to the Projections.

The Debtor's operating plan and its Projections reflect numerous assumptions with respect to the anticipated future performance of the Debtor, industry performance, general business and economic conditions, and other matters, some of which are beyond the control of the Debtor. The Debtor expects to continue to review and revise its operating plan from time to time. Unanticipated events and circumstances may affect the actual financial results of the Debtor.

For reasons set forth above, while the Projections are necessarily presented with numerical specificity, the actual results achieved by the Reorganized NVF throughout the Projection Period will vary from the projected results. These variations may be material. Accordingly, no representation can be, or is being made by the Debtor or the Debtor's professionals with respect to the accuracy of the Projections or the ability of the Debtor to achieve the projected results.

While the Debtor believes that the assumptions underlying the Projections for the Projection Period, considered on an overall basis, are reasonable in light of current circumstances, no assurances can be, or are being given, that the Projections will be realized. Holders of Claims and Interest are required to make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections in reaching their determinations whether to accept of reject the Plan.

                                 PROFIT AND LOSS

SALES:

Management continues to secure market share and negotiate long term sales contracts. In addition, management continues to eliminate unprofitable product lines and increase the profitability of existing core products. Management has focused on these key product lines and is continuing the process of restructuring its current marketing strategies to address current customer needs. Based upon recent performance, market conditions and customer acceptance, management believes a 5.0% annual increase in sales growth is reasonable.

COST OF SALES AND GROSS PROFIT:

Cost of sales and gross profit previously achieved are assumed to remain stable throughout the Projections. It is assumed both cost of sales and gross profit will remain in relative proportion to any increases in net sales volume as the non-profitable product lines have been eliminated by management.

SELLING EXPENSES:

Selling expenses, primarily salaries and incentives, are anticipated to equal 5.0% of net sales throughout the Projections. This is based upon the Debtor's redesign of its sales compensation structure. Management has eliminated most of their traditional salesman type positions and is currently using manufacturing representatives who are paid a 5.0% sales commission. Selling expenses include advertising expenses which are not expected to be significant.

ADMINISTRATIVE EXPENSES:

These costs include the indirect cost of running the individual operating plants and the corporate office. Management believes the cost of the operations will increase approximately 4.0% per year to adjust for wages, benefits and insurance premiums. The corporate office expenses represent the cost of the headquarters located in Yorklyn, Delaware as well as, shared corporate expenses such as professional fees, insurance, etc. which are allocated to the individual divisions. Management has determined that the overall cost of the Corporate administrative costs will increase approximately 4.0% per year.

During 1996, management anticipates closing the Miami corporate offices. Management does not anticipate significant costs associated with winding down these operations.

DEPRECIATION EXPENSE:

Depreciation expense is calculated utilizing the straight line method. A separate basis has been determined for capital expenditures incurred during the Post Confirmation period. These expenditures are deemed necessary to the continued operations of the Debtor and to allow for the Debtor to meet anticipated sales projections.

Capital spending for Post Confirmation is anticipated as follows:

         1996      $2,000,000

                   * Maintenance and repairs at the Yorklyn Plant
                   * Replacement of machinery and equipment at the Kennett
                     Square and Hartwell Plants
                   * Rebuild machines #5 and #2 - (production equipment)
                   * Reconstruction of #1 mill

         1997      $2,300,000

                   * Maintenance and repairs at the Yorklyn Plant
                   * Relocation of the fabrication processes in the
                     Wilmington Plant to the Kennett Square Plant
                   * Replacement of machinery and equipment at the Kennett
                     Square Plant (new treater) and at Yorklyn (new boiler and laminator)

         1998      $2,000,000

                   * Maintenance and repairs at the Yorklyn Plant and Kennett
                     Square Plant
                   * Replacement of machinery and equipment at the Yorklyn
                     Plant, Kennett Square
                   * Upgrade existing computer at Corporate and interface with individual plants

         1999      $2,800,000

                   * Maintenance and repairs at the Yorklyn Plant and
                     Kennett Square Plant
                   * Replacement of machinery and equipment at the Yorklyn
                     Plant, Kennett Square and Wilmington Plants
                   * Replace water systems at Yorklyn and Marshall Brothers
                   * New floors at Yorklyn


INTEREST EXPENSE:

         NVF 10.0% SECURED NOTES - The NVF 10.0% Secured Notes were originally issued in November 1989 and were scheduled to mature in November 1996. As of filing date, the total principal amount of the obligation was approximately $7,461,000. Unpaid accrued interest through the Effective Date is approximately $1,138,000. the new NVF 10.0% Secured Notes in the principal amount of $7,461,000 are being assumed by the Reorganized NVF. The Plan provides for the holders of these notes to receive semi-annual interest payments commencing on the Effective Date. Post Confirmation interest on these notes will accrue at 10.0% based on the outstanding principal and interest as of the Effective Date. The Plan also requires Reorganized NVF to fully satisfy all amounts outstanding related to notes on or about November 22, 1996. Proceeds to retire the notes will be provided by a combination of refinance and cash flow from operations.

         NVF 11-3/4% SECURED NOTES - The NVF 11-3/4% Secured Notes were originally issued in December 1991 and were scheduled to mature in December 2001. As of the filing date, the total principal amount of the obligation including accrued interest was approximately $2,311,000. Unpaid accrued interest through the Effective Date is approximately $227,000. Prior to Confirmation and as a result of the Litigation Settlement, as defined, NVF has exchanged the NVF 11-3/4% Secured Notes in the approximate face amount of $2,538,000 for certain APL 10-3/4% Subordinated Sinking Fund Debentures also in the face amount of $2,538,000. As a result of this exchange, interest will not accrue during the Projections on the above obligation.

         CIT GROUP/BUSINESS CREDIT FACTORING ARRANGEMENT (CIT): The Projections assume this DIP lender will be fully satisfied at Confirmation.

         CONGRESS FINANCIAL SECURED LINE OF CREDIT: The Debtor's management has negotiated a post-petition secured line of credit in the amount of $8,000,000 for a minimum term of three years, with an option to renew for an additional year, commencing on the Effective Date. Negotiated interest on this line will be at a rate of 2% per annum above the prime rate. This line of credit is secured by the company's accounts receivable, inventory and certain of its machinery, equipment and intangibles.

         UDAG LOAN/(HARTWELL SECURED NOTE): Urban Development Action Grant
         (UDAG) loan was used by the Debtor to expand its existing plant facilities at the Hartwell, Georgia plant in 1984. This 7.0% Secured Note was originally issued in July 1985 and was scheduled to mature in June 1995. As of the filing date, the total amount of the obligation was approximately $129,000. Pursuant to the Plan, this note will be assumed at 7.0% and be repaid over nineteen (19) months commencing with the Effective Date.

         SECURED REED, SMITH CLAIM: This represents a charging lien. The lien secures proceeds which may become available as a result of the resolution of litigation against the Company's insurance carrier for failure to pay environmental claims. The Plan provides for the outstanding balance of this obligation at time of Confirmation to be paid in twelve (12) equal monthly installments commencing thirty (30) days after the Effective Date.

         NEW CASTLE COUNTY SECURED NOTE: Represents a secured claim related to sewer utility services in the aggregate amount of approximately $1,882,000, consisting of initial principal, pre-petition penalty and accrued interest of approximately $1,442,000, $125,000 and 315,000, respectively. Pursuant to terms of the Plan, the secured note will receive payments for the first twelve months of the Plan (i) interest only payments at a rate of 8.0% and thereafter shall receive (ii) equal monthly installments consisting of principal and interest until paid in full. NVF has reserved the right to assert any available setoff.

         TAXES: Represents Alternative Minimum Taxes (AMT) and an estimate for state taxes. The Projections reflect the Debtor's utilization of its remaining net operating loss carryforwards which the Debtor believes will be available subject to certain limitations pursuant to 382 of the Tax Code.

                              BALANCE SHEET ASSETS

         CASH AND CASH RESERVES: The Debtor believes that its existing cash reserves, anticipated insurance proceeds and available borrowings will provide adequate resources for working capital. During the Projection Period, the Debtor anticipates through the earnings of the business to increase its cash balances. The growth in cash balances provides the Debtor with the future resources to pay existing liabilities, primarily environmental, that are not fixed and determinable in amount or terms as of the Confirmation Date. The Debtor believes that it is in the best interest of continuing creditors to maintain such cash reserves.

         RESTRICTED CASH: Represents additional proceeds from First Security and Investment Corp. This cash will be used by the Reorganized NVF to satisfy certain environmental liabilities.

         RECEIVABLES, NET: Net trade receivables will increase directly with sales with collection periods approximating the same experienced in prior years.

         INVENTORIES: Post Confirmation, Management anticipates continuing its efforts in maximizing its inventory cost controls while selectively increasing its inventory levels to maximize its product mix and demand. No significant changes in inventory turnover rates are expected.

         OTHER CURRENT ASSETS: A significant portion of other current assets represents prepayments for goods and services. The reduction in other current assets will be directly attributable to the ability of the Reorganized NVF to negotiate more favorable terms.

         INVESTMENT IN AFFILIATES: Represents the net investment in the Company's wholly owned non-debtor subsidiary - NVF Limited of Canada and its wholly owned subsidiary - Parson's Paper Company. Management estimates Post Confirmation, the affiliates will breakeven and require no significant funding.

         PROPERTY, PLANT AND EQUIPMENT: Includes required forecasted capital expenditure, net of depreciation for each respective year as approved by management. These needs are subject to change during the annual budgeting process.

         OTHER ASSETS: Represents the intangible assets associated with pension and post retirement accounting in accordance with FASB 87 and FASB 106, respectively. The change each year represents the amortization of post retirement assets. These amounts may change significantly depending upon actuarial assumptions.

                            BALANCE SHEET LIABILITIES

         ACCOUNTS PAYABLE AND ACCRUED LIABILITIES: Accounts payable and accrued liabilities represents operating liabilities anticipated to be incurred in the normal course of business. Management believes the Reorganized NVF will be able to, over time, negotiate and re-establish customary credit terms from most of its vendors.

         ACCRUED INTEREST PAYABLE: Interest on and repayment of all secured debt conforms to the provisions of the Plan. In addition, refer to the PROFIT AND LOSS section of these assumptions for additional discussions regarding the treatment of the Company's Post Confirmation debt structure.

         CONGRESS FINANCIAL SECURED LINE OF CREDIT: Interest on the secured line of credit is accrued at 2.0% above prime rate on the outstanding balance. Borrowings under the line will be used to satisfy existing DIP lender and for additional working capital post-Confirmation.

         OTHER CURRENT LIABILITIES: Represent normal recurring liabilities for audit, legal, returned goods and other miscellaneous items.

         ACCRUED POST RETIREMENT BENEFITS: Represents a 10% increase in the actual cash liability associated with the prior year.

         DEFERRED AND OTHER TAXES: Represents reserves for contingent tax claims, primarily state. Timing of a resolution of disputes is not currently estimable.

         ENVIRONMENTAL LIABILITY: Represents management's current estimate related total post and pre-petition environmental liabilities of approximately $1,427,000 and $2,534,000 respectively. The Debtor believes cash reserves and insurance proceeds will be adequate to cover its estimated obligation for those claims that may be resolved during the Projection Period.

                                                                       EXHIBIT D


                                   NVF COMPANY
                             (DEBTOR IN POSSESSION)
                              LIQUIDATION ANALYSIS
                                 ($000 OMITTED)

                                                                     9/30/95
                                                                    UNAUDITED                ESTIMATED
                                                                       BOOK                 LIQUIDATION
                 ASSETS                                              VALUE (F)               VALUE (A)
                 ------                                             ----------              -----------
CASH & CASH EQUIVALENTS                                             $      241               $      241
TRADE ACCOUNTS RECEIVABLE, NET                                      $   13,957               $   11,151
INVENTORY, NET                                                      $   12,347               $    4,812
OTHER CURRENT ASSETS                                                $      435               $        0
INVESTMENT IN AFFILIATE   (B)                                       $    7,506               $        0
PLANT, PROPERTY & EQUIPMENT, NET                                    $   18,921               $    7,999
OTHER ASSETS                                                        $    2,289               $        0
                                                                    ----------               ----------
TOTAL NET ASSETS                                                    $   55,696               $   24,203

NET PROCEEDS FROM LITIGATION SETTLEMENT:                                                     $   15,717
                                                                                             ----------
         TOTAL                                                                               $   39,920
                                                                                             ----------
SECURED CLAIMS:(AT CONFIRMATION DATE)

CIT SECURED CLAIM                                                                            $    4,769
10% SECURED NOTES   (G)                                                                      $    8,599
HARTWELL SECURED CLAIM                                                                       $      129
NEW CASTLE COUNTY SECURED CLAIM   (H)                                                        $    1,882
REED, SMITH SECURED CLAIM                                                                    $      275
                                                                                             ----------
TOTAL SECURED CLAIMS                                                                         $   15,654

PRIORITY CLAIMS: (AT CONFIRMATION DATE)
  PRIORITY CLAIMS                                                                            $    2,090
  POST-PETITION PAYABLE                                                                      $    1,600
  PBGC PENSION CLAIM   (C)                                                                   $    9,000
  TOTAL UNPAID ADMINISTRATIVE CLAIMS (E)                                                     $    6,000
                                                                                             ----------
         TOTAL PRIORITY CLAIMS                                                               $   18,690
                                                                                             ----------
OTHER LIQUIDATION EXPENSES                                                                   $    1,996
                                                                                             ----------
SECURED AND PRIORITY CLAIMS IN EXCESS OF NET ASSETS:                                         $    3,580
                                                                                             ==========
TOTAL UNSECURED CLAIMS  (D)                                                                  $   77,948
                                                                                             ----------
ESTIMATED RECOVERY OF UNSECURED CREDITORS:                                                         4.59%
                                                                                             ==========

(A)      Refer to assumption for valuation adjustments.

(B)      Debtor's net investment in subsidiaries and intercompany receivables.

(C) Amount represents actuarial estimate as of February 15, 1995 of NVF's liability which would result from termination of Plans. PBGC has asserted the claim could be as much as approximately $21,000.

(D) Represents: "Liabilities Subject to Compromise" of $72,548 plus an estimated $5,400 for pre-petition environmental liability.

(E) Represents an estimate of administrative claims expected to be paid at Confirmation.

(F) Liquidation values utilizing 9/30/95 book values are representative of the estimated recovery of unsecured creditors as of the filing of this amended disclosure statement.

(G)      Includes accrued interest of $1,138

(H)      Includes accrued interest of $315

                                                                       EXHIBIT D

                                   NVF COMPANY
                             (DEBTOR IN POSSESSION)
                                 (IN THOUSANDS)

                        LIQUIDATION ANALYSIS ASSUMPTIONS

The Debtor has determined that confirmation of the Plan will provide each Creditor with a greater recovery than it would receive if the Debtor was liquidated under Chapter 7. This determination is based upon the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to Creditors, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to one or more trustees in bankruptcy and professional advisors to such trustees; (ii) the erosion in value of assets in a Chapter 7 case in the context of the liquidation process required under Chapter 7 and the "forced sale" atmosphere that would prevail; and (iii) the substantial increases in claims that would have to be satisfied on a priority basis or on parity with creditors in the Chapter 11 case.

The unaudited book value of the Debtor's assets, as of September 30, 1995 was approximately $55,696 with an estimated liquidation value of approximately $24,203 as follows:

                                                UNAUDITED                  NET
                                                 9/30/95                ESTIMATED
                                                HISTORICAL             LIQUIDATION
                 ASSETS                         BOOK VALUE                VALUE
                 ------                         ----------             -----------
Cash & cash equivalents                          $   241                  $   241
Trade receivables, net                            13,957                   11,151
Inventory                                         12,347                    4,812
Other current assets                                 435                        0
Investment in affiliate                            7,506                        0
Property, plant & equip, net                      18,921                    7,999
Other assets                                       2,289                        0
                                                 -------                  -------
         Total Assets                            $55,696                  $24,203
                                                 =======                  =======


         In the event of liquidation, the Debtor believes that 100% of the eligible CIT trade receivables, 50% of the ineligible trade receivables and 10% of the receivables over 60 days will be collectible. Inventory consists primarily of finished goods inventory. In the event that the Debtor was liquidated, it is estimated that the inventory would yield an approximate 40% recovery. Prepaid expenses represent prepaid workers compensation, insurance and taxes which would not yield any recovery in event of a liquidation. The sale of Property, Plant & Equipment includes the assets utilized by the Debtor's 100% owned subsidiary NVF Canada Limited and its 100% owned subsidiary Parson's Paper Inc. The liquidation value represents proceeds received from the sale of all property, net of closing costs and real estate taxes. Other assets represent deferred assets related to post retirement benefits and deferred pensions. The assets have no cash value

                                                                       EXHIBIT D


upon liquidation. In regard to NVF's pension plans, if the plans were terminated, it is estimated the PBGC would have a claim of approximately $9 million.

         Estimated liquidation proceeds must first be applied to Secured and Priority Claims prior to making a distribution to Unsecured Creditors. Estimated distribution after payment of Secured and Priority Claims as follows:

                 Gross Estimated liquidation value                  $ 24,203
                 Net Proceeds from liquidation Settlement             15,717
                                                                    --------
                          Total                                     $ 39,920

                 Estimated cost of liquidation and current
                 administrative expenses                               7,996

                 Secured & priority claims                            28,344
                                                                    --------
                 Available for Unsecured Claim holders              $  3,580
                                                                    --------
                 Estimated Recovery for Unsecured Claim
                 holders                                                4.59%
                                                                    --------

In addition, other potential claims, which management is unable to quantify at the present time, would further reduce the net assets available for distribution to Secured and Priority Creditors.

                                                                       EXHIBIT E
-------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT


                                    BETWEEN

                      FIRST SECURITY AND INVESTMENT CORP.,

                 THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS,

                                      AND

                                  NVF COMPANY



                    ---------------------------------------

                          DATED AS OF JANUARY 11, 1996

                    ---------------------------------------



                PURCHASE OF THE STOCK OF REORGANIZED NVF COMPANY


-------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                      PAGE
                                                                      ----
Section 1

         Definitions  . . . . . . . . . . . . . . . . . . . . . . . .  2
         "ACCOUNTS PAYABLE POSTPETITION CLAIM"  . . . . . . . . . . .  2
         "ADMINISTRATIVE CLAIMS"  . . . . . . . . . . . . . . . . . .  2
         "AGREEMENT"  . . . . . . . . . . . . . . . . . . . . . . . .  3
         "ALLOWED"  . . . . . . . . . . . . . . . . . . . . . . . . .  3
         "AMENDED DISCLOSURE STATEMENT" . . . . . . . . . . . . . . .  3
         "AMENDED PLAN"   . . . . . . . . . . . . . . . . . . . . . .  3
         "APL BONDS"  . . . . . . . . . . . . . . . . . . . . . . . .  3
         "ASSUMED CLAIMANT" . . . . . . . . . . . . . . . . . . . . .  3
         "ASSUMED LIABILITIES"  . . . . . . . . . . . . . . . . . . .  3
         "BANKRUPTCY CODE"  . . . . . . . . . . . . . . . . . . . . .  3
         "BANKRUPTCY COURT"   . . . . . . . . . . . . . . . . . . . .  3
         "BANKRUPTCY RULES" . . . . . . . . . . . . . . . . . . . . .  3
         "BUSINESS" . . . . . . . . . . . . . . . . . . . . . . . . .  4
         "BUSINESS DAYS"  . . . . . . . . . . . . . . . . . . . . . .  4
         "BUSINESS RECORDS"   . . . . . . . . . . . . . . . . . . . .  4
         "BUYER"  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         "CASE" . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         "CASH PURCHASE PRICE"  . . . . . . . . . . . . . . . . . . .  4
         "CHAPTER 11 PROCEEDING"  . . . . . . . . . . . . . . . . . .  4
         "CIT DIP FINANCING"  . . . . . . . . . . . . . . . . . . . .  4
         "CLAIM"  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         "CLOSING"  . . . . . . . . . . . . . . . . . . . . . . . . .  4
         "CLOSING DATE" . . . . . . . . . . . . . . . . . . . . . . .  4
         "CODE"   . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         "COMMITTEE"  . . . . . . . . . . . . . . . . . . . . . . . .  4
         "COMPANY"  . . . . . . . . . . . . . . . . . . . . . . . . .  4
         "CONFIDENTIALITY AGREEMENT"  . . . . . . . . . . . . . . . .  4
         "CONFIRMATION HEARING DATE"  . . . . . . . . . . . . . . . .  5
         "CONFIRMATION ORDER"   . . . . . . . . . . . . . . . . . . .  5
         "CONTINGENT LIABILITIES"   . . . . . . . . . . . . . . . . .  5
         "DAMAGES"  . . . . . . . . . . . . . . . . . . . . . . . . .  5
         "DISBURSING AGENT"   . . . . . . . . . . . . . . . . . . . .  5
         "DISTRIBUTION FUND"  . . . . . . . . . . . . . . . . . . . .  5
         "EFFECTIVE DATE" . . . . . . . . . . . . . . . . . . . . . .  5
         "ENVIRONMENTAL CLAIM"  . . . . . . . . . . . . . . . . . . .  5
         "ENVIRONMENTAL CLAIM FOR KENNETT SQUARE"   . . . . . . . . .  5
         "ENVIRONMENTAL LAW"  . . . . . . . . . . . . . . . . . . . .  6
         "ENVIRONMENTAL POSTPETITION CLAIM AT KENNETT SQUARE" . . . .  6
         "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         "ESCROW AGENT"   . . . . . . . . . . . . . . . . . . . . . .  6
         "ESCROW AGREEMENT"   . . . . . . . . . . . . . . . . . . . .  6
         "ESTATE"   . . . . . . . . . . . . . . . . . . . . . . . . .  7

                                                                      PAGE
                                                                      ----
         "FINAL AUCTION DATE"   . . . . . . . . . . . . . . . . . . .  7
         "FINAL ORDER"  . . . . . . . . . . . . . . . . . . . . . . .  7
         "5% DEBENTURES"  . . . . . . . . . . . . . . . . . . . . . .  7
         "GLOBAL FINANCIAL CLAIM" . . . . . . . . . . . . . . . . . .  7
         "GOVERNMENT BODY"  . . . . . . . . . . . . . . . . . . . . .  7
         "HARTWELL SECURED CLAIM"   . . . . . . . . . . . . . . . . .  7
         "HAZARDOUS MATERIAL" . . . . . . . . . . . . . . . . . . . .  7
         "HSR ACT"  . . . . . . . . . . . . . . . . . . . . . . . . .  8
         "I.N.A. CLAIM"   . . . . . . . . . . . . . . . . . . . . . .  8
         "INCREMENTAL BID"  . . . . . . . . . . . . . . . . . . . . .  8
         "INITIAL DEPOSIT"  . . . . . . . . . . . . . . . . . . . . .  8
         "LEGAL PROCEEDING"   . . . . . . . . . . . . . . . . . . . .  8
         "LIABILITY"  . . . . . . . . . . . . . . . . . . . . . . . .  8
         "LIEN" . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         "LITIGATION SETTLEMENT"  . . . . . . . . . . . . . . . . . .  8
         "LITIGATION SETTLEMENT PROCEEDS"   . . . . . . . . . . . . .  8
         "MISCELLANEOUS PRIORITY CLAIMS"  . . . . . . . . . . . . . .  8
         "NEW CASTLE SECURED CLAIM"   . . . . . . . . . . . . . . . .  9
         "NEW STOCK"  . . . . . . . . . . . . . . . . . . . . . . . .  9
         "NVF PENSION PLANS"  . . . . . . . . . . . . . . . . . . . .  9
         "OFF-SITE AND ON-SITE ENVIRONMENTAL LIABILITY" . . . . . . .  9
         "OTHER UNSECURED CLAIMS"   . . . . . . . . . . . . . . . . .  9
         "OVERBID SALE" . . . . . . . . . . . . . . . . . . . . . . .  9
         "PARSONS"  . . . . . . . . . . . . . . . . . . . . . . . . .  9
         "PBGC"   . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         "PERSON"   . . . . . . . . . . . . . . . . . . . . . . . . .  9
         "PETITION DATE"  . . . . . . . . . . . . . . . . . . . . . .  9
         "POSTPETITION ACCRUED WAGES AND OTHER CLAIMS"  . . . . . . .  9
         "PURCHASE PRICE"   . . . . . . . . . . . . . . . . . . . . .  9
         "REED SMITH SECURED CLAIM"   . . . . . . . . . . . . . . . . 10
         "RECAPITALIZATION ALTERNATIVE" . . . . . . . . . . . . . . . 10
         "REORGANIZED COMPANY"  . . . . . . . . . . . . . . . . . . . 10
         "SALES AGENT"  . . . . . . . . . . . . . . . . . . . . . . . 10
         "SECURED OR PRIORITY TAX CLAIM"  . . . . . . . . . . . . . . 10
         "10% DEBENTURES"   . . . . . . . . . . . . . . . . . . . . . 10
         "10% SECURED NOTES"  . . . . . . . . . . . . . . . . . . . . 10
         "UNDERFUNDED PENSION CONTINGENT LIABILITY"   . . . . . . . . 10

Section 2

         Purchase and Sale of Shares  . . . . . . . . . . . . . . . . 10
                      2.1         Purchase and Sale of New Stock. . . 10
                      2.2         Purchase Price. . . . . . . . . . . 11
                      2.3         Payment of Cash Purchase Price  . . 11
                      2.4         Assumed Liabilities.  . . . . . . . 11

                                                                                    PAGE
                                                                                    ----
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Section 3

         Bankruptcy Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                      3.1         Amended Plan and Amended Disclosure
                                  Statement.  . . . . . . . . . . . . . . . . . . .   13
                      3.2         Confirmation Order. . . . . . . . . . . . . . . .   13
                      3.3         Bankruptcy Undertakings by the Company. . . . . .   14
                      3.4         Bankruptcy Undertakings by the Buyer. . . . . . .   14
                      3.5         Terms of the Amended Plan.  . . . . . . . . . . .   14
                      3.6         Overbid Procedures. . . . . . . . . . . . . . . .   16

Section 4

         Representations and Warranties of the Buyer  . . . . . . . . . . . . . . .   17
                      4.1         Authorization and Enforceability. . . . . . . . .   17
                      4.2         Compliance. . . . . . . . . . . . . . . . . . . .   18
                      4.3         Consents. . . . . . . . . . . . . . . . . . . . .   18
                      4.4         Legal Proceedings.  . . . . . . . . . . . . . . .   18
                      4.5         Brokers.  . . . . . . . . . . . . . . . . . . . .   18
                      4.6         Purchase Not for Distribution.  . . . . . . . . .   19
                      4.7         Investigation by the Buyer. . . . . . . . . . . .   19
                      4.8         As-Is Sale; Limitation on Company's
                                  Representations.  . . . . . . . . . . . . . . . .   19
                      4.9         Financing.  . . . . . . . . . . . . . . . . . . .   19
                      4.10        No Misrepresentations . . . . . . . . . . . . . .   19
                      4.11        Financial Ability of Buyer to Consummate
                                  Transaction.  . . . . . . . . . . . . . . . . . .   20

Section 5

         Covenants of the Company and the Buyer . . . . . . . . . . . . . . . . . .   20
                      5.1         Expenses. . . . . . . . . . . . . . . . . . . . .   20
                      5.2         Access to Business. . . . . . . . . . . . . . . .   20
                      5.3         Access to Books and Records.  . . . . . . . . . .   20
                      5.4         Financial Information.  . . . . . . . . . . . . .   21
                      5.5         Consummation and Further Assurances.  . . . . . .   21

Section 6

         Additional Agreements Between the Buyer and the Company  . . . . . . . . .   21
                      6.1         Conduct of Business Pending Closing.  . . . . . .   21
                      6.2         Transfer or Sales Taxes.  . . . . . . . . . . . .   22
                      6.3         Hart-Scott-Rodino.  . . . . . . . . . . . . . . .   22
                      6.4         Payment of Administrative Expenses Prior to
                                  Closing . . . . . . . . . . . . . . . . . . . . .   22

                                                                                    PAGE
                                                                                    ----
Section 7

         Conditions to Obligations of the Buyer . . . . . . . . . . . . . . . . . .  22
                      7.1         Delivery of Shares and Other Documents. . . . . .  22
                      7.2         Change of Law . . . . . . . . . . . . . . . . . .  22
                      7.3         Entry of the Confirmation Order; Consummation
                                  of the Plan . . . . . . . . . . . . . . . . . . .  23
                      7.4         Governmental Approvals. . . . . . . . . . . . . .  23
                      7.5         Adverse Proceedings . . . . . . . . . . . . . . .  23

Section 8

         Conditions to Obligations of the Company . . . . . . . . . . . . . . . . .  23
                      8.1         Governmental Approvals. . . . . . . . . . . . . .  23
                      8.2         Representations, Warranties and Covenants.  . . .  24
                      8.3         Adverse Proceedings.  . . . . . . . . . . . . . .  24
                      8.4         Cash Purchase Price.  . . . . . . . . . . . . . .  24
                      8.5         Higher or Better Offers.  . . . . . . . . . . . .  24
                      8.6         Entry of the Confirmation Order; Consummation
                                  of the Plan.  . . . . . . . . . . . . . . . . . .  24

Section 9

         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                      9.1         Right of Parties to Terminate.  . . . . . . . . .  24
                      9.2         Effect of Termination on Funds Held in
                                  Escrow. . . . . . . . . . . . . . . . . . . . . .  25
                      9.3         Effect of Termination Due to Breach by the
                                  Company or the Committee  . . . . . . . . . . . .  25

Section 10

         Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                      10.1        Time and Place of Closing.  . . . . . . . . . . .  26
                      10.2        Obligations of the Company at Closing.  . . . . .  26
                      10.3        Obligations of the Buyer at Closing.  . . . . . .  26
                      10.4        Transfer  . . . . . . . . . . . . . . . . . . . .  27

Section 11

         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                      11.1        Indemnification.  . . . . . . . . . . . . . . . .  27

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Section 12

         Other Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                      12.1        Benefit and Assignment. . . . . . . . . . . . .  28
                      12.2        Survival. . . . . . . . . . . . . . . . . . . .  28
                      12.3        Entire Agreement. . . . . . . . . . . . . . . .  28
                      12.4        Amendment, Waiver.  . . . . . . . . . . . . . .  28
                      12.5        Headings, Sections, References. . . . . . . . .  28
                      12.6        Waiver. . . . . . . . . . . . . . . . . . . . .  28
                      12.7        Governing Law, Jurisdiction.  . . . . . . . . .  29
                      12.8        Notices.  . . . . . . . . . . . . . . . . . . .  29
                      12.9        Attorneys' Fees.  . . . . . . . . . . . . . . .  30
                      12.10       Counterparts. . . . . . . . . . . . . . . . . .  30

SCHEDULE 2.4

         ASSUMED LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SCHEDULE 3.5

         ESTIMATED CLAIMS PAID FROM THE DISTRIBUTION FUND . . . . . . . . . . . .  34

SCHEDULE 3.5(j)

         EXECUTORY CONTRACTS TO BE ASSUMED UNDER AMENDED PLAN . . . . . . . . . .   1

SCHEDULE 4.3

         BUYER CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                 AMENDED AND RESTATED STOCK PURCHASE AGREEMENT



DATED:              October 16, 1995

PARTIES:            First Security and Investment Corp.,
                      a Florida corporation                              "BUYER"

                    NVF Company,
                      a Delaware corporation                           "COMPANY"

                    Official Committee of Unsecured
                      Creditors of NVF Company                       "COMMITTEE"



                                    RECITALS

         A. The Company is engaged, both domestically and internationally, in, among other things, the business of producing and selling vulcanized fibre and laminated plastics (the "BUSINESS").

         B. The Company is a debtor and debtor in possession in a case (the "CASE") filed in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT") entitled "In re NVF Company, Debtor," Case No. 93-1020, under Chapter 11, Title 11 of the United States Code (the "BANKRUPTCY CODE").

         C. The Company operates its business and manages its properties as a debtor in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code.

         D. The Company and the Committee agreed jointly on September 15, 1994 to retain an investment banking firm to market and sell assets of the Company or recapitalize the Company. Alex. Brown & Sons Incorporated subsequently was selected jointly by the Company and the Committee to serve as sales agent (the "SALES AGENT"). This retention was approved by the Bankruptcy Court on or about November 2, 1994.

         E. The Company filed its second amended plan of reorganization and disclosure statement with the Bankruptcy Court in the Case on September 7, 1994.

         F. The Buyer desires to purchase and acquire and the Company and the Committee desire the Reorganized Company (as hereinafter defined) to issue and the Disbursing Agent (as hereinafter defined) to transfer and sell to the Buyer all of the New Stock (as hereafter defined). The Company, consistent with its fiduciary duties as a debtor in possession, wishes to carry out the transactions contemplated by this Agreement and to file with the Bankruptcy Court an amended plan of reorganization jointly with the Committee (this plan, together with its modifications and amendments, the "AMENDED PLAN") and an amended disclosure statement (this disclosure statement, together with its modifications and amendments, the "AMENDED DISCLOSURE STATEMENT"), in each case based on and incorporating the transactions contemplated by this Agreement, and to consummate the transactions contemplated hereby as promptly as practicable. The Amended Plan shall, among other things, provide for the issuance of shares of New Stock of the Reorganized Company which shares of New Stock shall be transferred to the Buyer by the Disbursing Agent. The Buyer's purchase of the New Stock will be made in connection with and as part of the transactions to be consummated pursuant to the Amended Plan and an order (the "CONFIRMATION ORDER") confirming the Amended Plan issued by the Bankruptcy Court.

                 In consideration of the respective promises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                                  DEFINITIONS

                 For the purposes of this Agreement, except as expressly provided herein or unless the context otherwise requires, the following terms shall have the following meanings:

                 "ACCOUNTS PAYABLE POSTPETITION CLAIM" means Claims of third parties arising after the Petition Date for the purchase of merchandise, supplies, utilities and other non-employee related expenses incurred in the ordinary course of business.

                 "ADMINISTRATIVE CLAIMS" means a Claim for costs and expenses of administration allowed under sections 503, 507(a)(1), 507(b) and 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the commencement of the Case of preserving the Company's estate and operating the business of the Company (such as wages, salaries or commissions for services); (b) compensation for legal, accounting and other services and reimbursement of expenses awarded or allowed under section 330(a) or 331 of the Bankruptcy Code; (c) all payments made to cure defaults under executory contracts and leases which have been assumed by the Company; and (d) all fees and charges assessed against the Company under Chapter 123 of Title 28 of the United States Code.

                 "AGREEMENT" means this Stock Purchase Agreement, including all exhibits and schedules hereto, as it may from time to time be amended.

                 "ALLOWED" when used with respect to a Claim, means a Claim against the Company:

                 (a) which has been scheduled as undisputed, not contingent and liquidated in the Company's schedule of liabilities or any amendments thereto, and as to which no proof of Claim or objection has been timely filed;

                 (b) as to which a proof of Claim has been timely filed and either:

                          (i)     no objection thereto has been timely filed; or

                          (ii) the Claim has been allowed (but only to the extent allowed) by a Final Order; or

                 (c) which is a Claim for compensation for legal, accounting and other services and reimbursement of expenses incurred under section 330(a) or 331 of the Bankruptcy Code for which a fee award amount has been approved by a Final Order.

                 "AMENDED DISCLOSURE STATEMENT" has the meaning assigned to that term in Section F of the Recitals.

                 "AMENDED PLAN" has the meaning assigned to that term in Section F of the Recitals.

                 "APL BONDS" means the $2,538,000 in aggregate principal amount of the 10 3/4% bonds issued by APL Corporation due August 1, 1997 that are currently held by the Company.

                 "ASSUMED CLAIMANT" means each claimant that holds a Claim against the Company listed on Schedule 2.4.

                 "ASSUMED LIABILITIES" has the meaning assigned to that term in
Section 2.4.

                 "BANKRUPTCY CODE" has the meaning assigned to that term in Section B of the Recitals.

                 "BANKRUPTCY COURT" has the meaning assigned to that term in Section B of the Recitals.

                 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, and any local rules of the Bankruptcy Court.

                 "BUSINESS" has the meaning assigned to that term in Section A of the Recitals.

                 "BUSINESS DAYS" means each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York, New York, are authorized or obligated by law, governmental decree, or executive order to be closed.

                 "BUSINESS RECORDS" has the meaning assigned to that term in
Section 5.3.

                 "BUYER" means First Security and Investment Corp., a Florida corporation.

                 "CASE" has the meaning assigned to that term in Section B of the Recitals.

                 "CASH PURCHASE PRICE" has the meaning assigned to that term in
Section 2.2

                 "CHAPTER 11 PROCEEDING" means the Company's reorganization proceeding under the Bankruptcy Code in Case No. 93-1020 before the Bankruptcy Court.

                 "CIT DIP FINANCING" means the working capital facility entered into between the Company and The CIT Group/Business Credit, Inc. dated as of April 27, 1995.

                 "CLAIM" means claim as that term is defined in section 101(5) of the Bankruptcy Code, against the Company.

                 "CLOSING" means the closing of the purchase and sale of the New Stock pursuant to this Agreement.

                 "CLOSING DATE" means the date of the Closing determined as set forth in Section 10.1.

                 "CODE" means the Internal Revenue Code of 1986, as amended.

                 "COMMITTEE" means the Official Committee of Unsecured Creditors of the Company.

                 "COMPANY" means NVF Company, a Delaware corporation.

                 "CONFIDENTIALITY AGREEMENT" means any confidentiality agreement entered into by the Sales Agent or the Company and the Buyer with respect to the materials and information furnished by the Sales Agent or the Company to the Buyer in connection with the transaction proposed herein.

                 "CONFIRMATION HEARING DATE" means the date of the hearing before the Bankruptcy Court on the confirmation of the Amended Plan and the date(s) upon which such hearing continues.

                 "CONFIRMATION ORDER" has the meaning assigned to that term in Section F of the Recitals.

                 "CONTINGENT LIABILITIES" means a right to payment or remedy which is contingent, unliquidated or unmatured.

                 "DAMAGES" means any loss, liability, claim, damage, expense (including, without limitation, costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value.

                 "DISBURSING AGENT" means the person appointed by the Company and the Committee pursuant to the Amended Plan for the purpose of overseeing and making distributions from the Distribution Fund and taking such other action as is described herein or as is necessary to effectuate the Amended Plan.

                 "DISTRIBUTION FUND" means the fund containing an amount equal to (i) the Cash Purchase Price and (ii) the Litigation Settlement Proceeds, which fund will be established pursuant to the Amended Plan and held in escrow, will be administered by the Disbursing Agent and out of which fund will be made distributions with respect to Allowed Claims not listed in Schedule 2.4 and listed in Schedule 3.5 herein against the Company under the Amended Plan.

                 "EFFECTIVE DATE" means the date of the first distribution of cash as determined by the Company and the Committee under the Amended Plan to holders of Other Unsecured Claims.

                 "ENVIRONMENTAL CLAIM" means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law or other order of governmental authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                 "ENVIRONMENTAL CLAIM FOR KENNETT SQUARE" means any Environmental Claim incurred by the Environmental Protection

Agency at Kennett Square prior to the Petition Date and identified in writing to the Company as of the Closing Date.

                 "ENVIRONMENTAL LAW" means any current or future legal requirement pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water and groundwater), including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq, Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq, Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq, Clean Air Act of 1966, as amended, 42 USC 7401 et seq, Toxic Substances Control Act of 1976, 15 USC 2601 et seq, Hazardous Materials Transportation Act, 49 USC App. 1801 et seq, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq, Oil Pollution Act of 1990, 33 USC 2701 et seq, Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq, National Environmental Policy Act of 1969, 32 USC 4321 et seq, Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq, any similar, implementing or successor law, any similar or analogous state laws and regulations, and any amendment, rule, regulation, order, or directive issued thereunder.

                 "ENVIRONMENTAL POSTPETITION CLAIM AT KENNETT SQUARE" means any Environmental Claim incurred by the Environmental Protection Agency related to the facility owned and operated by the Company in Kennett Square, Chester County, Pennsylvania (the "KENNETT SQUARE SITE") and arising after the Petition Date.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "ESCROW AGENT" has the meaning assigned to that term in the Escrow Agreement.

                 "ESCROW AGREEMENT" means the escrow agreement entered into by the Company and the Buyer substantially in the form of Exhibit A hereto for the purpose of the payment of the Cash Purchase Price.

                 "ESTATE" means the estate created for the Company in the Case pursuant to section 541 of the Bankruptcy Code.

                 "FINAL AUCTION DATE" means the date upon which the final auction for the common stock or the New Stock of the Reorganized Company or substantially all the assets of the Company shall be held, provided, however, that such date shall be (i) a Business Day and (ii) at least no later than 30 days after the terms of this Agreement are approved by the Bankruptcy Court.

                 "FINAL ORDER" means an order or a judgment which has not been reversed or stayed and as to which (i) the time to appeal or seek review, rehearing or certiorari has expired and (ii) no appeal or petition for review, rehearing or certiorari is pending.

                 "5% DEBENTURES" means the subordinated debentures issued by the Company, due January 1, 1994, under an indenture dated as of January 1, 1969, between the Company and Bankers Trust Company, as trustee, and bearing an interest rate of five percent (5%).

                 "GLOBAL FINANCIAL CLAIM" means the proofs of claim filed on behalf of Global Financial Corporation.

                 "GOVERNMENT BODY" means any domestic or foreign national, state or municipal or other local government or multi-nation body (including, without limitation, the European Union), any subdivision, agency, commission, or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority.

                 "HARTWELL SECURED CLAIM" means the Claim arising out of or related to the secured promissory note dated November 13, 1984 issued by the Company in favor of Hartwell, in the original aggregate principal amount of Seven Hundred Fifty Thousand Dollars ($750,000).

                 "HAZARDOUS MATERIAL" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is hazardous or toxic, including, but not limited to (a) asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof) and (b) any such material classified or regulated as "hazardous" or "toxic" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq, Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq, Federal Water Pollution Control Act, as amended by the Clean Water Act of

1977, 33 USC 1251 et seq, Clean Air Act of 1966, as amended, 42 USC 7401 et seq, Toxic Substances Control Act of 1976, 15 USC 2601 et seq, Hazardous Materials Transportation Act, 49 USC App. 1801 et seq, and any similar, implementing or successor law, any similar or analogous state laws and regulations, and any amendment, rule, regulation, order, or directive issued thereunder.

                 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

                 "I.N.A. CLAIM" means the proof of Claim filed on behalf of Insurance Company of North America.

                 "INCREMENTAL BID" means a bona fide offer to the Company to purchase the common stock or the New Stock of the Reorganized Company or the assets of the Company complying with the overbid procedures outlined in Section 3.6.

                 "INITIAL DEPOSIT" has the meaning assigned to that term in
Section 3.6.

                 "LEGAL PROCEEDING" means any judicial, administrative, or arbitral actions, suits, proceedings (public or private), Claims or governmental proceedings.

                 "LIABILITY" means all indebtedness, obligations and other liabilities of any kind, character or description, whether known or unknown, absolute or contingent.

                 "LIEN" means, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind or any agreement to give, or notice of, any of the foregoing.

                 "LITIGATION SETTLEMENT" means the settlement of the adversary proceeding captioned, Official Committee of Unsecured Creditors of NVF Company
v. Victor Posner, et. al., Civil Action No. 94-400 (RRM) pending in the District Court for the District of Delaware pursuant to the terms of that certain Stipulation and Agreement of Compromise and Settlement among the parties hereto and others.

                 "LITIGATION SETTLEMENT PROCEEDS" means proceeds obtained from the Litigation Settlement.

                 "MISCELLANEOUS PRIORITY CLAIMS" means all unsecured Claims against the Company, however arising, entitled to priority under Bankruptcy Code section 507(a).

                 "NEW CASTLE SECURED CLAIM" means the secured Claim of New Castle County against the Company for sewer service provided to the Company's Yorklyn, Delaware plant.

                 "NEW STOCK" means the common stock of the Reorganized Company issued on the Closing Date to the Buyer.

                 "NVF PENSION PLANS" means the following defined benefit plans maintained by the Company: the Frozen Salaried Plan, the Hourly Union Plan, the Broadview Union Plan, the Holyoke Union Plan, the Los Angeles Union Plan, the Parsons Pension Plan and the NVF Canada Plan.

                 "OFF-SITE AND ON-SITE ENVIRONMENTAL LIABILITY" means any Environmental Claim relating in any manner to an environmental condition on or from a site or property owned by NVF or from which it operates ("ON-SITE") or from any other site or property ("OFF-SITE").

                 "OTHER UNSECURED CLAIMS" means all unsecured Claims against the Company, however arising, not entitled to priority under Bankruptcy Code section 507(a), including Claims for Contingent Liabilities, and which are not Claims being assumed pursuant to Section 2.4.

                 "OVERBID SALE" shall have the meaning ascribed to that term in
Section 3.6.

                 "PARSONS" means Parsons Paper Company, Inc., a Delaware corporation, a wholly-owned subsidiary of NVF Canada, which is in turn wholly-owned by the Company.

                 "PBGC" means the Pension Benefit Guaranty Corp.

                 "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, other entity or Government Body.

                 "PETITION DATE" means August 27, 1993.

                 "POSTPETITION ACCRUED WAGES AND OTHER CLAIMS" means Claims arising after the Petition Date for employee related costs incurred in the ordinary course of business, including wages, salaries, commissions, payroll withholdings and contributions to any employee benefit plan.

                 "PURCHASE PRICE" has the meaning assigned to that term in
Section 2.2.

                 "REED SMITH SECURED CLAIM" means the Claim of the law firm Reed, Smith, Shaw & McClay against the Company which is secured by that certain Charging Lien Agreement dated May 18, 1992.

                 "RECAPITALIZATION ALTERNATIVE" means a default plan of reorganization set forth in the Amended Plan as an alternative to the plan contemplated by the sale of the New Stock to the Buyer, which default plan shall be consistent with the terms and conditions of the Litigation Settlement.

                 "REORGANIZED COMPANY" means the Company as reorganized pursuant to the Amended Plan.

                 "SALES AGENT" has the meaning assigned to that term in Section D of the Recitals.

                 "SECURED OR PRIORITY TAX CLAIM" means an Allowed secured or priority Claim for taxes of the kind specified in section 507(a)(8) of the Bankruptcy Code.

                 "10% DEBENTURES" means the subordinated debentures issued by the Company, due November 15, 2003, under an indenture dated as of January 14, 1974 between the Company and Sterling National Bank & Trust Co. of New York, as trustee, and bearing an interest rate of ten percent (10%).

                 "10% SECURED NOTES" means the secured promissory notes issued by the Company, due November 22, 1996, and bearing an interest rate of ten percent (10%).

                 "UNDERFUNDED PENSION CONTINGENT LIABILITY" means contributions required to be made to the NVF Pension Plans to adequately fund accrued benefits under such plans, and to satisfy the requirements of Code sections 401(a) and 412.


                                   SECTION 2

                          PURCHASE AND SALE OF SHARES

         2.1 Purchase and Sale of New Stock. Subject to the terms and conditions of this Agreement and the Amended Plan, on the Closing Date, the Company shall issue or cause to be issued to the Disbursing Agent the New Stock. On the Closing Date, the Buyer shall pay the Cash Purchase Price to the Disbursing Agent, pursuant to Section 2.2, and the Disbursing Agent shall sell and deliver the New Stock to the Buyer on the terms and conditions of this Agreement.

         2.2 Purchase Price. The total consideration (the "PURCHASE PRICE") for the purchase of the New Stock shall be (a) US$24.5 Million cash (the "CASH PURCHASE PRICE") and (b) the assumption by Reorganized Company or payment by the Buyer, as the case may be, of the Assumed Liabilities as defined in Section 2.4 herein.

         2.3 Payment of Cash Purchase Price. Upon the execution of this Agreement and entry of an order by the Bankruptcy Court approving this Agreement and the Escrow Agreement, the Buyer shall, by wire transfer of immediately available funds, deposit $24.5 Million cash in an account designated in writing by the Company to the Buyer which funds will be held and released in accordance with the terms of the Escrow Agreement.

         2.4 Assumed Liabilities. As part of the Purchase Price for the New Stock, effective as of the Closing Date, in accordance with the terms and conditions of the Amended Plan, the liabilities set forth on Schedule 2.4 (the "ASSUMED LIABILITIES") shall be assumed, paid or otherwise treated, as set forth below:

                 (a)      with respect to the liabilities listed on Schedule
2.4 subsection (A), these liabilities shall be either (i) assumed by the Reorganized Company pursuant to an agreement between the Assumed Claimant, the Company, and the Buyer or (ii) paid in full in cash by the Buyer, or paid in full in cash by the Reorganized Company through any exit financing obtained by the Reorganized Company which funds raised by such financing shall be other than and in addition to the Cash Purchase Price and Litigation Settlement Proceeds, on the Closing Date;

                 (b)      with respect to the liabilities listed on Schedule
2.4 subsection (B), these liabilities either shall be(i) assumed by the Reorganized Company pursuant to an agreement between the Assumed Claimant, the Company and the Buyer reached no later than 20 days after the Final Auction Date; or (ii) paid in full in cash by the Buyer, or paid in full in cash by the Reorganized Company through any exit financing obtained by the Reorganized Company which funds raised by such financing shall be other than and in addition to the Cash Purchase Price and Litigation Settlement Proceeds, on the Closing Date;

                 (c) with respect to the liability listed on Schedule 2.4 subsection (C), this liability shall be either (i) assumed by the Reorganized Company pursuant to an agreement between the Assumed Claimant, the Company and the Buyer or (ii) paid a cash distribution by the Buyer or by the Reorganized Company through any exit financing obtained by the Reorganized Company, which funds raised by such financing shall be other than and in addition to the Cash Purchase Price and Litigation Settlement Proceeds equal to the percentage cash distribution paid to holders of Allowed Other Unsecured Claims under the Amended Plan;

                 (d)      with respect to the liabilities listed on Schedule
2.4 subsection (D)(1), these liabilities shall be assumed by the Reorganized Company pursuant to the Amended Plan and paid by the Reorganized Company in the ordinary course of business; with respect to the liabilities listed on Schedule
2.4 subsection (D)(2), these liabilities either shall be (x) assumed by the Reorganized Company pursuant to an agreement between the Assumed Claimant, the Company and the Buyer or (y) paid in full in cash by the Buyer or paid in full in cash by the Reorganized Company through any exit financing obtained by the Reorganized Company, which funds raised by such financing, shall be other than and in addition to the Cash Purchase Price and the Litigation Settlement Proceeds, on the Closing Date;

                 (e)      with respect to the liabilities listed on Schedule
2.4 subsection (E)(1), these liabilities shall be assumed by the Reorganized Company and paid in the normal course of business pursuant to the Amended Plan. With respect to the liabilities listed on Schedule 2.4 subsection (E)(2), when these Claims become Allowed, due and payable, they shall be (x) paid a percentage distribution equal to the percentage cash distribution paid to holders of Allowed Other Unsecured Claims under the Amended Plan, if the assumed Claims are not entitled to priority or secured, or (y) paid in full in cash, if the assumed Claims are entitled to priority or to the extent secured. The liabilities on Schedule 2.4 subsection (E)(2) shall be paid (a) if Allowed, due and payable prior to the Effective Date, by the Buyer, or by the Reorganized Company, with funds provided by the Buyer, which funds shall be other than and in addition to the Cash Purchase Price and the Litigation Settlement Proceeds, on the Closing Date, or (b) if Allowed and due and payable after the Effective Date, by the Reorganized Company.

                 (f)      (i) with respect to the liabilities listed on
Schedule 2.4 subsection (F), these liabilities either shall be (i) assumed by the Reorganized Company pursuant to an agreement between the Assumed Claimant, the Company, and the Buyer or (ii) paid in full in cash by the Buyer or the Reorganized Company, with funds provided by the Buyer, which funds shall be other than and in addition to the Cash Purchase Price and the Litigation Settlement Proceeds, on the Closing Date; and

                 (g) to the extent the Assumed Liabilities fluctuate in value from the estimates listed on Schedule 2.4, the Reorganized Company or Buyer shall assume all the risk or realize all the benefit of such fluctuation.

                 (h) whenever an option as to the payment, treatment or assumption of an Assumed Liability exists, the option may be exercised by the Buyer or Reorganized Company, provided, however, that five (5) Business Days before the first scheduled date for a confirmation hearing on the Amended Plan, the Buyer or the Reorganized Company must provide written evidence to the Company and the Committee of the agreement reached with respect to the treatment of the Assumed Liability, otherwise such option as to the payment, treatment or assumption shall be waived notwithstanding the requirements of Section 12.6.

                                   SECTION 3

                               BANKRUPTCY MATTERS

         3.1     Amended Plan and Amended Disclosure Statement.



                 (a) Not later than thirty (30) days after the Final Auction Date (unless such date is extended by mutual written consent of the Company, the Committee and the Buyer), the Company and the Committee shall jointly file with the Bankruptcy Court the Amended Disclosure Statement and the Amended Plan, together with any papers required or desirable (as reasonably determined by the Company, the Committee and the Buyer or ordered by the Bankruptcy Court or required by law) in order to obtain a Final Order approving the Amended Disclosure Statement. The Amended Plan and the Amended Disclosure Statement shall be consistent with this Agreement. The Buyer shall have an opportunity to participate in the preparation and review of drafts of the Amended Plan. The Company and the Committee shall make good faith efforts to deliver to the Buyer a copy of the Amended Disclosure Statement and each other document (and each amendment or modification thereto) proposed to be filed and as filed by the Company and/or the Committee in connection with the Amended Disclosure Statement and the Amended Plan, including the proposed form of the Confirmation Order in substantially the form proposed to be filed as soon as practicable, but in any event, three (3) Business Days, if practicable, prior to such filing, and a copy of the Confirmation Order as filed with the Bankruptcy Court.

                 (b) Subsequent to the filing of the Amended Disclosure Statement and the Amended Plan, the Company and the Committee shall file any amendment to the Amended Disclosure Statement or the Amended Plan reasonably requested by the Buyer and necessary to effect the transactions contemplated by this Agreement.

                 (c) The Company and the Committee shall use their best efforts to obtain prompt approval by the Bankruptcy Court of the Amended Disclosure Statement under section 1125 of the Bankruptcy Code.



         3.2 Confirmation Order. Upon approval of the Amended Disclosure Statement by the Bankruptcy Court, the Company and the Committee shall use their best efforts to obtain (and shall refrain from taking any action that would prevent, impede or result in a revocation or stay of) the entry by the Bankruptcy Court of an order, in form and substance satisfactory to the Buyer, confirming the Amended Plan pursuant to section 1129 of the Bankruptcy Code.

         3.3     Bankruptcy Undertakings by the Company.

                 (a) The Company, the Committee and the Buyer shall use their best efforts to effect the transactions contemplated by this Agreement and to confirm and consummate the Amended Plan expeditiously. The Company and the Committee shall refrain from proposing an alternative Amended Plan until this Agreement is terminated by the Company, the Committee or the Buyer in accordance with its terms. In no event shall any of the obligations of the Committee hereunder be a financial obligation of the Committee and the Committee has no financial obligations under this Agreement.

                 (b) If the Bankruptcy Court determines or states that it will not enter an order confirming the Amended Plan because any provision of the Amended Plan violates any provision of the Bankruptcy Code, then the Company and the Committee shall consult with the Buyer and, at the request of the Buyer, shall modify the Amended Plan (including deletion of any such provision) in a manner consistent with this Agreement and acceptable to the Company, the Committee, and the Buyer so as to render the Amended Plan confirmable under the Bankruptcy Code and so long as the impediment to confirmation is not caused by the Buyer or cannot be remedied by the Buyer without increasing its financial obligations under this Agreement. This Agreement may only be terminated consistent with the provisions of Section 9 hereof.

         3.4 Bankruptcy Undertakings by the Buyer. The Buyer agrees to use its best efforts to cooperate with the Company and the Committee to effectuate this Agreement as promptly as practicable, including but not limited to (i) providing the Company or the Committee with such information relating to the Buyer as may be necessary or appropriate in connection with the preparation of the Amended Disclosure Statement or Amended Plan and (ii) providing a senior officer of the Buyer to attend and participate in hearings before the Bankruptcy Court related to this Agreement, the Amended Disclosure Statement and the Amended Plan.



         3.5 Terms of the Amended Plan. The Amended Plan shall be proposed jointly by the Company and the Committee and shall contain terms and conditions reasonably satisfactory to the Buyer, the Company and the Committee, and include the following provisions:

                 (a) Distribution Fund - The Amended Plan shall provide for the establishment of the Distribution Fund. All Allowed Claims not listed on
Schedule 2.4 and listed on Schedule 3.5 shall be paid from proceeds in the Distribution Fund plus consideration, if any, as otherwise provided in Section 3.5(g);

                 (b) Debtor In Possession Financing - The Company's CIT DIP Financing shall be treated as set forth in Section 2.4 herein;

                 (c) Administrative Claims - All Allowed Administrative Claims shall be paid in cash from the Distribution Fund on the Closing Date as required pursuant to section 1129(a) of the Bankruptcy Code;

                          To the extent the Committee has concluded that
Administrative Claims of its current and former members, the professionals retained by the Committee, and the indenture trustees are reasonable and the services performed were necessary, and that the allowance of their compensation otherwise complies with all applicable provisions of the Bankruptcy Code, neither the Buyer nor any successor to the Buyer shall object to the payment of such claims. Similarly, to the extent the Company has concluded that Administrative Claims of its professionals are reasonable and the services performed were necessary, and that the allowance of their compensation otherwise complies with all applicable provisions of the Bankruptcy Code, neither the Buyer nor any successor to the Buyer shall object to the payment of such claims. Finally, to the extent the Sales Agent seeks fees in accordance with its retention agreement and such fees are reasonable and the services performed were necessary and that the allowance of its compensation otherwise complies with all applicable provisions of the Bankruptcy Code, neither the Buyer nor any successor to the Buyer shall object to the payment of such claims;

                 (d) Postpetition Unsecured Claims - The Allowed postpetition unsecured Claims set forth in Schedule 2.4 shall be treated as set forth in Section 2.4 herein;

                 (e) Priority Claims - The Allowed priority Claims set forth in Schedule 2.4 shall be treated as set forth in Section 2.4 herein;

                 (f) Secured Prepetition Claims - The Allowed secured prepetition Claims set forth in Schedule 2.4 shall be treated as set forth in
Section 2.4 herein;

                 (g) Unsecured Prepetition Claims - The Allowed unsecured prepetition Claim listed on Schedule 2.4(C) shall be treated in accordance with
Section 2.4 herein.  The Allowed Other

Unsecured Claims listed on Schedule 3.5(B) shall be paid pro rata from the Distribution Fund as required by section 1129(a) of the Bankruptcy Code;

                 (h) Contingent Claims - Allowed Contingent Liabilities Claims listed on Schedule 2.4(E) shall be treated as set forth in Section 2.4 herein and all other contingent Claims, if Allowed, shall be treated as set forth in Section 3.5;

                 (i) Equity Holders - All existing shares of common stock held by shareholders shall be canceled, as set forth in the Amended Plan;

                 (j) Executory Contracts - The executory contracts listed on Schedule 3.5(j) shall be assumed by the Reorganized Company pursuant to the Amended Plan. Any executory contracts not listed on Schedule 3.5(j) shall be rejected by the Company pursuant to the Amended Plan. Any Allowed Claims arising from such rejection shall be treated as required by the Bankruptcy Code;

                 (k) Exculpation - The Amended Plan shall contain customary exculpation provisions for the benefit of the Company, the Committee and their respective professionals;

                 (l) Disputed Claims Reserve - The Amended Plan and its confirmation shall not contemplate or require a disputed Claims reserve in excess of One Million Five Hundred Thousand Dollars ($1,500,000). This condition may be waived on a Claim by Claim basis by the Committee; and

                 (m) Recapitalization Plan - The Amended Plan shall also provide for a Recapitalization Alternative to be employed only in the event this Agreement is terminated, which shall be consistent with the terms and conditions of the Litigation Settlement.

         3.6 Overbid Procedures. Buyer acknowledges that the Company's obligation to consummate this Agreement is subject to higher or better offers for the shares of common stock or New Stock of the Reorganized Company or the assets of the Company presented to the Sales Agent (the "OVERBID SALE"). The Buyer, the Company and the Committee agree that any Incremental Bid must offer consideration having a fair market value, as determined by the Sales Agent, initially at least Two Hundred Thousand Dollars ($200,000) higher or better than the Cash Purchase Price and must be evidenced by an initial deposit of Three Million Dollars ($3,000,000) (the "INITIAL DEPOSIT"). The Initial Deposit shall be (i) fully refundable within eleven (11) days of the determination by the Bankruptcy Court that such Incremental Bid is not the highest and best bid; (ii) fully refundable within twenty-five (25) days of its submission if the Bankruptcy Court fails to make a determination that the Incremental Bid is the highest and best bid; and (iii) subject to forfeiture in the event such bidder withdraws its Incremental Bid. The party or entity who is deemed by the Sales Agent to have submitted the highest and best bid (if other than the Buyer) shall immediately deposit an additional One Million Dollars ($1,000,000) (the "FINAL DEPOSIT") with the
Sales Agent. The Final Deposit and the Initial Deposit shall be subject to forfeiture in the event such bidder withdraws its Incremental Bid. In addition, the Incremental Bid shall:

                 (a)      have no financial contingencies;

                 (b) be accompanied by written evidence satisfactory to the Sales Agent of a commitment for financing or other evidence of ability to consummate the overbid;

                 (c) not be conditioned on the outcome of any unperformed due diligence by the bidder;

                 (d) include in its terms the assumption of all contingent environmental liabilities; and

                 (e) be accompanied by a marked-up version of this Agreement or another definitive written agreement setting forth the terms and conditions of such Incremental Bid.

Any subsequent Incremental Bid must offer consideration at least equal to Fifty Thousand Dollars ($50,000) more than the highest then pending Incremental Bid.


                                   SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

                 The Buyer represents and warrants to the Company as follows:

         4.1 Authorization and Enforceability. The Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Buyer has taken all action necessary to authorize its execution, delivery and performance of this Agreement and all other agreements and instruments reasonably necessary to complete the transactions contemplated by this Agreement and has full power and authority to enter into this Agreement and such other agreements and carry out the terms hereof and thereof. The Buyer has duly executed and delivered this Agreement and at or prior to the Closing it will be the valid and binding obligation of the Buyer enforceable in accordance with its terms, except as enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally or by the availability of equitable remedies.

         4.2 Compliance. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions described in this Agreement will not conflict with or result in the breach of any of the terms or provisions of or constitute a default under: (a) the articles of incorporation or bylaws of the Buyer; (b) any note, indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which the Buyer is a party or by which the Buyer is bound; (c) any statute or any order, rule or regulation or any decision of any court or regulatory authority or Government Body applicable to the Buyer; or (d) any investing guidelines or limitation to which the Buyer is bound.

         4.3 Consents. Except as set forth on Schedule 4.3, no consent, approval, authorization, order, designation or declaration of any court or regulatory authority or Government Body, federal or other, or third person is required to be obtained by the Buyer nor is any filing or registration required to be made therewith by the Buyer for the consummation of the transactions contemplated by this Agreement. The Buyer has obtained, or shall have obtained prior to the Closing, all consents, authorizations or approvals of any third parties required in connection with the execution, delivery or performance of this Agreement (other than any filings required under the HSR Act). The Buyer has made or will make all registrations or filings with any Government Body required for the execution or delivery of this Agreement and the consummation of the transactions contemplated hereby.

         4.4 Legal Proceedings. There are no claims, actions, suits, inquiries, investigations or proceedings pending or threatened against the Buyer relating to the transactions contemplated hereby before any federal, state or local court or other Government Body or regulatory authority, United States or foreign.

         4.5 Brokers. The Buyer has no obligation to pay any fees or commissions to any broker, finder, agent or other intermediary in connection with the negotiation or consummation of the transactions contemplated hereby. Neither the Company, the Committee nor the Reorganized Company shall be responsible for any such obligations of the Buyer.

         4.6 Purchase Not for Distribution. The Buyer acknowledges that the shares of New Stock have not been and will not be registered under the Securities Act of 1933, as amended, or under any state or foreign securities law. Buyer is purchasing the New Stock for its own account and not with a view to distribution. Subject to the requirements of Section 12.1, Buyer agrees that it cannot otherwise assign the New Stock or its rights to the New Stock to any entity other than an affiliate of the Buyer, provided, the identity of the affiliate is disclosed to the Company and the Committee ten (10) Business Days prior to assignment. Buyer will not resell, transfer, assign or distribute the New Stock, except in compliance with the registration requirements of the Securities Act of 1933, as amended, to the extent applicable, or pursuant to an available exemption therefrom.

         4.7 Investigation by the Buyer. The Buyer acknowledges that (a) it has made an investigation into the Company and the Business and has been offered the opportunity to ask such questions of appropriate officers of the Company relating to the Company as it deems appropriate to enter into this Agreement, and (b) it is entering into this Agreement freely.

         4.8 As-Is Sale; Limitation on Company's Representations. THE BUYER IS A SOPHISTICATED AND EXPERIENCED INVESTOR AND HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY. BUYER ACKNOWLEDGES AND AGREES THAT IT HAS REVIEWED AND CONDUCTED SUCH INDEPENDENT ANALYSES, STUDIES, REPORTS, INVESTIGATIONS AND INSPECTIONS AS IT DEEMS APPROPRIATE IN CONNECTION WITH THE PURCHASE OF THE NEW STOCK AND THE ASSUMPTION OF THE ASSUMED LIABILITIES. THE NEW STOCK IS PURCHASED AND SOLD "AS IS."

         4.9 Financing. The Buyer acknowledges that its obligations contained herein are not subject to Buyer's obtaining financing.

         4.10 No Misrepresentations. No written representation or warranty of the Buyer and no statement or certificate furnished to the Company or any of its agents by or on behalf of the Buyer or any of its directors, officers, employees or agents pursuant to this Agreement or any other document contemplated or required hereby or thereby in connection with the transactions contemplated herein or therein contains or will contain any untrue statement of a material fact or omit to state any material statement of fact necessary to make the statements contained herein or therein not misleading. All schedules, certificates, affidavits, documents and instruments furnished, or to be furnished, by the Buyer or any of its directors, officers or employees in connection with this Agreement, are and will be true and complete in all material respects, and neither this Agreement nor any schedule, certificate, affidavit, document or instrument furnished or to be furnished by the Buyer or any of its directors, officers or employees in connection with this Agreement, or any other transaction contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary in order to make the statements included herein or therein not misleading.

         4.11 Financial Ability of Buyer to Consummate Transaction. Buyer has sufficient financial capability and capitalization to consummate the transaction contemplated herein, including, but not limited to, the obligations with respect to the Assumed Liabilities and to the extent the Buyer requires additional capitalization as provided above, Buyer has entered into an agreement with Security Management Corporation pursuant to which Security Management Corporation is obligated to provide any credit enhancement necessary to consummate the transaction herein.

                                   SECTION 5

                     COVENANTS OF THE COMPANY AND THE BUYER

         The Buyer and the Company covenant and agree that they will act in accordance with the following:

         5.1 Expenses. All professional fees and expenses incurred by the Company and the Committee in connection with the sale of the New Stock shall be paid by the Company in accordance with Section 6.4 and thereafter out of the Distribution Fund subject to the provisions of the Bankruptcy Code. All fees and expenses incurred by the Buyer in connection with the purchase of the New Stock shall be paid by the Buyer.

         5.2 Access to Business. Prior to the Closing Date, the Company shall, at the Buyer's request, afford or cause to be afforded to the Buyer and its authorized representatives reasonable access during normal business hours to the Business for the purpose of inspecting the Business. The Buyer shall treat, and shall cause all of its authorized representatives to treat, all information obtained pursuant to this Section and Section 5.3 as confidential in accordance with the Confidentiality Agreement, which the Buyer shall enter into upon the request of the Company or the Committee.

         5.3 Access to Books and Records. Prior to the Closing Date, the Company shall afford to the Buyer and its accountants, counsel and other representatives reasonable access during normal business hours to all of the properties, books, contracts, commitments and records (including but not limited to tax returns) relating to the Business ("BUSINESS RECORDS"), and, during such period, the Company shall furnish to the Buyer all such other information concerning the Business, properties and personnel of the Business as the Buyer may reasonably request. After the Closing, the Reorganized Company shall keep and maintain for a period of six (6) years from the Closing Date all documents and records relating to the Business. Upon request, Reorganized Company shall make such documents and records available to the Estate for inspection and copying, at the Estate's expense, during regular business hours in order to permit the Estate to (i) prepare for, dispute or respond to any Claim or proceeding, including, without limitation, audits in connection with tax returns or proceedings under the Code or the Bankruptcy Code and (ii) comply with governmental requirements applicable to the Company; provided, however, that any such inspection pursuant to this Section shall be conducted in such a manner so as not to unreasonably interfere with the normal course of the Business by the Reorganized Company.

         5.4 Financial Information. The Company shall provide to the Buyer any and all periodic financial statements and operating reports of the Company prepared by the Company.

         5.5     Consummation and Further Assurances.

                 (a) During the period from the date of this Agreement to the Closing Date and without limiting the effect of Section 3, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things proper, necessary or advisable under applicable law and regulations to consummate and make effective the transactions contemplated by this Agreement, including the obtaining of third party and governmental consents and approvals. The parties hereto shall provide to each other the necessary information to effect the foregoing.

                 (b) Each of the parties shall take such actions and execute and deliver to the other party such further documents, instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel to the requesting party, may be necessary to fully and completely consummate the transactions contemplated by this Agreement.

                                   SECTION 6

            ADDITIONAL AGREEMENTS BETWEEN THE BUYER AND THE COMPANY

         6.1 Conduct of Business Pending Closing. The Company covenants and agrees that, prior to the earlier of the Closing or termination of this Agreement, except as otherwise agreed to in writing by the Buyer, as required by law or otherwise expressly contemplated by this Agreement:

                 (a) The Company shall cause the Business to be conducted in the ordinary course of business and consistent with past practice, and shall use all reasonable efforts to maintain and preserve the assets and business relationships of the Business; and

                 (b) The Company shall comply in all material respects with all applicable laws, statutes, rules, ordinances, and regulations, the compliance with which is required for consummation of this Agreement.

         6.2 Transfer or Sales Taxes. All taxes shall be paid in accordance with applicable law.

         6.3 Hart-Scott-Rodino. The Buyer and the Company shall each as soon as practicable prepare and file with the Antitrust Division of the Federal Trade Commission all reports required to be filed in connection with the transactions contemplated hereby pursuant to the HSR Act.

         6.4 Payment of Administrative Expenses Prior to Closing. The Company hereby covenants and agrees that it will pay, on a pro-rata basis, outstanding and unpaid professional fees which have been previously incurred by professionals retained by the Company or the Committee and approved by the Bankruptcy Court, at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per month from the date of execution of this Agreement until the Closing Date out of cash generated by the Company and not out of the Cash Purchase Price or the Litigation Settlement Proceeds.


                                   SECTION 7

                     CONDITIONS TO OBLIGATIONS OF THE BUYER

                 The obligations of the Buyer to purchase the New Stock and the Reorganized Company or the Buyer to assume or pay, as the case may be, the Assumed Liabilities under this Agreement are subject to satisfaction or written waiver of each of the following conditions:

         7.1 Delivery of Shares and Other Documents. Upon consummation of the Closing, Buyer shall receive good and marketable title to the New Stock, free and clear from Liens.

         7.2 Change of Law. There shall not be any statute, rule or regulation promulgated or enacted which makes it illegal for the Company to sell the New Stock or any order or judgment enjoining the Company from consummating all or any portion of the transactions contemplated hereby.

         7.1 Entry of the Confirmation Order; Consummation of the Plan. The Amended Plan shall have been confirmed by the Bankruptcy Court without any material alterations that have a material adverse effect on the Buyer and the Confirmation Order shall have become a Final Order. Additionally, the Confirmation Order shall be in full force and effect on the Closing Date and, without the necessity of any further action or proceedings by the Company, the Bankruptcy Court shall have (x) as of the Closing Date, effected a full and complete discharge and release of, and thereby extinguished, all debts of the Company (to the fullest extent possible under section 1141(d)(1) of the Bankruptcy Code) to the extent specified in the Amended Plan and consistent with this Agreement, (y) extinguished all shares of common stock of the Company, effected the issuance of the New Stock to the Buyer as registered owner thereof, free and clear of all Claims and interests of claimants and Liens in accordance with the Amended Plan and the Confirmation Order.

         7.4 Governmental Approvals. All authorizations, consents and approvals of all Government Bodies and regulatory authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained and be reasonably satisfactory in form and content to the Buyer. The applicable waiting period under the HSR Act, if applicable, with respect to the transactions contemplated by this Agreement shall have expired or been terminated by appropriate governmental authorities.

         7.5 Adverse Proceedings. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction against the consummation of this Agreement.


                                   SECTION 8

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

                 The obligations of the Company to sell, issue, and deliver the New Stock under this Agreement are subject to satisfaction or waiver of each of the following conditions:

         8.1 Governmental Approvals. All authorizations, consents and approvals of all Government Bodies and regulatory authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained and be reasonably satisfactory in form and content to the Company. The applicable waiting period under the HSR Act, if applicable, with respect to the transactions contemplated by the

Agreement shall have expired or been terminated by appropriate governmental authorities.

         8.2 Representations, Warranties and Covenants. All representations and warranties of the Buyer made in this Agreement shall in all material respects be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date, except for changes contemplated, permitted or required by this Agreement. On the Closing Date, all of the terms, covenants, conditions and agreements to be complied with and performed by the Buyer on or prior to the Closing shall in all material respects have been complied with or performed.

         8.3 Adverse Proceedings. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction against the consummation of this Agreement.

         8.4 Cash Purchase Price. The Buyer shall have delivered the Cash Purchase Price to the Escrow Agent and the Escrow Agent shall have delivered the Cash Purchase Price to the Disbursing Agent pursuant to the Confirmation Order and in accordance with this Agreement.

         8.5 Higher or Better Offers. The Company shall not have received and accepted an Incremental Bid or a subsequent Incremental Bid from another buyer.

         8.6 Entry of the Confirmation Order; Consummation of the Plan. The Amended Plan shall have been confirmed by the Bankruptcy Court and the Confirmation Order shall have become a Final Order.


                                   SECTION 9

                                  TERMINATION

         9.1 Right of Parties to Terminate. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written agreement of the Company, the Committee and the Buyer; (b) by either the Company, with the consent of the Committee, or the Buyer if by Final Order the Company or the Buyer is enjoined (through no action or inaction of Buyer) from consummating this Agreement; (c) by either the Company, with the consent of the Committee, or the Buyer if the Closing shall not have occurred 30 days after the Confirmation Order becomes a Final Order; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (c) shall be permitted to do so only if the delay in the Closing shall not have resulted from the failure of such party to comply with any of the terms of this

Agreement or from the inaccuracy of any representation or warranty of such party; (d) by the Company, with the consent of the Committee, if the Buyer is in breach of any material provision of this Agreement and the Buyer fails to cure such breach within ten (10) Business Days of receiving written notice thereof; (e) by the Buyer if either the Company or the Committee is in breach of any material provision of this Agreement and such party fails to cure such breach within ten (10) Business Days of receiving written notice thereof; (f) by either the Company, with the consent of the Committee, or the Buyer if the Case shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, or a trustee shall be appointed in the Case unless the Chapter 7 trustee or the Chapter 11 trustee, as the case may be, within twenty (20) days of his or her appointment, agrees to honor the terms of this Agreement;
(g) by the Buyer, in the event the Amended Plan is altered in such a manner that the alteration has a material adverse effect on the Buyer; (h) by the Buyer, in the event the Overbid Sale as set forth in Section 3.6 herein is not completed within thirty (30) days of the date this Agreement is approved by the Bankruptcy Court; or (i) by the Buyer, in the event the Buyer's bid is not deemed to be the highest and best bid within thirty-five (35) days of the commencement of the Overbid Sale. If the Buyer or the Company decides to terminate this Agreement pursuant to this Section 9.1, such party shall promptly give written notice to all other parties to this Agreement of such decision.

         9.2     Effect of Termination on Funds Held in Escrow.  In the event of
(i) a termination of this Agreement pursuant to Section 9.1 (b) which termination results from Buyer's acts or failure to act or (ii) a termination of this Agreement by the Company pursuant to Section 9.1 (c) which delay results from Buyer's acts or failure to act or from the inaccuracy of any representation or warranty of the Buyer, or (iii) a termination of this Agreement by the Company pursuant to Section 9.1 (d), the Company and the Committee shall direct the Escrow Holder (i) to retain the amount of $3 Million for the benefit of the Estate as liquidated damages and the parties shall be released from all liabilities and obligations arising under this Agreement and (ii) to deliver the balance of the Cash Purchase Price plus interest accrued thereon, net of escrow fees and expenses, to the Buyer.

         9.3 Effect of Termination Due to Breach by the Company or the Committee. In the event of (i) a termination of this Agreement by the Buyer pursuant to Section 9.1 (c) which delay results from the Company's or the Committee's acts or failure to act or (ii) a termination of this Agreement by the Buyer pursuant to Section 9.1 (e), at the election of Buyer, (i) the Company shall pay to the Buyer the amount of Two Hundred Fifty Thousand Dollars ($250,000) as liquidated damages, and the parties shall be released from all liabilities and obligations arising under this Agreement or (ii) Buyer shall have the right to specific performance under the terms of this Agreement. The Company and the Committee each acknowledges and agrees that specific performance is an appropriate remedy in the event of a breach of Section 9.1 (c) or 9.1 (e) as such a breach would (i) cause great and irreparable harm and injury to the Buyer and (ii) make it extremely difficult to ascertain the amount of compensation which would afford adequate relief for such harm and injury.


                                   SECTION 10

                                    CLOSING

         10.1 Time and Place of Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of Baker & McKenzie, 805 Third Avenue, New York, New York 10022 or LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, as agreed to by the parties, unless any other location is agreed to in writing by the parties, within five (5) Business Days after the Confirmation Order becomes a Final Order or such other date as shall be agreed to by the parties (the "CLOSING DATE").

         10.2 Obligations of the Company at Closing. At the Closing, the Company shall deliver or cause to be delivered the following documents, and take such other actions as are identified below:

                 (a) all stock certificates, with all necessary stock transfer stamps affixed, representing the New Stock duly endorsed in blank or accompanied by duly executed instruments of transfer, or registered in the name of the Buyer; and

                 (b) all other documents and instruments to be executed or prepared by the Company or the Committee necessary to consummate the transactions contemplated by this Agreement.

         10.3 Obligations of the Buyer at Closing. At the Closing, the Buyer shall deliver or cause to be delivered the following documents, and take such other actions as are identified below:

                 (a)      the Cash Purchase Price to be paid pursuant to Section
2.2;

                 (b) deliver to the Company a certificate, dated the Closing Date and executed by the president and the secretary of the Buyer substantially in the form and to the effect of Exhibit B attached hereto;

                 (c) any documentation required for the assumption of the Assumed Liabilities; and

                 (d) all other documents and instruments to be executed or prepared by the Buyer necessary to consummate the transactions contemplated by this Agreement.

         10.4 Transfer. The conveyance of the New Stock and the simultaneous transfer of control pursuant to this Agreement shall be made "as is, where is," without recourse and except as otherwise specifically provided in this Agreement, without any warranties with respect to such Business, whether express or implied, including but not limited to the implied warranties of merchantability and fitness for a particular purpose.


                                   SECTION 11

                                INDEMNIFICATION

         11.1 Indemnification. From and after the Closing, the Reorganized Company shall indemnify and hold harmless the Company and its officers, the Committee and any of its members and officers and their respective professionals (including officers, directors, partners and employees of such professionals) from and against any and all Liabilities, claims, costs, damages (proximate or consequential) and expenses (including attorneys' fees) which may be made, assessed or otherwise incurred by the Company, its officers, the Committee, or any of its members and their respective professionals arising out of or relating to obligations or Liabilities (fixed or contingent) arising from events occurring post-petition which the Reorganized Company or the Buyer, as the case may be, has agreed to assume or perform pursuant to this Agreement or in connection with the transactions contemplated hereby (including, without limitation, any liability which the Company or its affiliates may incur pursuant to ERISA and any liability to the PBGC). In each instance where there is a claim or potential claim for which the Company or any of its affiliates or the Committee or any of its members and their respective professionals is or may be entitled to seek indemnification, the Company, the Committee or its members shall notify the Buyer in writing of such claim and shall furnish to the Buyer copies of all notices, service of process, pleadings and other pertinent written communications from the party asserting such claim. The Reorganized Company shall promptly defend, pay, discharge, compromise or settle such claim at the Reorganized Company's expense, in such manner that neither the Company, the Committee, any of its members, any of the Company's affiliates nor their business, equipment, property or other assets, shall suffer any hindrance, loss, expense, interference, jeopardy, lien, judgment, attachment, notice of violation, injunction or judicial or other order.

                                   SECTION 12

                                OTHER PROVISIONS

         12.1 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in the Confirmation Order, no party hereto may voluntarily or involuntarily assign such party's interest under this Agreement without the prior written consent of the other parties.

         12.2 Survival. The representations and warranties in this Agreement shall not survive the Closing. All other obligations under this Agreement shall survive the Closing.

         12.3 Entire Agreement. This Agreement and the Schedules and Exhibits referred to herein constitute the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein.

         12.4 Amendment, Waiver. The provisions of this Agreement may be amended or waived by the Company only after consultation with the Committee and by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought. Any waiver of any term or condition of this Agreement or any breach hereof shall not operate as a waiver of any other such term, condition or breach, and no failure to enforce any provision hereof shall operate as a waiver of such provision or of any other provision hereof.

         12.5 Headings, Sections, References. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. Whenever "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

         12.6 Waiver. No failure or delay by any party at any time to enforce one or more of the terms, conditions or obligations of this Agreement shall constitute a waiver of such terms, conditions or obligations or shall preclude such party from requiring performance by the other party at any time. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

         12.7 Governing Law, Jurisdiction. The construction and performance of this Agreement will be governed by the laws of the State of Delaware. The Bankruptcy Court shall have exclusive jurisdiction with regard to all matters relating to the interpretation and enforcement of this Agreement for a period of two years following the Closing. Thereafter, jurisdiction shall lie in any court of competent jurisdiction.

         12.8 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement (a) shall be in writing; (b) shall be delivered personally, including by means of facsimile, overnight express delivery, or mailed by registered or certified mail, postage prepaid and return receipt requested; (c) shall be deemed given on the date of personal delivery or on the date set forth on the return receipt; and (d) shall be delivered or mailed to the addresses set forth below or to such other address as any party may from time to time direct in writing:


                 (a)      If to the Buyer:

                          First Security and Investment Corp.
                          6917 Collins Avenue
                          Miami Beach, Florida 33141
                          Fax:  (305) 865-3346
                          Attention:  Donald J. Glazer

                 with a copy to:

                          Stroock & Stroock & Lavan
                          200 S. Biscayne Boulevard
                          33rd Floor
                          Miami, Florida 33131
                          Fax:  (305) 789-9302
                          Attention:  Scott L. Baena, Esq.

                 (b)      If to the Company:

                          NVF Company
                          1166 Yorklyn Road
                          Yorklyn, Delaware 19736
                          Fax:  (619) 239-4323
                          Attention: John J. McNaboe
                 with a copy to:

                          Baker & McKenzie
                          101 West Broadway, Twelfth Floor
                          San Diego, California 92101
                          Fax:  (619) 236-0429
                          Attention: Ali M.M. Mojdehi, Esq.

                 (c)  If to the Committee:

                          BEA Associates
                          153 East 53rd Street
                          57th Floor
                          New York, New York 10022
                          Fax:  (212) 759-3772
                          Attention:  Misia K. Dudley

                 with a copy to

                          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                          125 West 55th Street
                          New York, New York 10019-5389
                          Fax:  (212) 424-8500
                          Attention: Angela J. Somers, Esq.



         12.9 Attorneys' Fees. If suit or action is filed by any party to enforce the provisions of this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees as fixed by the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court. For purposes of this Agreement, the term "prevailing party" shall be deemed to include a party that successfully opposes a petition for review filed with an appellate court.

         12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed via facsimile, with originals to follow via overnight courier.





                   [Balance of page intentionally left blank]

               IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day and year first written above.


"Buyer"

First Security and
Investment Corp.
                                            -----------------------------------

                                            Name
                                                 ------------------------------

                                            Title
                                                  -----------------------------

"Company"
NVF Company                                  /s/ John J. McNaboe
                                            -----------------------------------

                                            Name  John J. McNaboe
                                                 ------------------------------

                                            Title
                                                  -----------------------------




"Committee"
                                            -----------------------------------

Official Committee of                       Name
Unsecured Creditors of                           ------------------------------
NVF Company
                                            Chair
                                                  -----------------------------

                                  SCHEDULE 2.4

                              ASSUMED LIABILITIES(1)

                                                                     Estimated
                                                                        Value
                                                                     ---------
A.       CIT DIP FINANCING                                          $8,000,000(2)


B.       SECURED PREPETITION CLAIMS

         Secured or Priority Tax Claim                                 134,000

         New Castle Secured Claim                                    1,582,000

         Reed Smith Secured Claim                                      413,000

         Hartwell Secured Claim                                        136,000

         10% Secured Notes(3)                                        8,225,000

C.       UNSECURED PREPETITION CLAIM

         Environmental Claim for Kennett Square                      1,035,000


D.       POSTPETITION UNSECURED CLAIMS

         (1)   Ordinary Course

               Accounts Payable Postpetition Claim                   2,786,000

               Postpetition Accrued Wages and Other Claims           1,654,000





__________________________________

(1) Except for the 10% Secured Notes, the dollar amounts reflected in this Schedule are estimates and used for illustrative purpose only. They do not definitively reflect the actual amount of the Assumed Liabilities. Consistent with Section 2.4(g) and except for the 10% Secured Notes, the Buyer or the Reorganized Company shall assume such lesser or greater amount of these liabilities as of the Closing Date.

(2) Such amount represents the maximum liability possible under such financing.

(3) Claim reflects accrued amounts for principal and interest under the pending Litigation Settlement pursuant to the Stipulation and Agreement of Compromise and Settlement and may include additional interest as provided for therein.

         (2)   Environmental

               Environmental Postpetition Claim                    1,427,000(4)
                 at Kennett Sq.

E.       CONTINGENT LIABILITIES

         (1)   Employment Related

               Underfunded Pension Contingent Liabilities

               Postpetition Accrued Wages and Other Claims

         (2)   Environmental

               All Environmental Claims, including but not limited to, all Off-Site and On-Site Environmental Liability

F.       PREPETITION PRIORITY CLAIMS

         Miscellaneous Priority Claims                               560,534




-----------------------------
(4) Amount of costs actually incurred through November 8, 1994 by the Environmental Protection Agency. The EPA has informed the Company that it expects to incur additional expenses (approximately $750,000) in connection with this site.

                                  SCHEDULE 3.5

                ESTIMATED CLAIMS PAID FROM THE DISTRIBUTION FUND


(A)      ADMINISTRATIVE CLAIMS (EST.)(1)

         Administrative Claims                                     $ 7,000,000

(B)      OTHER UNSECURED CLAIMS

         5% Debentures                                              48,076,000

         10% Debentures                                             11,697,000

         Miscellaneous Unsecured Claims (including the
         I.N.A. Claim and the Global Financial Claim
         and any accrued pre-petition interest
         on debentures)                                             13,726,000




-----------------------------
(1)      Estimated balance as of May 31, 1995.

                                SCHEDULE 3.5(j)

              EXECUTORY CONTRACTS TO BE ASSUMED UNDER AMENDED PLAN


LEASES

Vehicle Leases                                     Description
--------------                                     -----------
Meridian Leasing, Inc.                     95 Chevy Lumina 2G1WL52M389109858
P.O. Box 16009                             94 Chevy Lumina 2G1WL54T2R1100257
Reading, PA 19612                          93 Chevy Lumina 2G1WL54TXP9253614
                                           93 Chevy Lumina 2G1WL54T2P9166905
                                           93 Chevy Lumina 2G1WL54TXP1162129

Leasit                                     94 Buick Park Ave. 1G4CW52L5RH618537
------
P.O. Box 8500 50015
Philadelphia, PA 19178

Wilmington Trust Company                   95 Chevy Lumina 2G1WL52M959121660
Personal Finance Leasing
P.O. Box 8893
Wilmington, DE 19899-8893

Winner Infinti, Inc.                       94 Infiniti Q45 JNKNG01D8RM264087
1821 Ogletown Road
Newark, DE 019711

GMAC                                       91 Chevy Lumina Van 1GNCU06D6MT135684
P.O. Box 53014                             95 Chevy Lumina Sedan 2G1WL52M798314520
Charlotte, NC 28253-3014

Fork Truck Leases
-----------------

Modern Handling Equipment Co.              Lse. #425 Hyster Model S50XL Lift Truck
P.O. Box 8500 S-1880                       Lse. #424 Big Joe Model PDC 40-130
Philadelphia, PA 19178                     Lse. #426 Big Joe Model PDC 40-130
                                           Lse. #427 Hyster Model H25XM Lift Truck
                                           and Cascade Roll Clamp Model 25F-RC-02A
                                           Lse. #429 Hyster Model H35XM Lift Truck
                                           Lse. #429 Hyster Model H35XM Lift Truck
                                           Lse. #431 Hyster Model H50XM Lift Truck

                                SCHEDULE 3.5(j)

              EXECUTORY CONTRACTS TO BE ASSUMED UNDER AMENDED PLAN
                                   Continued

Fax Machines, Copiers, Postage Machines, etc.
---------------------------------------------

Pitney Bowes Credit Corporation            Lse. #411 Pitney Bowes Mailroom Equip.
P.O. Box 38460                             Lse. #412 Pitney Bowes Fax Machines
Louisville, KY 40233                       Lse. #416 Pitney Bowes Digital Scale
                                           Lse. #423 Pitney Bowes Star 170 Freight
                                           Carrier Management System

Lanier Worldwide, Inc.                     Lse. #418 Lanier Copier Mod. No. 6532
P.O. Box 105533                            Lse. #421 Lanier Copier Mod. No. 6540
Atlanta, GA 30348-5533                     Lse. #417 Lanier Copier Mod. No. 6540
                                           Lse. #420 Lanier Copier Mod. No. 6550
                                           Lse. #419 Lanier Copier Mod. No. 6540
                                           Lse. #432 Lanier Copier Mod. No. 6725

COPELCO                                    Lse. #428 Canon LC 7000 Fax Machine
1313 Riley Industrial Dr.
Moberly, MO 65270

Computers
---------

Meridian Leasing, Inc.                     Lse. #422 IBM AS400 Computer
P.O. Box 16009
Reading, PA 19612

CONTRACTS - SALES REPS

Accurate Plastics                       Advanced Technical Marketing           Amelex, Inc.
91 While Plains Road                    P.O. Box 433                           509 S. Cavalier
Bronxville, NY 10708                    Westford, MA 01886                     Springfield, MO 65802

Atlantic Track & Turnout Co.            Chicago Circuitry Products             Circuit Supply, Inc.
270 Broad Street                        1868 Maine Drive                       815 N. Hwy 169
Bloomfield, NJ 07003                    Elk Grove Village, IL 60007            Minneapolis, MN 55441

Complete Lamina Systems                 Dilecto Materials, Inc.                Dyess Co.
872 S. Milwaukee Avenue #255            4221 Bridgewood Lane                   P.O. Box 9226
Libertyville, IL 60048                  Charlotte, NC 28226                    Ft. Worth, TX 76147

                                SCHEDULE 3.5(j)
              EXECUTORY CONTRACTS TO BE ASSUMED UNDER AMENDED PLAN
                                   Continued


Electronic Technology                   FVN Company                            G&G Industrial Sales
Connection                              P.O. Box 418                           11748 Van Buren St., NE
3101 Montana Lane                       Glastonbury, CT 06033                  Blaine, MN 55434
Claremont, CA 91711

Insul Reps                              Interstate Circuit Products,           JAC Industrial Sales
8330 Woodfield Crossing                 East & West                            229 Aspen Trail Drive
Suite 130                               3040 SW Tenth Street                   Ballwin, MO 63011
Indianapolis, IN 46240                  Pompano Beach, FL 33069

JS Reps Unlimited                       Metro Marketing                        Midwest Composites, Inc.
3820 Valleybrook Road                   P.O. Box 698                           869 E. Schaumburg Road #154
Wilmington, DE 19808                    Boonton, NJ 07005                      Schaumburg, IL 60194

Photo Chemical Systems, Inc.            Foly Products                          Southwood Engineered Materials
105 Forest Drive                        1276 W. 3rd St., Suite 222             P.O. Box 913
Knightdale, NC 27545                    Cleveland, OH 44133                    Hockessin, DE 19707

Tri-Tech & Associates                   West Mark Service                      Thomas Stephens
10128 Crowley Road, Suite J             2562 Seaboard Avenue                   P.O. Box 36386
Crowley, TX 76036                       San Jose, CA 95131                     Dallas, TX 75235

Don Anderson Associates                 C.F. Bunton, Inc.                      Carr & Associates
P.O. Box 410280                         P.O. Box 2588                          9020 C Mendenhall Court
Melbourne, FL 32941                     Phoenix City, AL 36867                 Columbia, MD 21045

Concept Systems, Inc.                   Creative Container Systems             Ergonomic Systems
P.O. Box 1865                           17 Cliffview Drive                     P.O. Box 349
Roswell, GA 30077                       Norwalk, CT 06850                      Independence, MO 64051

Patrick L. Neeley & Associates          Ross Whitehead, Inc.                   Panelectric
110 Willowbrook Lane                    9620 B. Ignace                         44 Sunset Cresent
Mauldin, SC 29662                       Brossard, Quebec J4Y2R4                Hudson Acres, Quebec
                                                                               Canada JOP1HO

Sourcetec
150 Fenside Drive
North York, Ontario
Canada M3A 2V8

                                SCHEDULE 3.5(j)

              EXECUTORY CONTRACTS TO BE ASSUMED UNDER AMENDED PLAN
                                   Continued

CONTRACTS - INTERNATIONAL SALES REPS

C. Bagge's Aksjeselskap                 H&A Company                            Hanma Corporation
Postboks 146                            50 Victoria Avenue #201                P.O. Box 416
2020 Skedsmokorset                      Millbrae, CA 94030                     Yoido, Seoul
Norway                                                                         Korea

Hermes International                    JIT, Inc.                              Latinam Associates
160 Front Street, Apt. 5-G              1260 Lake Boulevard                    2655 Collins Avenue
New York, New York 10038                Suite 221                              Suite 1211
                                        Davis, CA 95616                        Miami, Florida 33140

Mecondor, S.P.A.                        Wayne, S.A.
Via Pierelli, 30                        Pareja 4339
20124 Milano                            Buenos Aires
Italy                                   Argentina


COLLECTIVE BARGAINING AGREEMENT

Agreement between NVF Company and United Paperworkers International - expiration date is April 27, 1996 (covers hourly employees at Delaware and Pennsylvania plants).

AIR EASEMENT

Historic Red Clay Valley
P.O. Box 5787
Wilmington, DE 19808

ORAL EMPLOYMENT CONTRACT

John J. McNaboe
6846 Cypress Cove Circle
Jupiter, Florida 33458

                                  SCHEDULE 4.3

                                 BUYER CONSENTS

                                  EXHIBIT "A"

                                ESCROW AGREEMENT

                                  EXHIBIT "B"

                                  CERTIFICATE

         We, ________________ and _______________, the President and Secretary,
respectively, of First Security & Investment Corp., a Florida corporation (the "Buyer"), do each hereby certify on behalf of Buyer that:

         1) All representations and warranties made or given by Buyer in the Stock Purchase Agreement between First Security & Investment Corp. and NVF Company dated as of October __, 1995, as the same has been amended and restated (the "Agreement"), were true and correct in all material respects when made or given and are true and correct in all material respects on and as of the date hereof.

         2) Attached hereto as Addendum "A" is a true, complete and correct copy of resolutions adopted by the Board of Directors of Buyer with respect to the Agreement and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of Buyer on ___________, 199__, at which a quorum was present and acting throughout. All such resolutions are in full force and effect as of the date hereof in the form in which adopted, and no other resolutions have been adopted by the Board of Directors of Buyer or any committee thereof relating to the Agreement and the transactions contemplated thereby.

         IN WITNESS WHEREOF, Buyer has caused this Certificate to be executed on its behalf by the undersigned on and as of the ___ day of ____________, 199__.




                                       FIRST SECURITY & INVESTMENT CORP.



                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                          President



                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                          Secretary